                                                                    EXHIBIT 4.02

================================================================================

                                  $53,700,000

                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                            SCOVILL HOLDINGS INC.,

                            SCOVILL FASTENERS INC.,

                               PCI GROUP, INC.,

                          RAU FASTENER COMPANY, LLC,

                                 SCOMEX, INC.,

                                 VARIOUS BANKS

                                      and

                           CREDIT AGRICOLE INDOSUEZ,
                            as Administrative Agent

                           UBS AG, STAMFORD BRANCH,
                    as Documentation and Syndication Agent

                                      and

                              WARBURG DILLON READ
                            as Advisor and Arranger



                      ___________________________________

                         Dated as of November 26, 1997
               and amended and restated as of November 30, 1999

                      ___________________________________

================================================================================

                               TABLE OF CONTENTS

                                                                                                                               Page
                                                                                                                               ----
Section 1.  Definitions and Accounting Terms..................................................................................    3
            --------------------------------
            1.01  Defined Terms...............................................................................................    3
                  -------------
            1.02  Computation of Time Periods.................................................................................   32
                  ---------------------------
            1.03  Accounting Terms............................................................................................   32
                  ----------------
Section 2.  Amount and Terms of Credit........................................................................................   32
            --------------------------
            2.01  The Commitments.............................................................................................   32
                  ---------------
            2.02  Minimum Amount of Each Borrowing............................................................................   34
                  --------------------------------
            2.03  Notice of Borrowing.........................................................................................   34
                  -------------------
            2.04  Disbursement of Funds.......................................................................................   34
                  ---------------------
            2.05  Notes.......................................................................................................   35
                  -----
            2.06  Conversions.................................................................................................   36
                  -----------
            2.07  Pro Rata Borrowings.........................................................................................   37
                  -------------------
            2.08  Interest....................................................................................................   37
                  --------
            2.09  Interest Periods............................................................................................   39
                  ----------------
            2.10  Increased Costs, Illegality, Etc............................................................................   40
                  --------------------------------
            2.11  Compensation................................................................................................   42
                  ------------
            2.12  Change of Lending Office....................................................................................   42
                  ------------------------
            2.13  Replacement of Banks........................................................................................   43
                  --------------------
            2.14  Notice of Certain Costs.....................................................................................   44
                  -----------------------
Section 3.  Letters of Credit.................................................................................................   44
            -----------------
            3.01  Letters of Credit...........................................................................................   44
                  -----------------
            3.02  Minimum Stated Amount.......................................................................................   45
                  ---------------------
            3.03  Letter of Credit Requests...................................................................................   45
                  -------------------------
            3.04  Letter of Credit Participations.............................................................................   45
                  -------------------------------
            3.05  Agreement to Repay Letter of Credit Drawings................................................................   47
                  --------------------------------------------
            3.06  Increased Costs.............................................................................................   48
                  ---------------
            3.07  Existing Letters of Credit and Existing Letter of Credit Outstandings.......................................   48
                  ---------------------------------------------------------------------
Section 4.  Commitment Commission; Fees; Reductions of Commitment.............................................................   48
            -----------------------------------------------------
            4.01  Fees........................................................................................................   49
                  ----
            4.02  Voluntary Termination of Unutilized Commitments.............................................................   49
                  -----------------------------------------------
            4.03  Mandatory Reduction of Commitments..........................................................................   50
                  ----------------------------------
Section 5.  Prepayments; Optional Redemption of Term Notes B; Payments; Taxes.................................................   50
            -----------------------------------------------------------------
            5.01  Voluntary Prepayments.......................................................................................   50
                  ---------------------
            5.02  Mandatory Repayments and Commitment Reductions..............................................................   51
                  ----------------------------------------------
            5.03  Method and Place of Payment.................................................................................   58
                  ---------------------------
            5.04  Net Payments................................................................................................   58
                  ------------
Section 6.  Conditions Precedent to Loans on the Initial Term Loan B Borrowing Date...........................................   61
            -----------------------------------------------------------------------
            6.01  Execution of Agreement Notes................................................................................   61
                  ----------------------------
            6.02  Officer's Certificate.......................................................................................   61
                  ---------------------
            6.03  Opinions of Counsel.........................................................................................   61
                  -------------------
            6.04  Corporate Documents; Proceedings............................................................................   62
                  --------------------------------
            6.05  Employee Benefit Plans; Shareholders Agreements; Management Agreements; Employment Agreements; and Debt
                  -------------------------------------------------------------------------------------------------------
            Agreements........................................................................................................   62
            ----------
            6.06  Equity Transactions; Capital Contributions..................................................................   63
                  ------------------------------------------
            6.07  Consummation of the Acquisition.............................................................................   63
                  -------------------------------
            6.08  Security Agreement..........................................................................................   64
                  ------------------
            6.09  Material Adverse Change, Etc................................................................................   65
                  ----------------------------
            6.10  Litigation..................................................................................................   65
                  ----------
            6.11  Fees, Etc...................................................................................................   65
                  ---------
            6.12  Solvency Opinion; Environmental Assessments.................................................................   65
                  -------------------------------------------

            6.13  Insurance Policies........................................................................................     66
                  ------------------
            6.14  Approvals.................................................................................................     66
                  ---------
            6.15  Financial Statements; Projections; Management Letters.....................................................     67
                  -----------------------------------------------------
            6.16  Refinancing...............................................................................................     67
                  -----------
            6.17  Consent Letter............................................................................................     68
                  --------------
            6.18  Mortgage; Title Insurance; Surveys; Etc...................................................................     68
                  ---------------------------------------
            6.19  Initial Borrowing Base Certificate........................................................................     69
                  ----------------------------------
Section 7.  Conditions Precedent to All Credit Events.......................................................................     69
            -----------------------------------------
            7.01  No Default; Representations and Warranties................................................................     69
                  ------------------------------------------
            7.02  Material Adverse Change, Etc..............................................................................     69
                  ----------------------------
            7.03  Litigation................................................................................................     70
                  ----------
            7.04  Notice of Borrowing; Letter of Credit Request; Other Documents............................................     70
                  --------------------------------------------------------------
Section 7A.  Special Conditions Applicable to Additional Term Loan B Borrowings.............................................     71
             ------------------------------------------------------------------
            7A.01  Satisfaction of Consultant Contract Conditions...........................................................     71
                   ----------------------------------------------
            7A.02  Other Circumstances and Conditions.......................................................................     71
                   ----------------------------------
Section 8.  Representations, Warranties and Agreements......................................................................     71
            ------------------------------------------
            8.01  Corporate Status..........................................................................................     72
                  ----------------
            8.02  Corporate Power and Authority.............................................................................     72
                  -----------------------------
            8.03  No Violation..............................................................................................     72
                  ------------
            8.04  Governmental Approvals....................................................................................     73
                  ----------------------
            8.05  Financial Statements; Financial Conditions; Undisclosed Liabilities; Projections; Etc.....................     73
                  -------------------------------------------------------------------------------------
            8.06  Litigation................................................................................................     75
                  ----------
            8.07  True and Complete Disclosure..............................................................................     75
                  ----------------------------
            8.08  Use of Proceeds; Margin Regulations.......................................................................     76
                  -----------------------------------
            8.09  Tax Returns and Payments..................................................................................     76
                  ------------------------
            8.10  Compliance with ERISA.....................................................................................     77
                  ---------------------
            8.11  The Security Documents....................................................................................     78
                  ----------------------
            8.12  Representations and Warranties in Documents...............................................................     79
                  -------------------------------------------
            8.13  Properties................................................................................................     79
                  ----------
            8.14  Capitalization............................................................................................     79
                  --------------
            8.15  Subsidiaries..............................................................................................     80
                  ------------
            8.16  Compliance with Statutes, Etc.............................................................................     80
                  -----------------------------
            8.17  Investment Company Act....................................................................................     80
                  ----------------------
            8.18  Public Utility Holding Company Act........................................................................     80
                  ----------------------------------
            8.19  Environmental Matters.....................................................................................     80
                  ---------------------
            8.20  Labor Relations...........................................................................................     81
                  ---------------
            8.21  Patents, Licenses, Franchises and Formulas................................................................     82
                  ------------------------------------------
            8.22  Indebtedness..............................................................................................     82
                  ------------
            8.23  Restrictions on or Relating to Subsidiaries...............................................................     82
                  -------------------------------------------
            8.24  The Transaction...........................................................................................     83
                  ---------------
            8.25  Leases....................................................................................................     83
                  ------
            8.26  Collective Bargaining Agreements; Tax Allocation Agreements...............................................     84
                  -----------------------------------------------------------
            8.27  Bank Accounts.............................................................................................     84
                  -------------
Section 9.  Affirmative Covenants...........................................................................................     84
            ---------------------
            9.01  Information Covenants.....................................................................................     84
                  ---------------------
            9.02  Books, Records and Inspections............................................................................     88
                  ------------------------------
            9.03  Maintenance of Property and Insurance.....................................................................     88
                  -------------------------------------
            9.04  Corporate Franchises......................................................................................     89
                  --------------------
            9.05  Compliance with Statutes, Etc.............................................................................     89
                  -----------------------------
            9.06  Compliance with Environmental Laws........................................................................     89
                  ----------------------------------
            9.07  ERISA.....................................................................................................     90
                  -----
            9.08  End of Fiscal Years; Fiscal Quarters......................................................................     91
                  ------------------------------------
            9.09  Performance of Obligations................................................................................     91
                  --------------------------
            9.10  Payment of Taxes..........................................................................................     91
                  ----------------

            9.11  Interest Rate Protection..................................................................................      92
                  ------------------------
            9.12  Use of Proceeds...........................................................................................      92
                  ---------------
            9.13  [Intentionally Omitted]...................................................................................      92
                  -----------------------
            9.14  Intellectual Property Rights..............................................................................      92
                  ----------------------------
            9.15  Registry..................................................................................................      92
                  --------
            9.16  Ownership of Subsidiaries.................................................................................      93
                  -------------------------
            9.17  Further Actions...........................................................................................      93
                  ---------------
            9.18  Raw Material Purchases by the Borrower....................................................................      95
                  --------------------------------------
            9.19  Cash Management System....................................................................................      95
                  ----------------------
            9.20  Conditions Subsequent to Initial Credit Event.............................................................      96
                  ---------------------------------------------
            9.21  Post-Closing Covenants....................................................................................      97
                  ----------------------
Section 10.  Negative Covenants.............................................................................................      98
             ------------------
            10.01  Liens....................................................................................................      98
                   -----
            10.02  Consolidation, Merger, Purchase or Sale of Assets, Etc...................................................     100
                   ------------------------------------------------------
            10.03  Dividends................................................................................................     102
                   ---------
            10.04  Leases...................................................................................................     103
                   ------
            10.05  Indebtedness.............................................................................................     103
                   ------------
            10.06  Advances, Investments and Loans..........................................................................     104
                   -------------------------------
            10.07  Transactions with Affiliates.............................................................................     106
                   ----------------------------
            10.08  Capital Expenditures.....................................................................................     107
                   --------------------
            10.09  Fixed Charge Coverage Ratio..............................................................................     107
                   ---------------------------
            10.10  Funded Indebtedness to Consolidated EBITDA...............................................................     108
                   ------------------------------------------
            10.11  Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc...     108
                   ------------------------------------------------------------------------------------------------------
            10.12  Limitation on Certain Restrictions on Subsidiaries.......................................................     110
                   --------------------------------------------------
            10.13  Limitation on Issuance of Capital Stock..................................................................     110
                   ---------------------------------------
            10.14  Business.................................................................................................     111
                   --------
            10.15  Limitation on Creation of Subsidiaries...................................................................     111
                   --------------------------------------
            10.16  Concentration Account; Bank Deposit Accounts.............................................................     112
                   --------------------------------------------
            10.17  Limitation on Creation of Plans..........................................................................     112
                   -------------------------------
            10.18  Negative Pledge..........................................................................................     112
                   ---------------
            10.19  Partnerships, Etc........................................................................................     112
                   -----------------
Section 11.  Events of Default..............................................................................................     113
             -----------------
            11.01  Payments.................................................................................................     113
                   --------
            11.02  Representations, Etc.....................................................................................     113
                   --------------------
            11.03  Covenants................................................................................................     113
                   ---------
            11.04  Default Under Other Agreements...........................................................................     113
                   ------------------------------
            11.05  Bankruptcy, Etc..........................................................................................     113
                   ---------------
            11.06  ERISA....................................................................................................     114
                   -----
            11.07  Security Documents.......................................................................................     115
                   ------------------
            11.08  Parent Guaranty and Subsidiary Guaranty..................................................................     115
                   ---------------------------------------
            11.09  Judgments................................................................................................     115
                   ---------
            11.10  Credit Documents.........................................................................................     115
                   ----------------
            11.11  Change of Control........................................................................................     116
                   -----------------
            11.12  Distributions of Collateral Proceeds; Payments by Guarantors.............................................     116
                   ------------------------------------------------------------
Section 12.  The Administrative Agent and the D&S Agent.....................................................................     117
             ------------------------------------------
            12.01  Appointment..............................................................................................     117
                   -----------
            12.02  Delegation of Duties.....................................................................................     118
                   --------------------
            12.03  Exculpatory Provisions...................................................................................     118
                   ----------------------
            12.04  Reliance by the Administrative Agent and the D&S Agent...................................................     119
                   ------------------------------------------------------
            12.05  Notice of Default........................................................................................     119
                   -----------------
            12.06  Non-Reliance on Administrative Agent, D&S Agent and Other Banks..........................................     120
                   ---------------------------------------------------------------
            12.07  Indemnification..........................................................................................     120
                   ---------------
            12.08  The Administrative Agent and the D&S Agent in Their Individual Capacities................................     121
                   -------------------------------------------------------------------------
            12.09  Successor Administrative Agent...........................................................................     121
                   ------------------------------

            12.10  Resignation by Administrative Agent......................................................................     121
                   -----------------------------------
Section 13.  The Parent Guaranty............................................................................................     122
             -------------------
            13.01  The Guaranty.............................................................................................     122
                   ------------
            13.02  Bankruptcy...............................................................................................     123
                   ----------
            13.03  Nature of Liability......................................................................................     123
                   -------------------
            13.04  Guaranty Absolute........................................................................................     123
                   -----------------
            13.05  Independent Obligation...................................................................................     123
                   ----------------------
            13.06  Authorization............................................................................................     124
                   -------------
            13.07  Reliance.................................................................................................     124
                   --------
            13.08  Subordination............................................................................................     124
                   -------------
            13.09  Waiver...................................................................................................     125
                   ------
            13.10  Guaranty Continuing......................................................................................     126
                   -------------------
            13.11  Binding Nature of Guaranties.............................................................................     126
                   ----------------------------
            13.12  Judgments Binding........................................................................................     126
                   -----------------
Section 14.  Subsidiary Guaranty............................................................................................     126
             -------------------
            14.01  The Subsidiary Guaranty..................................................................................     126
                   -----------------------
            14.02  Bankruptcy...............................................................................................     128
                   ----------
            14.03  Nature of Liability......................................................................................     128
                   -------------------
            14.04  Subsidiary Guaranty Absolute.............................................................................     128
                   ----------------------------
            14.05  Independent Obligation...................................................................................     128
                   ----------------------
            14.06  Authorization............................................................................................     128
                   -------------
            14.07  Reliance.................................................................................................     129
                   --------
            14.08  Subordination............................................................................................     129
                   -------------
            14.09  Waiver...................................................................................................     130
                   ------
            14.10  Subsidiary Guaranty Continuing...........................................................................     131
                   ------------------------------
            14.11  Binding Nature of Guaranties.............................................................................     131
                   ----------------------------
            14.12  Judgments Binding........................................................................................     131
                   -----------------
Section 15.  Miscellaneous..................................................................................................     131
             -------------
            15.01  Payment of Expenses, Etc.................................................................................     131
                   ------------------------
            15.02  Right of Setoff..........................................................................................     133
                   ---------------
            15.03  Notices..................................................................................................     133
                   -------
            15.04  Benefit of Agreement.....................................................................................     133
                   --------------------
            15.05  No Waiver; Remedies Cumulative...........................................................................     135
                   ------------------------------
            15.06  Payment Pro Rata.........................................................................................     135
                   ----------------
            15.07  Calculations; Computations...............................................................................     136
                   --------------------------
            15.08  Effectiveness; Counterparts..............................................................................     136
                   ---------------------------
            15.09  Headings Descriptive.....................................................................................     136
                   --------------------
            15.10  Amendment or Waiver......................................................................................     136
                   -------------------
            15.11  Required Tranche B Banks.................................................................................     137
                   ------------------------
            15.12  Survival.................................................................................................     138
                   --------
            15.13  Domicile of Loans........................................................................................     138
                   -----------------
            15.14  Confidentiality..........................................................................................     138
                   ---------------
            15.15  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL...................................     138
                   ----------------------------------------------------------------------
            15.16  Priority of Security Interests...........................................................................     139
                   ------------------------------

SCHEDULES

SCHEDULE I          Commitments
SCHEDULE II         Projections
SCHEDULE III        Real Property
SCHEDULE IV         Subsidiaries
SCHEDULE V          Insurance
SCHEDULE VI         ERISA Matters
SCHEDULE VII        Environmental Matters
SCHEDULE VIII       Litigation
SCHEDULE IX         Bank Accounts
SCHEDULE X          Existing Indebtedness
SCHEDULE XI         Ownership of Parent Capital Stock


EXHIBITS

EXHIBIT A-1         Form of Notice of Borrowing
EXHIBIT A-2         Form of Notice of Conversion
EXHIBIT B-1A        Form of Term Loan Note
EXHIBIT B-1B        Form of Tranche B Note
EXHIBIT B-2         Form of Revolving Note
EXHIBIT C           Form of Letter of Credit Request
EXHIBIT D           [Reserved]
EXHIBIT E           Form of Officers' Certificate of Credit Parties
EXHIBIT F           Form of Section 5.04(b)(ii) Certificate
EXHIBIT G           Form of Bank Assignment and Assumption Agreement
EXHIBIT H           Form of Borrowing Base Certificate

                     AMENDED AND RESTATED CREDIT AGREEMENT

          This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 26, 1997 and amended and restated as of November 30, 1999 (this "Agreement"), is
                                                             ---------
entered into by and among SCOVILL HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware (the "Parent"), SCOVILL
                                                       ------
FASTENERS INC., a corporation organized and existing under the laws of the State of Delaware (as successor by merger to each of KSCO and the Merger Sub (both as hereinafter defined), the "Borrower"), PCI GROUP, INC., a corporation organized
                           --------
and existing under the laws of the State of Delaware ("PCI"), RAU FASTENER
                                                       ---
COMPANY, LLC, a Delaware limited liability company ("Rau"), SCOMEX, INC., a
                                                     ---
corporation organized and existing under the laws of the State of Delaware ("Scomex"), the financial institutions and other Persons from time to time
  ------
parties hereto, as Banks (as hereinafter defined), CREDIT AGRICOLE INDOSUEZ ("Indosuez"), as the Issuing Bank (as hereinafter defined), and Indosuez, as
  --------
administrative agent and as collateral agent (together with any successor appointed pursuant to Section 12, the "Administrative Agent"), and UBS AG,
                                       --------------------
STAMFORD BRANCH ("UBS"), as documentation agent and as syndication agent (the
                  ---
"D&S Agent"), and WARBURG DILLON READ ("WDR"), as advisor and arranger. Unless
 ---------                              ---
otherwise defined herein, all capitalized terms used herein and defined in
Section 1 are used herein as therein defined.

                            PRELIMINARY STATEMENTS

          (1)  The Borrower, the Parent, PCI, Rau and Scomex (collectively, the

"Existing Credit Parties") are party to the Credit Agreement, dated as of
------------------------
November 26, 1997 (as amended on January 17, 1998, February 20, 1998, September 30, 1998, December 31, 1998, June 30, 1999 and September 30, 1999, and in effect immediately prior to the Restatement Effective Date, the "Existing Credit
                                                          ---------------
Agreement"), among such Existing Credit Parties, the financial institutions
---------
party thereto as "Banks" (the "Existing Banks"), the Agents and WDR, pursuant to
                               --------------
which the Existing Banks are owed term loans (the "Existing Term Loans") and
                                                   -------------------
revolving loans (the "Existing Revolving Loans") and the Issuing Bank has issued
                      ------------------------
letters of credit (the "Existing Letters of Credit") for the account of the
                        --------------------------
Borrower.

          (2) The Borrower has requested that the Agents and the Required Banks (as defined under the Existing Credit Agreement) agree to amend and restate the Existing Credit Agreement in its entirety to, among other things, (i) continue, as Term Loans hereunder, the Existing Term Loans, such continuation to result in outstanding Term Loans hereunder on the Restatement Effective Date of $25,500,000; (ii) provide for a $10,000,000 Tranche B Facility to be provided by the Tranche B Banks; (iii) reduce the Total Revolving Loan Commitment to $18,200,000; (iv) revise certain provisions of the Existing Credit Agreement as appropriate to give effect to the implementation of the Tranche B Facility hereunder; and (v) make certain other necessary and appropriate revisions to the terms and provisions of the Existing Credit Agreement.

          (3) The Borrower has also requested that the Tranche B Banks become parties to this Agreement and make a Tranche B Commitment on the terms set forth in this Agreement, and subject to the conditions and in reliance on the representations set forth herein and in the Amendment Agreement.

          (4) The Required Banks (as defined under the Existing Credit Agreement) and the Agents have agreed, on the terms set forth in this Agreement, and subject to the conditions and in reliance on the representations set forth herein and in the Amendment Agreement, to amend and restate in its entirety the Existing Credit Agreement so as to accomplish the foregoing, and the Tranche B Banks have agreed to enter into this Agreement and to make Tranche B Commitments on the terms and conditions set forth herein, and subject to the conditions and in reliance on the representations set forth herein and in the Amendment Agreement.

          (5) The Borrower is a party to and the issuer of the Senior Notes under the Senior Notes Indenture. Among other things, the Senior Notes Indenture limits the amount of, and provisions applicable to, Indebtedness incurred by the Borrower after the date of the Senior Notes Indenture. It is the intention of the Borrower, each other Credit Party, each of the Banks, the Issuing Bank and each of the Agents that the Borrower not violate the applicable provisions of the Senior Notes Indenture as a result of executing the Amendment Agreement and performing its obligations under and pursuant to this Agreement and the other Credit Documents.

          (6) The Borrower, each other Credit Party, each of the Banks, the Issuing Bank and each of the Agents acknowledges and agrees that (a) all Existing Term Loans, all Existing Revolving Loans and all Existing Letters of Credit shall continue as Term Loans, Revolving Loans and Letters of Credit, respectively, under this Agreement, as provided in Sections 2.01 and 3.01, and shall be governed by this Agreement and shall continue to be secured by all the Collateral to the full extent of the Credit Documents, (b) all other outstanding "Obligations" under (and as defined in) the Existing Credit Agreement shall continue as Continuing Obligations of the same type under this Agreement and shall be governed by this Agreement and shall continue to be secured by all the Collateral to the full extent of the Credit Documents, (c) the security interests granted to the Collateral Agent, for the benefit of the Agents, the Issuing Bank and the Existing Banks pursuant to the Existing Credit Documents (the "Existing Credit Document Liens"), shall remain outstanding and in full force and effect and shall continue to secure the Continuing Obligations pursuant to the Credit Documents, and (d) all Existing Credit Document Liens are hereby ratified, confirmed and continued pursuant to the Credit Documents.

          (7) For avoidance of doubt and consistent with the Borrower's obligations under the Senior Notes Indenture, the Borrower, each other Credit Party, the Banks, the Agents and the Issuing Bank acknowledge that the provisions of this Agreement and the related amendments to other Credit Documents are intended to create lien priorities among the Banks holding different Obligations, but are not intended to create any Indebtedness that is expressly subordinated to any other Indebtedness in violation of the Senior Notes Indenture.

          Accordingly, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree that, from and after the Restatement Effective Date, the Existing Credit Agreement (including all the Schedules and Exhibits thereto) is amended and restated in its entirety to read as set forth above and as follows (and, in the case of the Schedules and Exhibits, in the forms attached hereto).

          Section 1.  Definitions and Accounting Terms.
                      --------------------------------

          1.01  Defined Terms.  As used in this Agreement, the following terms
                -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquired Indebtedness" means, with respect to any specified Person,
           ---------------------
(a) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or
(b) assumed in connection with acquisitions of properties or assets from such
Person.   Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Subsidiary or the date of the related acquisition of properties or assets from such Person.

          "Acquisition" shall mean the acquisition by the Parent of all of the
           -----------
shares of common stock, par value $.01 per share, of KSCO from each of the KSCO Stockholders.

          "Acquisition Documents" shall mean the Stock Purchase Agreement and
           ---------------------
the Merger Agreement and all other documents entered into or delivered in connection with the Stock Purchase Agreement, the Merger Agreement, the Acquisition, the Mergers or the Refinancings.

          "Additional Collateral" shall mean all property (whether real or
           ---------------------
personal) in which security interests are granted (or purported to be granted) pursuant to Section 9.17.

          "Additional Security Documents" shall mean all mortgages, pledge
           -----------------------------
agreements, security agreements and other security documents entered into pursuant to Section 9.17 with respect to Additional Collateral.

          "Additional Tranche B Borrowing Date" shall mean any date on which any
           -----------------------------------
Credit Event referred to in either Section 7A.01 or Section 7A.02 is to occur after the Restatement Effective Date.

          "Additional Tranche B Commitment" shall mean, with respect to each
           -------------------------------
Tranche B Bank, the amount set forth opposite such Tranche B Bank's name in
Schedule I, directly below the column entitled "Additional Tranche B Commitment," as the same may be (x) reduced or terminated pursuant to Section 4.03, 5.02 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Tranche B Bank pursuant to Section 2.13 or 15.04.

          "Additional Tranche B Loans" shall mean the loans made or to be made
           --------------------------
by the Banks with an Additional Tranche B Commitment to the Borrower in an aggregate principal amount of up to $2,000,000 pursuant to Section 2.01(c).

          "Adjusted Consolidated Net Income" of any Person shall mean, for any
           --------------------------------
period, Consolidated Net Income of such Person for such period plus the sum of
                                                               ----
the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense and other non-cash charges) included in arriving at Consolidated Net Income for such period; provided,
        --------
however, that in determining Adjusted Consolidated Net Income there shall be
-------
excluded, in each case to the extent included in arriving at Consolidated Net Income, (i) the proceeds of any insurance policies, (ii) the proceeds of any Tax Refunds, (iii) gains or losses from the sale, exchange, transfer or other disposition of property (other than sales of inventory in the ordinary course of business), and (iv) any other extraordinary, unusual or non-recurring gains or losses, in each case of or received by or on behalf of such Person or any of its Subsidiaries.

          "Adjusted Working Capital" shall mean Consolidated Current Assets
           ------------------------
(excluding cash and Cash Equivalents) minus Consolidated Current Liabilities.

          "Administrative Agent" shall have the meaning provided in the recital
           --------------------
of parties to this Agreement.

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
directly or indirectly controlling (including, without limitation, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that, for purposes of Section
                           --------  -------
10.07, an Affiliate of the Parent shall include any Person that directly or indirectly (including through limited partner or general partner interests) owns more than 5% of any class of the capital stock of the Parent and, for all purposes of this Agreement, none of the Agents, any Bank (other than the Tranche B Banks), the Issuing Bank or any of their respective Affiliates shall be considered an Affiliate of the Parent or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agency Accounts" shall mean the depository accounts maintained by the
           ---------------
Credit Parties with the Agency Account Institutions, the funds from which are periodically transferred to the Concentration Account pursuant to the Agency Account Agreements.

          "Agency Account Agreements" shall mean the Agency Account Agreements,
           -------------------------
in the form of Exhibit E attached to the Security Agreement (or a form otherwise approved by the Collateral Agent in its sole discretion), entered into by any Credit Party, the Collateral Agent and an Agency Account Institution.

          "Agency Account Institution" shall mean any financial institution
           --------------------------
which receives deposits directly or indirectly (as a result of interim concentration of funds in depository accounts) from any Credit Party.

          "Agents" shall mean, collectively, the Administrative Agent, the D&S
           ------
Agent and the Collateral Agent.

          "Agreement" shall mean this Amended and Restated Credit Agreement, as
           ---------
modified, supplemented or amended from time to time and including the Schedules and Exhibits hereto.

          "Amendment Agreement" shall mean the Amendment Agreement, dated as of
           -------------------
November 30, 1999, among the Existing Credit Parties, the Administrative Agent, the Required Banks (as defined in the Existing Credit Agreement), and the Tranche B Banks.

          "Amendment Documents" shall mean this Agreement, the Amendment
           -------------------
Agreement, the Amendment No. 1 to Security Agreement, the Term Notes, the Tranche B Notes and the Revolving Notes, and any other document made, delivered or given in connection with any of the foregoing.

          "Amendment No. 1 to Security Agreement" shall mean the Amendment No. 1
           -------------------------------------
to Security Agreement, dated as of November 30, 1999, among the Credit Parties and the Collateral Agent.

          "Applicable Margin" shall mean, for any period, the percentage per
           -----------------
annum equal to:

          (a) in the case of Term Loans and Revolving Loans that are maintained as (i) Base Rate Loans, 2.25% and (ii) Eurodollar Loans, 3.25%, if, as at the end of the Most Recent Reference Period prior to the commencement of such period: (A) the aggregate outstanding principal amount of all Term Loans and all Revolving Loans, together with the aggregate amount of all Letter of Credit Outstandings as at the end of such Most Recent Reference Period, exceeds (B) an amount equal to the product of (x) 1.75, multiplied
                                                                     ----------
     by (y) the Consolidated EBITDA of the Borrower for such Most Recent
     --
     Reference Period, or

          (b) in the case of Term Loans and Revolving Loans that are maintained as (i) Base Rate Loans, 2.00% and (ii) Eurodollar Loans, 3.00%, if, as at the end of the Most Recent Reference Period prior to the commencement of such period: (A) the aggregate outstanding principal amount of all Term Loans and all Revolving Loans, together with the aggregate amount of all Letter of Credit Outstandings as at the end of such Most Recent Reference Period, does not exceed (B) an amount equal to the product of (x) 1.75, multiplied by (y) the Consolidated EBITDA of the Borrower for such Most
     -------------
     Recent Reference Period.

Each change in the Applicable Margin resulting from the application of the financial test set forth in paragraphs (a) and (b) above shall be effective with respect to all Loans outstanding on and after the date of delivery to the Agent of the Officer's Certificate required by Section 9.01(f) indicating the Consolidated EBITDA, Revolving Loans and Term Loans of the Borrower until the date immediately preceding the next delivery of such Officer's Certificate indicating another such change. Notwithstanding the foregoing, (i) at any time during which the Borrower has failed to timely deliver such Officer's Certificate required by Section 9.01(f) and the financial statements and certificates required by Section 9.01(a), (b) or (c), or (ii) at any time after the occurrence and during the continuance of an Event of Default, the Applicable Margin shall be the percentages set forth in clause (a) in the preceding paragraph.

          "Bank" shall mean each financial institution listed on Schedule I, as
           ----
well as any institution that becomes a "Bank" hereunder pursuant to Section
15.04.

          "Bank Default" shall mean (i) the refusal (which has not been
           ------------
retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.04(c) or (ii) a Bank's having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.01 or Section 3, in either case as a result of any takeover of such Bank by any regulatory authority or agency.

          "Bank Deposit Account" shall have the meaning provided in Section
           --------------------
6.20.

          "Bankruptcy Code" shall have the meaning provided in Section 11.05.
           ---------------

          "Base Rate" shall mean the higher of (i) 1/2 of 1% in excess of the
           ---------
Federal Funds Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean any Term Loan or Revolving Loan designated
           --------------
or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the recital of parties
           --------
to this Agreement.

          "Borrower Common Stock" shall have the meaning provided in Section
           ---------------------
8.14.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single
           ---------
Tranche from all the Banks having Commitments with respect to such Tranche on a pro rata basis on a given date (or resulting from a conversion or conversions on
--- ----
such date) having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be
--------
considered part of the related Borrowing of Eurodollar Loans.

          "Borrowing Base" shall mean, as at any date on which the amount
           --------------
thereof is being determined, an amount equal to the sum of (a) 85% of Eligible Receivables and (b) 60% of Eligible Inventory.

          "Borrowing Base Certificate" shall have the meaning provided in
           --------------------------
Section 9.01(k).

          "Borrowing Base Deficiency" shall mean, at any time, the amount, if
           -------------------------
any, by which the sum of the (x) aggregate principal amount of Revolving Loans then outstanding, plus the Letter of Credit Outstandings at such time, exceeds
                  ----
(y) the Borrowing Base then in effect, plus the amount of any Maximum
                                       ----
Overadvance Allowance then in effect.

          "Business Day" shall mean (i) for all purposes other than as covered
           ------------
by clause (ii) below, any day except Saturday, Sunday and any day that shall be in New York City, New York or Stamford, Connecticut a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "Capital Expenditures" shall mean, with respect to any Person and its
           --------------------
Subsidiaries on a consolidated basis for any period, the sum of (i) all cash expenditures made during such period for equipment, fixed assets, real property or improvements reflected as additional property, plant or equipment on the balance sheet of such Person, excluding Capital Lease Obligations, and (ii) all cash expenditures made during such period to acquire (x) any other Person that as a result of such acquisition becomes a Wholly-Owned Subsidiary of such Person or (y) all or substantially all of the assets of any such other Person.

          "Capital Lease", as applied to any Person, shall mean any lease of any
           -------------
property (whether real, personal or mixed) by that Person as lessee that, in conformity with U.S. GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" of any Person shall mean any and all shares, rights to
           -------------
purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (including, without limitation, common stock, preferred stock and partnership interests) of such Person.

          "Capitalized Lease Obligations" of any Person shall mean all rental
           -----------------------------
obligations under Capital Leases of such Person, in each case taken at the amount thereof accounted for as Indebtedness in accordance with U.S. GAAP.

          "Cash Collateral Account" shall mean an interest bearing account to be
           -----------------------
opened by the Borrower (at any time at the direction of, the Collateral Agent) with the Collateral Agent pursuant to a Cash Collateral Agreement, in the name of the Borrower but under the sole control and dominion of the Collateral Agent and subject to the terms of this Agreement and the Security Agreement.

          "Cash Collateral Agreement" shall mean a Cash Collateral Account
           -------------------------
Agreement, in a form approved by the Collateral Agent in its sole discretion, entered into by the Borrower and the Collateral Agent.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued
           ----------------
or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any state thereof, or the District of Columbia having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $500,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), or "A2" or the equivalent thereof from Moody's Investors Service,
       ---
Inc. ("Moody's"), with maturities of not more than six months from the date of
       -------
acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least "P-1" or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person and (v) investments in money market funds substantially all of the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "CERCLA" shall mean the Comprehensive Environmental Response,
           ------
Compensation, and Liability Act of 1980, as the same may be amended from time to time. 42 U.S.C. (S) (S) 9601 et seq.
                              -- ---

          "CERCLIS" shall have the meaning provided in Section 8.19(d).
           -------

          "Change of Control" means the occurrence of one or more of the
           -----------------
following: (i) the Parent shall cease to own 100% of the outstanding capital stock of the Borrower, (ii) the consummation of any transaction the result of which is (x) if such transaction occurs prior to the first sale of Voting Stock of the Parent pursuant to a registration statement under the Securities Act that results in at least 20% of the then outstanding Voting Stock of the Parent having been sold to the public, that Permitted Holders beneficially own, directly or indirectly, Voting Stock representing less than 51% of the voting power of the Voting Stock of the Parent, and (y) if such transaction occurs thereafter, that any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act) (other than Permitted Holders) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act), directly or indirectly, of Voting Stock representing more than 35% of the voting power of the Voting Stock of the Parent unless Permitted Holders beneficially own Voting Stock representing a greater percentage of the voting power of the Voting Stock of the Parent, (iii) the Parent consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole to any Person, or any Person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Parent is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and the beneficial owners of the Voting Stock of the Parent immediately prior to such transaction own, directly or indirectly, Voting Stock representing not less than a majority of the voting power of the Voting Stock of the surviving or transferee corporation immediately after such transaction, (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Parent was approved by either (a) a vote of two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (b) a Permitted Holder) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office, (v) the approval by the holders of Capital Stock of the Parent of any plan or proposal for liquidation or dissolution of the Borrower or (vi) the occurrence of any "Change of Control" under, and as defined in, the Senior Notes Indenture.

          "Claims" shall have the meaning provided in the definition of
           ------
"Environmental Claims" contained in this Section 1.01.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with
           ----------
respect to which any security interests have been granted (or purport to be granted) pursuant to any Security Document, including, without limitation, all Security Agreement Collateral, all Mortgaged Properties, all Additional Collateral and all cash and Cash Equivalents delivered as collateral pursuant to this Agreement, or any other Credit Document.

          "Collateral Agent" shall mean the Administrative Agent acting as
           ----------------
collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Collateral Proceeds" means any monies realized from any Collateral,
           -------------------
any cash proceeds of any Collateral and any cash Collateral, including any such monies, cash proceeds or cash Collateral (i) realized in connection with the enforcement of any of the Security Documents, (ii) from any sale, transfer or other disposition of or realization on any Collateral, (iii) deposited into the Concentration Account or any other deposit account of the Borrower or any of its Subsidiaries, (iv) constituting amounts which, but for the applicability of
Section 11.12, would be required to be applied in accordance with Section 5.02(A) or (v) constituting payments made by any Guarantor pursuant to Section 13 or 14.

          "Commitment" shall mean, with respect to each Bank, such Bank's Term
           ----------
Loan Commitment, Tranche B Commitment and/or Revolving Loan Commitment, if any.

          "Commitment Commission" shall have the meaning provided in Section
           ---------------------
4.01(a).

          "Concentration Account" shall mean the Borrower's depository
           ---------------------
concentration account with the Concentration Account Bank.

          "Concentration Account Agreement" shall mean a Concentration Account
           -------------------------------
Agreement, substantially in the form of Exhibit A to the Security Agreement (or a form otherwise approved by the Collateral Agent in its sole discretion), entered into by the Borrower, the Collateral Agent and a Concentration Account Bank.

          "Concentration Account Bank" shall mean IBJ Whitehall Bank & Trust
           --------------------------
Company or any other Bank that has executed a Concentration Account Agreement with the Borrower.

          "Consolidated Current Assets" of any Person shall mean the
           ---------------------------
consolidated current assets of such Person and its Subsidiaries.

          "Consolidated Current Liabilities" of any Person shall mean the
           --------------------------------
consolidated current liabilities of such Person and its Subsidiaries, but, in the case of the Borrower and its Subsidiaries, shall exclude the current portion of any Loans and any long-term Indebtedness that would otherwise be included therein.

          "Consolidated EBITDA" of any Person shall mean, for any period,
           -------------------
Consolidated Net Income of such Person, plus the sum of (without duplication)
                                        ----
(i) Consolidated Interest Expense of such Person, (ii) provision for taxes of such Person, (iii) the amount of all amortization of intangibles and depreciation that was deducted in arriving at Consolidated Net Income of such Person for such period, (iv) all non-recurring or extraordinary losses that were deducted in arriving at Consolidated Net Income of such Person for such period and (v) in the case of the Borrower, the amount of cash payments made by the Borrower to the Consultants as required by the Consultant Contract (including payments made with respect to any Holder Put) to the extent such payments were deducted in determining Consolidated Net Income of the Borrower for such period less the sum of (a) interest income of such Person and its Subsidiaries, (b) all non-recurring or extraordinary gains that were added in arriving at Consolidated Net Income of such Person for such period and (c) the aggregate principal amount of all Capitalized Lease Obligations of such Person and its Subsidiaries paid during such period.

          "Consolidated Interest Expense" of any Person shall mean, for any
           -----------------------------
period, the total consolidated cash interest expense of such Person and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) payable during such period in respect of all Indebtedness of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding that portion of obligations of such Person and its Subsidiaries under Capital Leases representing the interest amount for such period and also excluding amortization of financing fees and expenses, to the extent otherwise required to be included pursuant to U.S. GAAP) but including (without regard to whether the same would otherwise be included in such interest expense) any prepayment premium paid during such period on account of any prepayment or repayment of Tranche B Loans.

          "Consolidated Net Income" of any Person shall mean, for any period,
           -----------------------
the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period; provided that there
                                                           --------
shall be excluded (i) the income (or loss) of any other Person (other than consolidated Subsidiaries of such Person) in which any third Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its consolidated Subsidiaries by such other Person during such period, (ii) the income (or loss) of any other Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or such other Person's assets are acquired by such Person or any of its consolidated Subsidiaries and (iii) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such consolidated Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such consolidated Subsidiary, other than, in the case of the Borrower, those Subsidiaries of the Borrower that are Credit Parties.

          "Consultant" shall mean any Person (other than the Parent and the
           ----------
Borrower) at any time party to or having rights in the Consultant Contract.

          "Consultant Contract" shall mean that certain letter agreement, dated
           -------------------
August 1, 1999, among the Borrower, the Parent and the Consultants party thereto, in the form certified by the secretary of the Borrower and delivered to the Administrative Agent pursuant to the Amendment Agreement.

          "Consultant Equity" shall mean any and all shares of restricted common
           -----------------
stock of, or any other restricted common equity interests in, the Parent that are issued or issuable to any of the Consultants as part of the vested "First Incentive Equity" or the vested "Second Incentive Equity" (or by virtue of any "Anti-Dilution Protection" provided in respect of either of the foregoing), in each case pursuant to and as defined in the Consultant Contract.

          "Contingent Obligation" shall mean, as to any Person, any obligation
           ---------------------
of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the
                                 -------------------
"primary obligor") in any manner, whether directly or indirectly, including,
 ---------------
without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however,
                                                            --------  -------
that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Obligations" the collective reference to the unpaid
           ----------------------
principal of and interest on the Term Loans and the Revolving Loans, all Letters of Credit and Letter of Credit Outstandings and all other obligations and liabilities, including without limitation all "Obligations" under, and as defined in, the Existing Credit Documents, of any Credit Party to the Agents, the Term Loan Banks, the Revolving Loan Banks and/or the Issuing Bank (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Term Loans, the Revolving Loans and/or any Letter of Credit Outstandings and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, or the other Credit Documents, or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Agent or to the Term Loan Banks, the Revolving Loan Banks and/or the Issuing Bank that are required to be paid by the Parent or the Borrower pursuant to Section 15.01 of this Agreement or the other Credit Documents).

          "Credit Documents" shall mean this Agreement, each Note, each Notice
           ----------------
of Borrowing, each Notice of Conversion, each Letter of Credit, each Letter of Credit Request, each Security Document, each guaranty issued by any direct or indirect Subsidiary of the Borrower pursuant to Section 9.17 and each other agreement or document entered into in connection herewith and therewith and, to the extent not expressly superseded by the Amendment Documents, each of the Existing Credit Documents.

          "Credit Event" shall mean the making of any Loan or the issuance of
           ------------
any Letter of Credit on or after the Restatement Effective Date.

          "Credit Party" shall mean the Parent and each of its Subsidiaries
           ------------
party to any Credit Document.

          "D&S Agent" shall have the meaning provided in the recital of parties
           ---------
to this Agreement.

          "Debt Agreements" shall have the meaning provided in Section 6.05.
           ---------------

          "Default" shall mean any event, act or condition which with the giving
           -------
of notice or the lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank
           ---------------
Default is then in effect.

          "Deposit Bank" shall have the meaning provided in Section 6.20.
           ------------

          "Designated Disbursement Account" shall mean the disbursement account
           -------------------------------
maintained by the Borrower with the Concentration Account Bank, into which proceeds of Revolving Loans, as well as any cash or cash proceeds of collections of the Borrower and its Subsidiaries remaining after application to the Obligations in accordance with the provisions of this Agreement, shall be deposited by the Administrative Agent or the Collateral Agent, as the case may be.

          "Disqualified Stock" shall mean any Capital Stock of any Person that,
           ------------------
by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, putable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the final Maturity Date of the Facilities; provided,
                                                                --------
however, that (i) any class of Capital Stock of such Person that, by its terms,
-------
authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, putable or exchangeable for Disqualified Stock or Indebtedness, shall not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is exchangeable) upon the occurrence of an "Asset Sale" or a "Change of Control" (as such terms are defined in the Senior Notes Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and of all such securities into which it is convertible or for which it is exchangeable) provide that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Parent with the provisions of Sections 1015 and 1019 of the Senior Notes Indenture and purchase of any Senior Notes properly tendered pursuant to an offer to purchase required thereunder and not withdrawn.

          "Dividend" with respect to any Person shall mean that such Person has
           --------
declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders in their capacity as stockholders, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its Capital Stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its Capital Stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the Capital Stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its Capital Stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all cash payments made or required to be made by such Person with respect to any stock appreciation rights, equity incentive plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Documents" shall mean the Credit Documents, the Acquisition
           ---------
Documents, the Senior Notes and the Senior Notes Indenture and each consent or part thereof required to be obtained in connection with the consummation of the transactions contemplated thereby.

          "Dollars" and "$" shall each mean freely transferable lawful money of
           -------       -
the United States.

          "Domestic Subsidiary" shall mean, as to any Person, at any time, any
           -------------------
of the direct or indirect Subsidiaries of such Person that is incorporated or organized under the laws of any state of the United States of America or the District of Columbia.

          "Drawing" shall have the meaning provided in Section 3.05(b).
           -------

          "ECF Application Date" shall have the meaning provided in Section
           --------------------
5.02(A)(f).

          "Effective Date" shall mean the first date on which the conditions
           --------------
precedent set forth in Section 6 shall have been satisfied.

          "Eligible Inventory" shall mean the gross dollar value valued at the
           ------------------
lower of cost, determined on a last-in, first-out basis, or market value of the inventory and spare parts (other than spare parts held for sale to customers with attaching machinery), in each case, located in the United States of the Credit Parties, that conforms to the representations and warranties contained in the Security Agreement and that at all times continues to be acceptable to the Administrative Agent in its reasonable judgment, including, without limitation, that the Collateral Agent shall have and maintain a first priority perfected security interest in all such inventory, which inventory constitutes raw materials, work-in-progress or finished goods and that is not excess, obsolete or unmerchantable, less (i) any supplies (other than raw materials) and goods to
                   ----
be returned to suppliers and goods returned or rejected by customers, (ii) inventory subject to any Lien other than the Liens created under the Security Documents and (iii) any reserves required by the Administrative Agent in its reasonable judgment for special order goods, market value declines and bill and hold (deferred shipment) sales. Notwithstanding anything to the contrary contained herein, Eligible Inventory shall in no event include any attaching machinery.

          "Eligible Receivables" shall mean the total face amount of the dollar
           --------------------
denominated receivables of the Credit Parties owing from account debtors located in the United States that conform to the representations and warranties contained in the Security Agreement (including, without limitation, the representation that the Collateral Agent shall have and maintain a first priority perfected security interest in all such receivables) and at all times continue to be acceptable to the Collateral Agent in its reasonable judgment, less any returns, discounts, claims, credits, charges and allowances of any
----
nature (whether issued, owing, granted or outstanding) and less reserves for any
                                                           ----
other matter affecting the creditworthiness of account debtors with respect to the receivables and excluding (i) bill and hold (deferred shipment) transactions, (ii) receivables owing by any Affiliate of the Borrower or any governmental entity, (iii) all receivables that have not been paid in full within 60 days of the invoice date thereof or that have been disputed by the account debtor, (iv) receivables owing by account debtors residing or located outside the United States, (v) receivables owing by any account debtor with respect to which any action or event of the types described in Section 11.05 has occurred and is continuing and (vi) receivables owing by any account debtor of which 50% or more of the aggregate outstanding receivables of such account debtor owed to the Borrower and its Subsidiaries would be excluded pursuant to clause (iii) hereof.

          "Eligible Transferee" shall mean and include a commercial bank or
           -------------------
other financial institution having a combined capital and surplus of at least $100,000,000, or other "accredited investor" (as defined in Regulation D of the Securities Act) other than individuals, or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act having assets under management of at least $100,000,000.

          "Employee Benefit Plans" shall mean all "employee benefit plans" as
           ----------------------
defined in Section 3(3) of ERISA, any profit sharing plans and deferred compensation plans and any other similar plans or arrangements for the benefit of current or former employees of the Parent or any of its Subsidiaries, but excluding any vacation plans and similar plans or policies that do not involve the payment or deferral of cash compensation to employees.

          "Employment Agreements" shall have the meaning provided in Section
           ---------------------
6.05.

          "Environmental Claims" shall mean any and all administrative,
           --------------------
regulatory or judicial actions, suits, proceedings, demand letters, claims, liens, notices of noncompliance or violation or known investigations relating in any way to any violation of, or liability under, any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, "Claims"), including, without limitation, (a) any and all Claims
               ------
by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising from alleged injury or threat of injury to worker health or safety or to the environment as a result of the presence, a Release or threatened Release of Hazardous Materials.

          "Environmental Law" shall mean any Federal, state, local or foreign
           -----------------
law, statute, rule, regulation, ordinance, code, policy having the force or effect of law and rule of common law now or hereafter in effect (including, without limitation, the legal requirements relating to asbestos abatement and removal) and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any legally binding judicial or administrative order, consent decree or judgment to which the Parent or any of its Subsidiaries is a party, relating to the environment, worker health or safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq.; the
                                                              -- ----
Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq.; the
                                                                    -- ----
Toxic Substances Control Act, 15 U.S.C. (S)(S) 7401 et seq.; the Clean Air Act,
                                                    -- ----
42 U.S.C. (S)(S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S)(S)
                      -- ----
3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; the
     -- ----                                                    -- ----
Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et seq.; and any
                                                         -- ----
applicable state, local or foreign counterparts or equivalents.

          "Equity Contribution" shall mean the contribution by the Parent, in
           -------------------
the form of common equity, to the Borrower of the net cash proceeds of the Equity Transactions totalling approximately $46,000,000 (after fees and expenses to the Parent of $600,000).

          "Equity Exchange" shall mean the issuance by the Parent of 1,000,000
           ---------------
shares of Parent Common Stock and 1,000,000 shares of Series B Preferred Stock to Co-Investment Partners, L.P. pursuant to a Subscription Agreement; dated as of February 20, 1998, between the Parent and Co-Investment Partners, L.P. for an aggregate purchase price of $10,320,833 and the substantially concurrent repurchase by the Parent of the Senior Preferred Stock and the warrants to purchase Parent Common Stock issued in connection with the Units Offering.

          "Equity Transactions" shall mean the Saratoga Investment, the
           -------------------
Management Investment and the Units Offering.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9)
           ---------------
of ERISA) which, together with the Parent or any Subsidiary of the Parent, would be deemed to be a "single employer" within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

          "Eurodollar Loan" shall mean each Loan designated as such by the
           ---------------
Borrower at the time of the incurrence thereof or conversion thereto.

          "Event of Default" shall have the meaning provided in Section 11.
           ----------------

          "Excess Cash Flow" of any Person shall mean, for any period, the
           ----------------
amount by which (i) the sum of (a) Adjusted Consolidated Net Income of such Person for such period and (b) the decrease, if any, in Adjusted Working Capital of such Person from the first day to the last day of such period exceeds (ii) the sum of (a) the amount of cash Capital Expenditures (to the extent, in the case of the Borrower and its Subsidiaries, not financed with Indebtedness but not in excess of the amounts permitted pursuant to Section 10.08(a)) made by such Person on a consolidated basis during such period, (b) the amount of permanent principal payments of Indebtedness for borrowed money of such Person and its Subsidiaries (other than, in the case of the Borrower and its Subsidiaries, (1) repayments in respect of Refinanced Indebtedness and (2) repayments of Loans), (c) payments made by such Person and its Subsidiaries in connection with, or in any way related to, any Employee Benefit Plan except to the extent that such payments reduce Adjusted Consolidated Net Income of such Person during the same period that such payments were made, (d) payments made by such Person and its Subsidiaries in any way related to any Environmental Law, Environmental Claim or Hazardous Materials, including, without limitation, any payments to remediate or otherwise respond to any environmental contamination or potential environmental contamination, whether or not such remediation or response is required by law or contract, except to the extent such payments constitute Capital Expenditures of such Person or reduce Adjusted Consolidated Net Income of such Person in the same period that such payments were made; provided that, in the case of the Borrower, repayments of Loans shall be
--------
deducted in determining Excess Cash Flow if such repayments were applied to Scheduled Term Loan Repayments required to be made during such period pursuant to Section 5.02(A)(c) or were made as a voluntary prepayment with internally generated funds (but, in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment in an amount equal to such prepayment) during such period, (e) the increase, if any, in Adjusted Working Capital of such Person from the first day to the last day of such period, and (f) in the case of the Borrower, cash payments made by the Borrower to the Consultant as required by the Consultant Contract (including payments made with respect to any Holder Put) except to the extent that such payments reduce Adjusted Consolidated Net Income of the Borrower for such period.

          "Excess Cash Flow Payment Period" shall mean each calendar year during
           -------------------------------
the term of this Agreement, with the initial Excess Cash Flow Payment Period commencing on January 1, 2000.

          "Existing Banks" shall have the meaning provided in the Preliminary
           --------------
Statements.

          "Existing Credit Agreement" shall have the meaning provided in the
           -------------------------
Preliminary Statements.

          "Existing Credit Document Liens" shall have the meaning provided in
           ------------------------------
the Preliminary Statements.

          "Existing Credit Documents" shall mean the "Credit Documents" as
           -------------------------
defined in the Existing Credit Agreement.

          "Existing Credit Parties" shall mean the Borrower, the Parent, PCI,
           -----------------------
Rau and Scomex.

          "Existing Indebtedness" shall have the meaning provided in Section
           ---------------------
8.22.

          "Existing Letters of Credit" shall have the meaning provided in the
           --------------------------
Preliminary Statements.

          "Existing Letter of Credit Outstandings" shall mean the "Letter of
           --------------------------------------
Credit Outstandings" as defined in the Existing Credit Agreement.

          "Existing Revolving Loans" shall have the meaning provided in the
           ------------------------
Preliminary Statements.

          "Existing Term Loans" shall have the meaning provided in the
           -------------------
Preliminary Statements.

          "Facility" shall mean the Term Loan Facility, the Tranche B Facility
           --------
or the Revolving Loan Facility.

          "Facing Fee" shall have the meaning provided in Section 4.01(b).
           ----------

          "Federal Funds Rate" shall mean, for any period, a fluctuating
           ------------------
interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
           ----
Section 4.01.

          "Final Continuing Obligations Repayment" shall mean the fulfillment,
           --------------------------------------
to the satisfaction of the Administrative Agent, of each of the following requirements:

          (A)  all Revolving Loan Commitments shall have been terminated;

          (B) the principal of and interest on each Revolving Loan and Term Loan and all fees, costs and other expenses or amounts payable under any Credit Document (other than those relating to Tranche B Obligations or wholly contingent reimbursement or indemnification Obligations) shall have been paid in full in cash;

          (C) the Issuing Bank shall have no further obligation to issue any Letter of Credit; and

          (D) all Letters of Credit shall have been (i) cancelled or have expired and all amounts drawn thereunder have been reimbursed in cash, (ii) cash collateralized on terms and conditions satisfactory to the Administrative Agent and the Required Banks and/or (iii) backed-up by one or more letters of credit on terms and conditions satisfactory to the Administrative Agent and the Required Banks.

          "Fixed Charge Coverage Ratio" for any Reference Period shall mean the
           ---------------------------
ratio of Consolidated EBITDA of the Borrower for such Reference Period to Fixed Charges of the Borrower and its Subsidiaries for such Reference Period.

          "Fixed Charges" of any Person shall mean, for any period, the sum of
           -------------
(i) Consolidated Interest Expense of such Person paid during such period, (ii) the aggregate principal amount of all scheduled payments of Indebtedness (excluding the principal portion of rentals under Capitalized Lease Obligations of such Person and, in the case of the Borrower, repayment of Revolving Loans to the extent not accompanied by a permanent reduction to the Total Revolving Loan Commitment) made by such Person and its Subsidiaries during such period, (iii) taxes paid by such Person and its Subsidiaries for such period, (iv) payments made by such Person and its Subsidiaries in connection with or in any way related to any Pension Plan, except to the extent that such payments reduce Consolidated EBITDA of such Person during the same period that such payments were made, (v) payments made by such Person and its Subsidiaries in any way related to any Environmental Law, Environmental Claim or Hazardous Materials, including, without limitation, any payments to remediate or otherwise respond to any environmental contamination or potential environmental contamination, whether or not such remediation or response is required by law or contract, except to the extent such payments constitute Capital Expenditures of such Person or reduce Consolidated EBITDA of such Person in the same period that such payments were made, (vi) in the case of the Borrower, Watertown Remediation Payments paid by the Borrower during such period, (vii) Maintenance Capital Expenditures made by such Person and its Subsidiaries during such period and
(viii) cash Dividends paid by such Person other than, in the case of the Borrower and its Subsidiaries, cash Dividends paid by any of the Borrower's Subsidiaries to the Borrower or any of the Borrower's Wholly-Owned Subsidiaries for such period.

          "Foreign Subsidiary" shall mean, as to any Person, at any time, any
           ------------------
Subsidiary of such Person that is not at such time a Domestic Subsidiary of such Person.

          "Funded Indebtedness" of any Person shall mean Indebtedness in respect
           -------------------
of the Loans, in the case of the Borrower, and all other Indebtedness of such Person that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or that arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all amounts of Funded Indebtedness of such Person required to be paid or prepaid within one year from the date of determination.

          "Guarantors" shall mean the Parent and the Subsidiary Guarantors.
           ----------

          "Hazardous Materials" shall mean (a) petroleum or petroleum products,
           -------------------
radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definitions of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous waste", "toxic substances", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance exposure to which is prohibited, limited or regulated under applicable Environmental Laws.

          "Holder Put" shall have the meaning provided in Section 7A.01(a).
           ----------

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended.

          "Indebtedness" shall mean, as to any Person, without duplication, (i)
           ------------
all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services other than trade payables and accrued expenses arising in the ordinary course of business, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) solely for purposes of
Section 11.04, all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar
                                                ----
obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection or Other Hedging Agreement or under any similar types of agreements entered into.

          "Indemnified Matters" shall have the meaning provided in Section
           -------------------
15.01.

          "Indemnitee" shall have the meaning provided in Section 15.01.
           ----------

          "Indosuez" shall have the meaning provided in the recital of parties
           --------
to this Agreement.

          "Initial Tranche B Commitment" shall mean, with respect to each
           ----------------------------
Tranche B Bank, the amount set forth opposite such Tranche B Bank's name in
Schedule I, directly below the column entitled "Initial Tranche B Commitment," as the same may be (x) reduced or terminated pursuant to Section 4.03, 5.02 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Tranche B Bank pursuant to Section 2.13 or 15.04.

          "Initial Tranche B Loans " shall mean the loans made or to be made by
           ------------------------
the Banks with an Initial Tranche B Commitment to the Borrower in an aggregate principal amount of $8,000,000 pursuant to Section 2.01(b).

          "Intellectual Property" shall have the meaning provided in Section
           ---------------------
8.21.

          "Interest Determination Date" shall mean, with respect to any
           ---------------------------
Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 2.09.
           ---------------

          "Interest Rate Protection or Other Hedging Agreements" shall have the
           ----------------------------------------------------
meaning provided in the Security Documents.

          "Issuing Bank" shall mean Indosuez.
           ------------

          "KSCO" shall mean KSCO Acquisition Corporation, a Delaware corporation
           ----
which, pursuant to the Merger Agreement, was merged with and into the Borrower.

          "KSCO Stockholders" shall mean each of the stockholders of KSCO set
           -----------------
forth on Schedule A to the Stock Purchase Agreement.

          "L/C Supportable Obligations" shall mean (i) obligations of the
           ---------------------------
Borrower consisting of trade payables and (ii) such other obligations of the Borrower as are otherwise permitted to exist pursuant to the terms of this Agreement.

          "Leaseholds" of any Person shall mean all the right, title and
           ----------
interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 3.01(a).
           ----------------

          "Letter of Credit Fee" shall have the meaning provided in Section
           --------------------
4.01(c).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
           -----------------------------
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section
           ------------------------
3.03(a).

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment,
           ----
deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing.

          "Loan" shall mean each Term Loan, Tranche B Loan and Revolving Loan.
           ----

          "Maintenance Capital Expenditures" shall mean, with respect to any
           --------------------------------
Person and its Subsidiaries on a consolidated basis for any period, all Capital Expenditures made during such period to maintain equipment, other fixed assets or real property of such Person and its Subsidiaries in proper operating condition during such period to conduct the business of such Person and its Subsidiaries as it is then being conducted.

          "Management" shall mean, as of the Original Closing Date, the Chairman
           ----------
of the Board of the Borrower and certain other members of the Borrower's senior management making the Management Investment.

          "Management Agreements" shall have the meaning provided in Section
           ---------------------
6.05(iii).

          "Management Investment" shall mean the roll over into options to
           ---------------------
purchase Parent Common Stock and Series B Preferred Stock of Capital Stock and stock options in KSCO owned, as of the Original Closing Date, by the Management and having a value of approximately $3,400,000 as of such date.

          "Mandatory Tranche B Repayment" shall have the meaning provided in
           -----------------------------
Section 5.02(A)(d).

          "Margin Stock" shall have the meaning provided in Regulation U.
           ------------

          "Material Subsidiary" shall mean, at any time, a Subsidiary of the
           -------------------
Borrower having at least 2% of the total consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or at least 2% of the total consolidated revenues or net income of the Borrower and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower.

          "Maturity Date" with respect to a Tranche shall mean any of the Term
           -------------
Loan Maturity Date, the Tranche B Maturity Date or the Revolving Loan Maturity Date, as the case may be.

          "Maximum Overadvance Allowance" shall mean, for the period (i) from
           -----------------------------
and after the Restatement Effective Date up to and including March 30, 2001, $6,500,000; (ii) from March 31, 2001 up to and including June 29, 2001, $5,000,000; (iii) from June 30, 2001 up to and including September 29, 2001, $4,000,000; and (iv) from September 30, 2001 up to and including December 30, 2001, $2,000,000. No Maximum Overadvance Allowance shall exist hereunder at any time on or after December 31, 2001, unless otherwise previously consented to in writing by the Agent and the Required Banks.

          "Merger Agreement" shall mean the Agreement and Plan of Mergers dated
           ----------------
as of November 26, 1997, entered into by and among Merger Sub, KSCO and the Borrower.

          "Merger Sub" shall mean Scovill Acquisition Corporation, a Delaware
           ----------
corporation which, pursuant to the Merger Agreement, merged with and into KSCO.

          "Mergers" shall mean the merger of Merger Sub with and into KSCO, and
           -------
the merger of KSCO with and into the Borrower, in each case, pursuant to the Merger Agreement.

          "Minimum Borrowing Amount" shall mean $50,000.
           ------------------------

          "Mortgage" shall have the meaning provided in Section 6.18(a).
           --------

          "Mortgage Policies" shall have the meaning provided in Section
           -----------------
6.18(b).

          "Mortgaged Properties" shall have the meaning provided in Section
           --------------------
6.18(a).

          "Most Recent Reference Period" shall mean, as of any date of
           ----------------------------
determination, the most recent Reference Period for which financial statements and certificates of the Borrower and its Subsidiaries have been delivered to the Banks in compliance with Section 9.01(b) or (c) and (f) hereof.

          "Multiemployer Plan" shall have the meaning provided in Section 8.10.
           ------------------

          "Net Sale Proceeds" shall mean, for any sale of assets, the gross cash
           -----------------
proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale, net of reasonable transaction costs, the amount of such gross cash proceeds required by the terms of any instrument governing Indebtedness to be used to permanently repay any such Indebtedness that is secured by the respective assets that were sold, and the estimated marginal increase in income taxes, which will be payable by the Parent's consolidated group as a result of such sale.

          "New Incentive Stock Option Plan" shall mean the Stock Option Plan of
           -------------------------------
Parent for key executives and managers of the Borrower and its Subsidiaries which provides for the grant of stock options to purchase up to 12.5% of Parent Common Stock on a fully diluted basis.

          "Note" shall mean each Term Note, Tranche B Note and Revolving Note.
           ----

          "Notice of Borrowing" shall have the meaning provided in Section
           -------------------
2.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
           --------------------
2.06.

          "Notice Office" shall mean the office of the Administrative Agent
           -------------
located at 1211 Avenue of the Americas, New York, New York 10036, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to any of the Agents, the
           -----------
Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document, including the Continuing Obligations and the Tranche B Obligations.

          "Operating Account" shall mean any demand depository account
           -----------------
maintained by any Credit Party with any Agent or any Bank.

          "Original Closing Date" shall mean November 26, 1997.
           ---------------------

          "Parent" shall have the meaning provided in the recital of parties to
           ------
this Agreement.

          "Parent Common Stock" shall mean the common stock, par value $0.001
           -------------------
per share, of the Parent.

          "Parent Guaranty" shall mean the guaranty of the Parent contained in
           ---------------
Section 13.

          "Parent Preferred Stock" shall mean the preferred stock, par value
           ----------------------
$0.001 per share, of the Parent.

          "Participant" shall have the meaning provided in Section 3.04(a).
           -----------

          "Payment Office" shall mean the office of the Administrative Agent
           --------------
located at 1211 Avenue of the Americas, New York, New York 10036, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Payment Restriction," with respect to a Subsidiary of any Person,
           -------------------
shall mean any consensual encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person or
(c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person or (ii) such Person or any other Subsidiary of such Person to receive or retain any such dividends, distributions or payments, loans or advances or transfer of properties or assets.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
pursuant to Section 4002 of ERISA, or any successor thereto.

          "PBGC Letter" shall mean the letter dated November 19, 1997 received
           -----------
by the Borrower from the PBGC requesting the submission to the PBGC of certain financial and other information.

          "PCI" shall have the meaning provided in the recital of parties to
           ---
this Agreement.

          "Pension Plan" shall mean any pension plan as defined in Section 3(2)
           ------------
of ERISA (other than a Multiemployer Plan) that is maintained by or to which contributions are made by the Borrower or any of its ERISA Affiliates or as to which the Borrower or any of its ERISA Affiliates may have liability.

          "Percentage" of any Revolving Loan Bank at any time shall mean a
           ----------
fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Revolving Loan Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided that, if the
                                                           --------
Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Revolving Loan Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted Business" shall mean a line of business in which the
           ------------------
Borrower or any of its Subsidiaries is engaged on the Original Closing Date and any business reasonably related thereto.

          "Permitted Encumbrance" shall mean, with respect to any Mortgaged
           ---------------------
Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable, on the date of delivery of such title insurance policy, to the Administrative Agent and the Required Banks.

          "Permitted Holders" shall mean (i) Saratoga, (ii) David J. Barrett,
           -----------------
Martin A. Moore, Michael Baxley, John Champagne, Robert Feltz, William F. Andrews and the Consultants and (iii) Permitted Transferees of the foregoing.

          "Permitted Liens" shall have the meaning provided in Section 10.01.
           ---------------

          "Permitted Transferees" shall mean, with respect to any Person, (x) in
           ---------------------
the case of any Person that is a natural person, (i) such individual's spouse, estate, lineal descendants, heirs, executors, legal representatives, administrators or (ii) any trust for the benefit of any of the foregoing, and
(y) in the case of any Person that is not a natural person, any other Person controlled by such Person.

          "Person" shall mean any individual, partnership, joint venture, firm,
           ------
corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan, as
           ----
defined in Section 4001 of ERISA, that is maintained or to which contributions are made by (or to which there is an obligation to contribute of) the Parent, a Subsidiary of the Parent or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Parent, a Subsidiary of the Parent or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledged Securities" shall have the meaning provided in the Security
           ------------------
Agreement.

          "Prime Lending Rate" shall mean the rate that the Administrative Agent
           ------------------
announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Projections" shall have the meaning provided in Section 6.15(b).
           -----------

          "Qualified Stock" of any Person shall mean any and all Capital Stock
           ---------------
of such Person other than Disqualified Stock.

          "Quarterly Payment Date" shall mean the last Business Day of each
           ----------------------
March, June, September and December of each calendar year.

          "Quoted Rate" shall mean (a) the offered quotation to first-class
           -----------
banks in the New York interbank Eurodollar market by the Administrative Agent for U.S. dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period applicable to such Eurodollar Loan determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Rau" shall have the meaning provided in the recital of parties to
           ---
this Agreement.

          "Real Property" of any Person shall mean all the right, title and
           -------------
interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by the Parent or any
           --------------
Subsidiary of the Parent of any cash insurance proceeds payable by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Parent or any Subsidiary of the Parent.

          "Reference Period" shall mean each period of four (4) consecutive
           ----------------
           fiscal quarters of the Borrower.

          "Refinanced Indebtedness" shall have the meaning provided in Section
           -----------------------
6.16.

          "Refinancings" shall mean the repayment of approximately $39,300,000
           ------------
of existing indebtedness in connection with the Acquisition and the repayment of obligations relating to approximately $29,200,000 outstanding under a synthetic lease with General Electric Credit Corporation.

          "Register" shall have the meaning provided in Section 9.15.
           --------

          "Regulation D" shall mean Regulation D of the Board of Governors of
           ------------
the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of
           ------------
the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of
           ------------
the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of
           ------------
the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean disposing, discharging, injecting, spilling,
           -------
pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Bank" shall have the meaning provided in Section 2.13.
           -------------

          "Replacement Bank" shall have the meaning provided in Section 2.13.
           ----------------

          "Reportable Event" shall mean an event described in Section 4043(c) of
           ----------------
ERISA with respect to a Plan, other than those events as to which the 30-day notice period is waived by the PBGC.

          "Required Banks" shall mean, at any time, Banks owed or holding
           --------------
outstanding Term Loans, Term Loan Commitments and Revolving Loan Commitments (or, after the termination thereof, the sum of outstanding Revolving Loans and Letter of Credit Outstandings) which represent an amount greater than 50% of the sum of all outstanding Term Loans, the Total Term Loan Commitment and the Total Revolving Loan Commitment (or, after the termination thereof, the sum of the then total outstanding Revolving Loans and Letter of Credit Outstandings) at such time.

          "Required Tranche B Banks" shall mean, at any time, Banks owed or
           ------------------------
holding outstanding Tranche B Loans and Tranche B Commitments which represent an amount greater than 50% of the sum of all outstanding Tranche B Loans and the Total Tranche B Commitment at such time.

          "Restatement Effective Date" shall mean the date as of which all
           --------------------------
conditions to the effectiveness of the Amendment Agreement shall have been satisfied in full and the Amendment Agreement and the amendment and restatement of the Existing Credit Agreement (attached to the Amendment Agreement as Exhibit
                                                                         -------
A) shall have become effective in accordance with its terms.
-

          "Returns" shall have the meaning provided in Section 8.09.
           -------

          "Revolving Loan Bank" shall mean any Bank with a Revolving Loan
           -------------------
Commitment, or after termination of the Revolving Loan Commitments, any Bank with any Revolving Loans or Letter of Credit Outstandings.

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set
           -------------------------
forth opposite such Bank's name on Schedule I hereto directly below the column entitled "Revolving Loan Commitment", as same may be (x) reduced or terminated from time to time pursuant to Sections 4.02, 4.03, 5.02 and/or Section 11 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 2.13 or Section 15.04.

          "Revolving Loan Facility" shall mean the facility evidenced by the
           -----------------------
Total Revolving Loan Commitment.

          "Revolving Loan Maturity Date" shall mean November 26, 2003.
           ----------------------------

          "Revolving Loans" shall mean the revolving loans made or to be made by
           ---------------
the Banks with a Revolving Loan Commitment to the Borrower pursuant to Section 2.01(d).

          "Revolving Note" shall have the meaning provided in Section
           --------------
2.05(a)(iii).

          "Saratoga" shall mean Saratoga Partners III, L.P., a Delaware limited
           --------
partnership.

          "Saratoga Investment" shall mean the equity investment by Saratoga and
           -------------------
certain other investors of $36,600,000 in the Parent, consisting of (i) $300,000 in shares of the Parent Common Stock and (ii) $36,300,000 aggregate liquidation preference of the Series B Preferred Stock.

          "Scheduled Term Loan Repayment" shall have the meaning provided in
           -----------------------------
Section 5.02(A)(c).

          "Scomex" shall have the meaning provided in the recital of parties to
           ------
this Agreement.

          "Section 5.04(b)(ii) Certificate" shall have the meaning provided in
           -------------------------------
Section 5.04(b)(ii).

          "Secured Creditors" shall mean (x) the Banks, the Issuing Bank and the
           -----------------
Agents and (y) any Bank which on the Restatement Effective Date is, or subsequently becomes, party to any Interest Rate Protection or Other Hedging Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations promulgated thereunder.

          "Securities Exchange Act" shall mean the Securities Exchange Act of
           -----------------------
1934, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" means the Security Agreement, dated as of
           ------------------
November 26, 1997, from each of the Credit Parties, as Grantors, to the Collateral Agent, as amended by the Amendment No. 1 to Security Agreement.

          "Security Agreement Collateral" shall mean all "Collateral" as defined
           -----------------------------
in the Security Agreement.

          "Security Documents" shall mean the Security Agreement, the
           ------------------
Concentration Account Agreement, any Cash Collateral Agreement, each Agency Account Agreement, each Additional Security Document and each Mortgage.

          "Senior Notes" shall mean the senior unsecured notes of the Borrower
           ------------
in an aggregate principal amount of $100,000,000 issued pursuant to the Senior Notes Indenture.

          "Senior Notes Indenture" shall mean the Indenture dated as of November
           ----------------------
26, 1997 between the Borrower, as issuer, and United States Trust Company of New York, as trustee, as modified, supplemented or amended from time to time in accordance with its terms, to the extent permitted in accordance with the Credit Documents.

          "Senior Preferred Stock" shall mean the 13-3/4% Cumulative Redeemable
           ----------------------
Exchangeable Preferred Stock, Par Value $0.001 per share of the Parent.

          "Series B Preferred Stock" shall mean the Series B Preferred Stock,
           ------------------------
par value $0.0001 per share, of the Parent.

          "Shareholders Agreements" shall have the meaning provided in Section
           -----------------------
6.05.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the
           -------------
maximum amount available to be drawn thereunder at such time (in each case determined without regard to whether any conditions to drawing could then be met).

          "Stock Purchase Agreement" shall mean the Stock Purchase Agreement,
           ------------------------
dated as of October 10, 1997 (as modified, supplemented or amended from time to time in accordance with its terms, to the extent permitted in accordance with the Credit Documents), among the Parent, KSCO and each of the KSCO Stockholders.

          "Stockholders Agreement" shall mean the Stockholders Agreement dated
           ----------------------
as of November 26, 1997 among the Non-Management Investors, the Management Investors (each as identified on the signature pages to the Stockholders Agreement), the parties to be identified on the signature pages of any joinder agreements executed and delivered pursuant to Section 7.2 of the Stockholders Agreement, and the Parent, as in effect on November 26, 1997.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more
           ----------
than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Subsidiary Guarantors" shall mean PCI, Rau and Scomex and each other
           ---------------------
Subsidiary of the Parent that shall be required under the terms of the Credit Documents to execute and deliver a guaranty.

          "Subsidiary Guaranty" shall mean the guaranty of the Subsidiary
           -------------------
Guarantors contained in Section 14 and any other guaranty executed and delivered by a Subsidiary Guarantor.

          "Tax Refund" shall mean any cash payment received by any Person or any
           ----------
of its Subsidiaries as a rebate or refund relating to any federal, state or local income taxes paid by such Person and its Subsidiaries or with respect to the assets or properties of such Person.

          "Taxes" shall have the meaning provided in Section 5.04(a).
           -----

          "Term Loan Bank" shall mean any Bank with outstanding Term Loans.
           --------------

          "Term Loan Commitment" shall mean, with respect to each Term Loan
           --------------------
Bank, the amount set forth opposite such Term Loan Bank's name in Schedule I, directly below the column entitled "Term Loan Commitment," as the same may be
(x) reduced or terminated pursuant to Section 4.03, 5.02 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Term Loan Bank pursuant to Section 2.13 or 15.04. As of the Restatement Effective Date, there are no Term Loan Commitments.

          "Term Loan Facility" shall mean the facility evidenced by the Term
           ------------------
Loans.

          "Term Loan Maturity Date" shall mean November 26, 2003.
           -----------------------

          "Term Loan Percentage" shall mean, at any time, with respect to each
           --------------------
Bank holding a Term Loan, the ratio, expressed as a percentage, of the outstanding principal amount of such Bank's Term Loan to the aggregate outstanding principal amount of all Term Loans and Tranche B Loans at such time.

          "Term Loans " shall mean the Existing Term Loans which are being
           ----------
continued hereunder pursuant to Section 2.01(a).

          "Term Notes" shall have the meaning provided in Section 2.05(a)(i).
           ----------

          "Total Additional Tranche B Commitment" shall mean at any time, the
           -------------------------------------
sum of the Additional Tranche B Commitments.

          "Total Commitment" shall mean, at any time, the sum of the
           ----------------
Commitments.

          "Total Initial Tranche B Commitment" shall mean at any time, the sum
          -----------------------------------
of the Initial Tranche B Commitments.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of
           -------------------------------
the Revolving Loan Commitments.

          "Total Term Loan Commitment" shall mean, at any time, the sum of the
           --------------------------
Term Loan Commitments.

          "Total Tranche B Commitments" shall mean, at any time, the sum of the
           ---------------------------
Total Initial Tranche B Commitments and the Total Additional Tranche B Commitments.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
           ------------------------------------------
an amount equal to the amount by which (x) the then Total Revolving Loan Commitment exceeds (y) the sum of the aggregate principal amount of Revolving Loans then outstanding plus the then aggregate amount of Letter of Credit
                       ----
Outstandings.

          "Tranche" shall mean the respective Facility and Commitments utilized
           -------
in making, maintaining or continuing Loans hereunder, with there being three separate Tranches, i.e., Term Loans, Tranche B Loans and Revolving Loans.
                   ----

          "Tranche B Bank" shall mean any Bank with a Tranche B Commitment or,
           --------------
after the termination of the Tranche B Commitments, any Bank with outstanding Tranche B Loans.

          "Tranche B Commitment" shall mean, collectively, the Initial Tranche B
           --------------------
Commitment and the Additional Tranche B Commitment of any Banks.

          "Tranche B Facility" shall mean the facility evidenced by the Total
           ------------------
Tranche B Commitment, or after the termination thereof, the Tranche B Loans.

          "Tranche B Loans" shall mean the Initial Tranche B Loans and the
           ---------------
Additional Tranche B Loans.

          "Tranche B Maturity Date" shall mean November 26, 2004.
           -----------------------

          "Tranche B Percentage" shall mean, at any time, with respect to each
           --------------------
Bank holding a Tranche B Loan, the ratio, expressed as a percentage, of the outstanding principal amount of such Bank's Tranche B Loan to the aggregate outstanding principal amount of all Term Loans and Tranche B Loans at such time.

          "Tranche B Notes" shall have the meaning provided in Section
           ---------------
2.05(a)(ii).

          "Tranche B Obligations" the collective reference to the unpaid
           ---------------------
principal of and interest on the Tranche B Loans outstanding from time to time under this Agreement and all other obligations and liabilities of any Credit Party to the Tranche B Banks (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of such Loans, and interest accruing at the then applicable rate provided for in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Credit Party, whether or not a claim for such post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, the other Credit Documents or any other document or instrument executed or delivered in connection herewith or therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Agent or the Tranche B Banks that are required to be paid by the Parent or the Borrower pursuant
Section 15.01 of this Agreement or otherwise under the other Credit Documents).

          "Tranche B Rate" shall have the meaning provided in Section 2.08(b).
           --------------

          "Transaction" shall mean, collectively, (i) the incurrence of all
           -----------
loans under the Existing Credit Agreement on the Original Closing Date, (ii) the consummation of the Acquisition, the Refinancings and the Mergers, (iii) the repayment of all Refinanced Indebtedness, together with all accrued interest, premiums, fees, commissions and expenses owing in connection therewith, and the termination of all commitments thereunder, (iv) the payment of the Transaction Fees and Expenses in connection therewith, (v) the consummation of the Equity Transactions and (vi) the consummation of the Equity Contribution from the Parent to Merger Sub.

          "Transaction Fees and Expenses" shall mean all fees and expenses
           -----------------------------
incurred by the Parent and its Subsidiaries in connection with the Transaction and the transactions contemplated hereby and thereby; provided, however, that
                                                      --------  -------
the aggregate amount of such fees and expenses shall not exceed $12,000,000 in the aggregate.

          "Type" shall mean the type of Loan determined with regard to the
           ----
interest option applicable thereto, i.e., a Base Rate Loan, a Eurodollar Loan or
                                    ----
a Tranche B Loan.

          "UBS" shall have the meaning provided in the recital of parties to
           ---
this Agreement.

          "UCC" shall mean the Uniform Commercial Code as from time to time in
           ---
effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Pension Plan means the amount, if
           --------------------------
any, by which the actuarial present value of the accumulated plan benefits under the Pension Plan as of the date of its most recent actuarial valuation report exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Pension Plan's actuary in the most recent annual valuation of the Pension Plan.

          "United States" and "U.S." shall each mean the United States of
           -------------       ----
America.

          "Units Offering" shall mean the offering by the Parent, for gross
           --------------
proceeds of $10,000,000, of 10,000 units consisting of $100 liquidation preference of the Senior Preferred Stock.

          "U.S. GAAP" shall have the meaning provided in Section 15.07(a).
           ---------

          "Unpaid Drawing" shall have the meaning provided in Section 3.05(a).
           --------------

          "Updated Projections" shall have the meaning provided in Section
           -------------------
8.05(f).

          "Voting Stock" shall mean, with respect to any specified Person, any
           ------------
class or classes of Capital Stock of the specified Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of the specified Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

          "Watertown Remediation Payments" shall mean those payments scheduled
           ------------------------------
to be made pursuant to Section 6.14 and Schedule 6.14 of the Stock Purchase Agreement dated as of September 25, 1995 among KSCO, Saltire Industrial, Inc., First City Diversified Inc. and Alper Holdings USA, Inc., as amended, for remedial activities at the Watertown, Connecticut facility operated by the Borrower between 1969 and 1987, which payments were scheduled to begin on October 20, 1997.

          "WDR" shall have the meaning provided in the recital of parties to
           ---
this Agreement.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, any Subsidiary
           -----------------------
to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction; provided that such Person, directly or indirectly, owns the
              --------
remaining Capital Stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly-owned Subsidiary.

          1.02  Computation of Time Periods.  In this Agreement, in the
                ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          1.03  Accounting Terms.  All accounting terms not specifically defined
                ----------------
herein shall be construed in accordance with U.S. GAAP.

          Section 2.  Amount and Terms of Credit.
                      --------------------------

          2.01  The Commitments.  (a)  Term Loans.  On the Restatement Effective
                ---------------        ----------
Date, all Existing Term Loans shall be continued as Term Loans hereunder, which, once repaid, cannot be reborrowed. After giving effect to such continuation the aggregate outstanding principal amount of the Term Loans hereunder is $25,500,000.

          (b)   Initial Tranche B Loans.  Subject to, and upon the terms and
                -----------------------
conditions set forth herein, each Tranche B Bank severally agrees with the Borrower, the Administrative Agent and each of the other Banks to make, on the Restatement Effective Date, an Initial Tranche B Loan to the Borrower, which Initial Tranche B Loans:

          (i) shall be made and at all times maintained as a single Borrowing of Tranche B Loans bearing interest at the Tranche B Rate; and

          (ii) shall not exceed for any Tranche B Bank, in initial aggregate principal amount, that amount which equals the Initial Tranche B Commitment of such Tranche B Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 4.03(a)(i)).

Once repaid, Initial Tranche B Loans borrowed hereunder may not be reborrowed.

          (c)   Additional Tranche B Loans.  Subject to, and upon the terms and
                --------------------------
conditions set forth herein, each Tranche B Bank severally agrees with the Borrower, the Administrative Agent and each of the other Banks to make, on each Additional Tranche B Borrowing Date, an Additional Tranche B Loan to the Borrower, which Additional Tranche B Loans:

          (i) shall be made and at all times maintained as one or more Borrowings of Tranche B Loans bearing interest at the Tranche B Rate; and

          (ii) when taken together with the initial aggregate principal amount of all other Additional Tranche B Loans previously made by such Tranche B Bank hereunder, shall not exceed for such Tranche B Bank in initial aggregate principal amount that amount which equals the Additional Tranche B Commitment of such Tranche B Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 4.03(a)(ii) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 4.03(a)(iii)).

Once repaid, Additional Tranche B Loans borrowed hereunder may not be reborrowed.

          (d)   Revolving Loans.  On the Restatement Effective Date, all
                ---------------
Existing Revolving Loans shall be continued as Revolving Loans hereunder. After giving effect to such continuation the aggregate outstanding principal amount of the Revolving Loans and Letter of Credit Outstandings on the Restatement Effective Date is $18,200,000. Subject to, and upon the terms and conditions set forth herein, each Revolving Loan Bank severally agrees at any time and from time to time after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, to make a Revolving Loan or Revolving Loans to the Borrower, which Revolving Loans:

          (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans; provided that except as otherwise specifically provided
                       --------
     in Section 2.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type;

          (ii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Percentage and (y) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of, Revolving Loans) at such time, equals the Revolving Loan Commitment of such Bank at such time; and

          (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the lesser of (a) the Borrowing Base then in effect, plus the amount of any Maximum Overadvance
                                    ----
     Allowance then in effect, and (b) the Total Revolving Loan Commitment at such time.

The Total Revolving Loan Commitment as of the Restatement Effective Date is $18,200,000.

          2.02  Minimum Amount of Each Borrowing.  The aggregate principal
                --------------------------------
amount of each Borrowing hereunder shall not be less than the Minimum Borrowing Amount and, if in excess of the Minimum Borrowing Amount, shall be in integral multiples of $50,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than five Borrowings of Eurodollar Loans.

          2.03  Notice of Borrowing.  (a)  Whenever the Borrower desires to make
                -------------------
a Borrowing hereunder, it shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time) on the proposed date of such Borrowing written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans or Tranche B Loans. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 2.10,
--------------------
shall be irrevocable and shall be given by the Borrower in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing which shall be at least the Minimum Borrowing Amount; (ii) the date of such Borrowing (which shall be a Business Day); (iii) whether the Loans being made pursuant to such Borrowing shall constitute Tranche B Loans or Revolving Loans; and (iv) whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters specified in the Notice of Borrowing.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or the Issuing Bank (in the case of Letters of Credit), as the case may be, may, prior to receipt of written confirmation, act without liability upon the basis of telephonic notice believed by the Administrative Agent or the Issuing Bank (in the case of Letters of Credit), as the case may be, in good faith to be from the President, the Chief Financial Officer or the Controller of the Borrower. In each such case, the Administrative Agent's or the Issuing Bank's record of the terms of such telephonic notice shall be conclusive absent manifest error.

          2.04  Disbursement of Funds.  No later than 1:00 P.M. (New York time)
                ---------------------
on the date specified in each Notice of Borrowing, each Bank with a Commitment of the respective Tranche shall make available its pro rata portion (determined
                                                   --- ----
in accordance with Section 2.07) of each such Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent shall make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to
(i) if recovered from such Bank, the cost to the Administrative Agent of acquiring overnight federal funds for one Business Day, and thereafter at the applicable interest rate for such Borrowing, and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower, the Administrative Agent or any other Bank may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          2.05  Notes.  (a)  The Borrower's obligation to pay the principal of,
                -----
and interest on, the Loans made by each Bank shall be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1A with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes"),
                              ---------                          ----------
(ii) if Tranche B Loans, by one or more promissory notes duly executed and delivered by the Borrower substantially in the form of Exhibit B-1B with blanks appropriately completed in conformity herewith (each, a "Tranche B Note" and,
                                                         --------------
collectively, the "Tranche B Notes"), and (iii) if Revolving Loans, by a
                   ---------------
promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes").
          --------------                          ---------------

          (b) The Term Note issued to each Term Loan Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Term Loan Bank or any of its registered assigns and be dated the Original Closing Date, (iii) be in a stated principal amount equal to the Term Loan (as defined under the Existing Credit Agreement) made by such Bank on the Original Closing Date, (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08(a) in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 5.01, and mandatory repayment as provided in
Section 5.02 and (vii) be entitled to the benefits of this Agreement and be secured by the Security Documents to the extent provided herein and therein.

          (c) The Tranche B Notes issued to each Tranche B Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Tranche B Bank or its registered assigns and be dated, in the case of the Initial Tranche B Loans, the Restatement Effective Date or, in the case of each Additional Tranche B Loan, the applicable Additional Tranche B Borrowing Date, (iii) be in a stated principal amount equal to the Initial Tranche B Loan made by the Tranche B Bank on the Restatement Effective Date or, as applicable, the Additional Tranche B Loan made by such Tranche B Bank on the applicable Additional Tranche B Borrowing Date, and be payable in the principal amount of the Tranche B Loan evidenced thereby, (iv) mature on the Tranche B Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08(b) in respect of the Tranche B Loans evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and be secured by the Security Documents to the extent provided herein and therein.

          (d) The Revolving Note issued to each Revolving Loan Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Revolving Loan Bank or any of its registered assigns and be dated the Original Closing Date,
(iii) be in a stated principal amount equal to such Revolving Loan Bank's Revolving Loan Commitment (as in effect on the Original Closing Date) and be payable in the amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.08(a) in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 5.01, and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and be secured by the Security Documents to the extent provided herein and therein.

          (e) Each Bank shall note on its internal records the amount of each Loan made by it and each payment in respect thereof and shall, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby; provided, however, that
                                                         --------  -------
the failure to make any such notation or the making of an incorrect notation shall not affect the Borrower's obligations in respect of such Loans.

          2.06  Conversions.  The Borrower shall have the option to convert, at
                -----------
any time after January 25, 1997, on any Business Day, all or a portion at least equal to the Minimum Borrowing Amount and, if in excess thereof, in an integral multiple of $50,000 of the outstanding principal amount of the Term Loans or the Revolving Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one Type of Loan into a Borrowing or Borrowings (of the same Tranche) of the other Type of Loan; provided that:
                                    --------

          (i) except as otherwise provided in Section 2.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount;

          (ii) Base Rate Loans may be converted into Eurodollar Loans only if no Default or Event of Default is in existence on the date of the conversion; and

          (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings than is permitted under Section 2.02.

Each such conversion shall be effected by the Borrower by giving to the Administrative Agent at its Notice Office prior to 10:00 A.M. (New York time) at least three Business Days' (or in the case of a conversion into Base Rate Loans, one Business Day's notice) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") which notice shall be in
                               --------------------
the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing(s) pursuant to which such Term Loans or Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest

Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Term Loans or Revolving Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Term Loans or Revolving Loans being converted.

          2.07  Pro Rata Borrowings.  All Borrowings of Term Loans, Tranche B
                -------------------
Loans and Revolving Loans under this Agreement shall be made from the Banks pro
                                                                            ---
rata on the basis of their respective Commitments of the respective Tranche.  It
----
is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

          2.08  Interest. (a) Base Rate Loans and Eurodollar Loans. (i) The
                --------      ------------------------------------
Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise), at a rate per annum which shall at all times be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

                (ii) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise), at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Quoted Rate for such Interest Period.

                (iii) Upon the occurrence and during the continuance of an Event of Default specified in Section 11.01, overdue principal and, to the extent permitted by law, overdue interest in respect of each Base Rate Loan and each Eurodollar Rate Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is 2.0% in excess of the rate of interest then applicable to such Loan, with such interest to be payable on demand.

                (iv)  Accrued (and theretofore unpaid) interest shall be payable
     (x) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (y) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period and (z) in respect of each Term Loan and Revolving Loan, on any repayment (on the amount repaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                (v) Upon each Interest Determination Date, the Administrative Agent shall determine the Quoted Rate for the Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          (b)   Tranche B Loans.  (i)  Interest shall accrue on the unpaid
                ---------------
principal amount of each Tranche B Loan from the date of the Borrowing thereof until the maturity thereof (whether by acceleration or otherwise), at a rate per annum (the "Tranche B Rate") equal to seventeen and one-half percent (17.5%).
            --------------

                (ii) All accrued and unpaid interest on the Tranche B Loans shall compound quarterly on each Quarterly Payment Date and, to the extent permitted by applicable law, if not paid in cash as provided in paragraph
     (iii) below, shall continue to accrue and compound as aforesaid until paid in cash.

                (iii) On any Quarterly Payment Date occurring on or after March 31, 2001, the Borrower shall pay in cash all interest on the outstanding Tranche B Loans which shall have accrued from and after January 1, 2001 at the rate of twelve percent (12.0%) per annum (or such lesser amount of such accrued unpaid interest on the Tranche B Loans as the Borrower shall be permitted to make in compliance with the following conditions), if as of the Most Recent Reference Period:

                      (A) the Borrower shall have repaid in full all principal amounts of the Term Loans deferred through such Quarterly Payment Date pursuant to the Amendment Agreement and the amendment and restatement of this Agreement on the Restatement Effective Date;

                      (B) the Borrower shall have satisfied in accordance with this Agreement all its obligations with respect to the payment of any and all accrued unpaid interest on the Loans through and including such Quarterly Payment Date;

                      (C) as of such Quarterly Payment Date, after giving effect to payment of such accrued unpaid interest on the Tranche B Loans and after giving effect to all other payments to be made on such Quarterly Payment Date, and any Revolving Loans to be made on such date and any Letter of Credit to be issued on such date, the sum of the aggregate principal amount of the Revolving Loans then outstanding, plus the Letter of Credit Outstandings at such time, shall not exceed the Borrowing Base then in effect;

                      (D) after giving effect to the payment of such accrued unpaid interest, the Borrower shall be in pro forma compliance with each of the financial covenants set forth in Sections 10.9 and 10.10 of this Agreement for the Most Recent Reference Period, determined as if such interest payment was made during such Most Recent Reference Period; and

                      (E) no Default or Event of Default shall be continuing as of such Quarterly Payment Date, nor shall any Default or Event of Default occur or be continuing after giving effect to the making of such payment of accrued unpaid interest.

                (iv) All accrued unpaid interest on the Tranche B Loans shall be due and payable in full, in cash, upon the earlier to occur of (x) the Tranche B Maturity Date (or upon any earlier acceleration of the Tranche B Loans in accordance with this Agreement) or (y) 95 days after the Final Continuing Obligations Repayment has occurred.

                (v) Except for payments required to be made in accordance with Sections 2.08(b)(iii) and 2.08(b)(iv), the Borrower shall not make any payment of accrued and unpaid interest on the Tranche B Loans.

          2.09  Interest Periods.  At the time it gives any Notice of Borrowing
                ----------------
or Notice of Conversion in respect of the making of, or conversion into, a Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period
 ---------------
shall, at the option of the Borrower, be a one-, three- or six-month period; provided that:
--------

          (i) all Eurodollar Loans comprising a single Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for
                              --------  -------
     a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period for a Borrowing under a Tranche shall be selected which extends beyond the respective Maturity Date of such Tranche;

          (vi) no Interest Period may be selected at any time when any Default or Event of Default is then in existence; and

          (vii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under Section 5.02(A)(c) if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such Term Loans maintained as Eurodollar Loans which have Interest Periods expiring after such date will be in excess of the aggregate principal amount of such Term Loans then outstanding less the aggregate amount of such required prepayment.

If, upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above in this Section 2.09 or a Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          2.10  Increased Costs, Illegality, Etc.  (a)  In the event that any
                --------------------------------
Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted Rate) and/or (y) other circumstances since the date of this Agreement generally affecting financial institutions substantially similar to such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having the force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (if by telephone, promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks).
Thereafter: (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative

Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower; (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto); and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 2.10(a)(iii) the Borrower shall, either (i) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii), cancel the respective Borrowing or conversion, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan; provided that if more than one Bank is affected at any time, then all affected
--------
Banks must be treated the same pursuant to this Section 2.10(b).

          (c) If at any time after the date hereof, any Bank determines that the introduction after the date hereof of, or any change after the date hereof in, any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency made subsequent to the date hereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon such Bank's written demand therefor, such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank or such corporation or the reduction in the rate of return to such Bank or such corporation as a result of such increase of capital. In determining such additional amounts, each Bank shall act reasonably and in good faith and shall use averaging and attribution methods which are reasonable; provided that such Bank's determination of compensation owing under
            --------
this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), shall give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(c), except as provided in Section 2.14.

          (d)    Notwithstanding any other provision of this Section 2.10 or
Section 3.06, each Bank and the Issuing Bank shall, to the extent the increased costs or reductions in amounts receivable referred to in this Section 2.10 or in
Section 3.06 relate to such Bank's or the Issuing Bank's loans, commitments or letters of credit in general and are not specifically attributable to a Loan, Commitment or Letter of Credit hereunder, use averaging and attribution methods which cover all loans, commitments or letters of credit similar to the Loans, Commitments or Letters of Credit made by such Bank or the Issuing Bank in similar circumstances for comparable customers whether or not the loan documentation for such other loans, commitments or letters of credit permits the Bank or the Issuing Bank to make the determination specified in this Section
2.10 or in Section 3.06.

          2.11   Compensation.  The Borrower shall compensate each Bank, upon
                 ------------
its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain:
(i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 5.01 or 5.02 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 2.10(b). A Bank's basis for requesting compensation pursuant to this Section 2.11, and a Bank's calculations of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

          2.12   Change of Lending Office.  Each Bank agrees that upon the
                 ------------------------
occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or
(iii), Section 2.10(c), Section 3.06 or Section 5.04, with respect to such Bank, it shall, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office of such Bank for any Loans or Letters of Credit affected by such event; provided
                                                                        --------
that such designation is made on such terms that such Bank or its respective lending offices suffer no economic, legal or regulatory disadvantage as a result thereof, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in such Section 2.10, 3.06 or 5.04.

          2.13   Replacement of Banks.  (x)  If any Bank becomes a Defaulting
                 --------------------
Bank, (y) if any Bank (other than the Administrative Agent in its capacity as such) refuses consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 15.10(b) or (z) upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04, with respect to any Bank

(other than the Administrative Agent) which results in such Bank charging to the Borrower increased costs materially in excess of those being generally charged by the other Banks, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with
                                                         -------------
any other Bank or with one or more Eligible Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent
 ---------------- and, if the respective Replacement Bank will have a Revolving Loan Commitment, the Issuing Bank; provided that:
                                   --------

          (i) at the time of any replacement pursuant to this Section 2.13, the Replacement Bank shall enter into one or more assignment agreements pursuant to Section 15.04(b) (and with all fees payable pursuant to Section 15.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (y) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to such Replaced Bank's Percentage of all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Bank pursuant to Section 4.01 hereof and (z) the Issuing Bank an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank; and

          (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full by the Borrower to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 9.15 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder with respect to the Loans and Commitments so transferred, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank, and the Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement.

          2.14  Notice of Certain Costs.  Notwithstanding anything in this
                -----------------------
Agreement to the contrary, to the extent any notice required by Section 2.10,
3.06 or 5.04 is given by any Bank (i) more than 60 days after such Bank obtained knowledge of the occurrence of the event giving rise to the additional cost, reduction in amounts or other additional amounts of the type described in such Section or (ii) more than 365 days after such occurrence, such Bank shall not be entitled to compensation under Section 2.10, 3.06 or 5.04, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

          Section 3.  Letters of Credit.
                      -----------------

          3.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions herein set forth, the Borrower may request the Issuing Bank at any time and from time to time after the Original Closing Date and prior to the 30th Business Day prior to the Revolving Loan Maturity Date to issue, for the account of the Borrower, an irrevocable standby letter of credit or trade letter of credit, as the case may be, in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank in support of said L/C Supportable Obligations (each such letter of credit, together with the Existing Letters of Credit outstanding on the Restatement Effective Date, a "Letter of
                                                                    ---------
Credit" and, collectively, the "Letters of Credit").  All Letters of Credit
------                          -----------------
shall be denominated in Dollars.

          (b) The Issuing Bank hereby agrees that it shall (subject to the terms and conditions contained herein), at any time and from time to time after the Original Closing Date and prior to the 30th Business Day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit in support of such L/C Supportable Obligations as are permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that the Issuing Bank shall be under no obligation to issue any Letter
--------
of Credit if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of the date hereof and which the Issuing Bank in good faith deems material to it;

          (ii) the Issuing Bank shall have received a notice of the type described in the second sentence of Section 3.03(b) from any Bank prior to the issuance of such Letter of Credit; or

          (iii) a Bank Default exists, unless the Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default, including by cash collateralizing such Bank's Percentage of the Letter of Credit Outstandings.

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, or prior to, the issuance of the respective Letter of Credit) at such time, would exceed either (x) $2,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, an amount equal to the lesser of (A) the Total Revolving Loan Commitment then in effect (after giving effect to any reductions to the Total Revolving Loan Commitment on such date) and (B) the Borrowing Base then in effect, plus the amount of any Maximum Overadvance Allowance then in effect, and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be renewable for successive periods of up to 12 months, but not beyond 15 Business Days prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Bank) and (y) the 15th Business Day prior to the Revolving Loan Maturity Date.

          3.02  Minimum Stated Amount.  The Stated Amount of each Letter of
                ---------------------
Credit shall be not less than $50,000 or such lesser amount as is acceptable to the Issuing Bank.

          3.03  Letter of Credit Requests.  (a)  Whenever the Borrower desires
                -------------------------
that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Issuing Bank at least ten Business Days' (or such shorter period as is acceptable to the Issuing Bank in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each a "Letter of Credit
                                                       ----------------
Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.01(c). Unless the Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in
Section 6 or 7, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.01(c), then the Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary practices.

          3.04  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than the Issuing Bank (each such Bank, in its capacity under this Section 3.04, a "Participant"), and each such Participant shall be deemed
                      -----------
irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section 2.13 or 15.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this
Section 3.04 to reflect the new Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall not have any obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to the Borrower or any Bank.

          (c) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 3.05(a), the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office of the Administrative Agent for the account of the Issuing Bank in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of the Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Bank such other Participant's Percentage of any such payment.

          (d) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Issuing Bank any payments from the Participants pursuant to Section 3.04(c), the Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the Issuing Bank with respect to Letters of Credit issued shall be irrevocable and not subject to any qualification or exception whatsoever, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any of the Agents, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)    the occurrence of any Default or Event of Default.

          3.05  Agreement to Repay Letter of Credit Drawings.  (a)  The Borrower
                --------------------------------------------
hereby agrees to reimburse the Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to the Issuing Bank at such location as may otherwise have been agreed upon by the Borrower and the Issuing Bank), for any payment or disbursement made by the Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing"), immediately
                                                --------------
after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from the date paid or disbursed to the date the Issuing Bank is reimbursed by the Borrower therefor at a rate per annum equal to the sum of (i) the Base Rate in effect from time to time, (ii) the Applicable Margin for Revolving Loans which are maintained as Base Rate Loans at such time and (iii) 2%, in each case with such interest to be payable on demand.

          (b) The obligations of the Borrower under this Section 3.05 to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication
 -------
or misapplication by the beneficiary of the proceeds of such Drawing; provided,
                                                                      --------
however, that the Borrower shall not be obligated to reimburse any Issuing Bank
-------
for any wrongful payment made by the Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

          3.06  Increased Costs.  If at any time after the date hereof, the
                ---------------
Issuing Bank or any Participant determines that the introduction after the date hereof of, or any change after the date hereof in, any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration, thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Participant, or any corporation controlling the Issuing Bank or such Participant, with any request or directive by any such authority (whether or not having the force of law) made subsequent to the date hereof, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Bank or participated in by any Participant, or (ii) impose on the Issuing Bank or any Participant, or any corporation controlling the Issuing Bank or such Participant, any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by the Issuing Bank or any Participant (a copy of which demand shall be sent by the Issuing Bank or such Participant to the Administrative Agent), the Borrower shall pay to the Issuing Bank or such Participant such additional amount or amounts as will compensate such Issuing Bank or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 3.06, shall give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Bank or such Participant (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Bank or such Participant, although failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 3.06, except as provided in Section 2.14. The certificate required to be delivered pursuant to this Section 3.06 shall, absent manifest error, be final, conclusive and binding on the Borrower.

          3.07  Existing Letters of Credit and Existing Letter of Credit
                --------------------------------------------------------
Outstandings.  The Borrower, the Banks and the Agents each agree that (a) all
------------
Existing Letters of Credit and Existing Letter of Credit Outstandings which are outstanding on the Restatement Effective Date, shall be deemed, respectively, Letters of Credit and Letter of Credit Outstandings issued or existing under, and governed by, this Agreement and (b) this Credit Agreement supersedes any and all prior agreements between the Borrower and the Issuing Bank with respect to such Existing Letters of Credit and such Existing Letter of Credit Outstandings.

          Section 4.  Commitment Commission; Fees; Reductions of Commitment.
                      -----------------------------------------------------

          4.01  Fees.  (a)  The Borrower agrees to pay to the Administrative
                ----
Agent for distribution to each of the Revolving Loan Banks a commitment commission (the "Commitment Commission") for the period from (i) the Original
                 ---------------------
Closing Date, in the case of each Revolving Loan Bank which was a party to the Existing Credit Agreement as of the Original Closing Date or (ii) in the case of each other Revolving Loan Bank, the date as of which such Revolving Loan Bank became a party to the Existing Credit Agreement or this Agreement, as the case may be, to the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated) computed at a rate for each day equal to 1/2 of 1% per annum on the daily unused portion of such Revolving Loan Bank's Total Revolving Loan Commitment. Accrued Commitment Commissions shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the

Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower agrees to pay to the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by the Issuing Bank hereunder (the "Facing Fee"), for the period from the date of issuance of
                     ----------
such Letter of Credit to the date of termination of such Letter of Credit, equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable in arrears to the respective Issuing Bank in respect of each Letter of Credit issued by it on each Quarterly Payment Date and the date of the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to the Administrative Agent for distribution to each Revolving Loan Bank a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from the
                              --------------------
date of issuance of such Letter of Credit to the date of termination of such Letter of Credit, computed at a rate per annum equal to 2 1/2% on the daily Stated Amount of such Letter of Credit. Letter of Credit Fees shall be distributed by the Administrative Agent to the Revolving Loan Banks on the basis of the respective Percentages of such Banks as in effect from time to time. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date of the termination of the Total Revolving Loan Commitment on which no Letters of Credit remain outstanding.

          (d) The Borrower agrees to pay in immediately available funds directly to the respective Issuing Bank upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by the Issuing Bank such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which the Issuing Bank is customarily charging for issuances of, drawings under (including wire charges) or amendments of, letters of credit issued by it or such alternative amounts as may have been agreed upon in writing by the Borrower and the Issuing Bank.

          (e) The Borrower shall pay to the Administrative Agent, for its account, such administrative fees as have been agreed to in writing by the Borrower or any of its Affiliates and the Administrative Agent payable in advance on the Effective Date and on each anniversary of the Effective Date thereafter.

          4.02  Voluntary Termination of Unutilized Commitments. Upon at least
                -----------------------------------------------
three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks and to the Issuing Bank), the Borrower shall have the right, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part; provided that (i) each such reduction shall apply proportionately to
            --------
reduce the Revolving Loan Commitment of each Bank with such a Commitment and
(ii) any partial reduction pursuant to this Section 4.02 shall be in integral multiples of at least $500,000.

          4.03  Mandatory Reduction of Commitments.  (a) In addition to any
                ----------------------------------
other mandatory commitment reductions pursuant to this Section 4.03, the (i) Total Initial Tranche B Commitment shall terminate in its entirety on the Restatement Effective Date (after giving effect to the making of all the Initial Tranche B Loans on such date), (ii) Total

Additional Tranche B Commitment shall on each Additional Tranche B Borrowing Date be permanently reduced by the aggregate principal amount of the Additional Tranche B Loans made on such Additional Tranche B Borrowing Date, and (iii) Total Additional Tranche B Commitment, and the Tranche B Commitment of each Tranche B Bank, shall be reduced from time to time to the extent required by
Section 5.02.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate on the Revolving Loan Maturity Date.

          (c) Each reduction to the Total Tranche B Commitment and the Total Revolving Loan Commitment pursuant to this Section 4.03 shall be applied proportionately to reduce the Tranche B Commitment and Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

          Section 5.  Prepayments; Optional Prepayment of Tranche B Notes;
                      ----------------------------------------------------
Payments; Taxes.
---------------

          5.01  Voluntary Prepayments.
                ---------------------

          (A)  Voluntary Prepayments of Term Loans and Revolving Loans:
               -------------------------------------------------------

          The Borrower shall have the right to prepay Term Loans and/or Revolving Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 11:00 A.M (New York time) at its Notice Office at least one Business Day's prior written notice in the case of Eurodollar Loans and same day prior written notice in the case of Base Rate Loans of the Borrower's intent to prepay the Loans, whether Term Loans or Revolving Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least the Minimum Borrowing Amount and, if greater, in integral multiples of $50,000; provided that no partial prepayment
                                           --------
of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount; (iii) if prepayments of Eurodollar Loans are made pursuant to this Section 5.01 on any day other than the last day of an Interest Period applicable thereto, then the Borrower shall pay to the Administrative Agent for the benefit of the Banks with a Commitment in the respective Tranche any compensation required to be paid pursuant to Section 2.11; (iv) each prepayment in respect of any Term Loans or Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (v) each prepayment of
                           --- ----
Term Loans pursuant to this Section 5.01 shall reduce the then remaining Scheduled Term Loan Repayments on a pro rata basis.
                                    --- ----

          (B)   Prohibition on Tranche B Loan Prepayments. The Borrower shall
                -----------------------------------------
not make any voluntary payment, prepayment, redemption, repurchase or other acquisition for value, of all or any portion of the principal of the Tranche B Loans.

          5.02  Mandatory Repayments and Commitment Reductions.
                ----------------------------------------------

          (A)   Requirements:
                ------------

          (a) (i) On any day on which the sum of the aggregate outstanding principal amount of Revolving Loans and Letter of Credit Outstandings at such time exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at its Payment Office on such date an amount of cash equal to the amount of such excess, such cash to be held as security for all Obligations of the Borrower hereunder in the Cash Collateral Account to be established and maintained (including the investments made pursuant thereto) by the Administrative Agent.

          (ii) If any Borrowing Base Certificate shall disclose the existence of a Borrowing Base Deficiency, the Borrower shall on the date of the delivery thereof in accordance with Section 9.01(k) repay the principal of Revolving Loans in an amount equal to such Borrowing Base Deficiency and, to the extent such Borrowing Base Deficiency exceeds the principal amount of then outstanding Revolving Loans required to be prepaid, the Borrower shall pay an amount of cash equal to such excess to the Administrative Agent at its Payment Office, such cash to be held as security for all Obligations of the Borrower hereunder in the Cash Collateral Account established and maintained (including the investments made pursuant thereto) by the Administrative Agent.

          (b) All then outstanding Revolving Loans shall be repaid in full on the Revolving Loan Maturity Date, together with all accrued and unpaid interest thereon.

          (c) In addition to any other mandatory repayments or Commitment reductions pursuant to this Section 5.02(A), the Borrower shall be required to repay on each date set forth below the principal amount of the Term Loans, to the extent then outstanding, set forth below opposite such date (each such repayment as the same may be reduced as provided in Sections 5.01 and 5.02(B), a "Scheduled Term Loan Repayment"):
 -----------------------------

          Scheduled Repayment Date           Amount
          ------------------------           ------

          October 31, 1999                 $        0
          December 31, 1999                $        0
          March 31, 2000                   $        0
          June 30, 2000                    $        0
          September 30, 2000               $  125,000
          December 31, 2000                $  125,000
          March 31, 2001                   $  750,000
          June 30, 2001                    $  750,000
          September 30, 2001               $  750,000
          December 31, 2001                $  750,000
          March 31, 2002                   $1,500,000
          June 30, 2002                    $1,500,000
          September 30, 2002               $1,500,000

          December 31, 2002                $1,500,000
          March 31, 2003                   $5,250,000
          June 30, 2003                    $5,250,000
          September 30, 2003               $5,250,000
          November 26, 2003                $  500,000

All then outstanding Term Loans shall be repaid in full on the Term Loan Maturity Date, together with all accrued and unpaid interest thereon.

          (d) In addition to any other mandatory repayments or Commitment reductions pursuant to this Section 5.02(A), the Borrower shall be required to prepay or repay principal of the Tranche B Loans, to the extent then outstanding (each such prepayment, a "Mandatory Tranche B Repayment")
                          -----------------------------

          (i)   in the amount of (x) $1,000,000, plus (y) the aggregate
                                                 ----
     principal amount of any Additional Tranche B Loans then outstanding, on any Quarterly Payment Date ending on or after March 31, 2001, upon the
     Borrower's:

                (A) satisfaction as of such Quarterly Payment Date of each of the following conditions:

                     (1) the Borrower shall have repaid in full all principal amounts of the Term Loans deferred through such Quarterly Payment Date pursuant to the Amendment Agreement and the amendment and restatement of this Agreement on the Restatement Effective Date;

                     (2) the Borrower shall have satisfied in accordance with this Agreement all its obligations with respect to the payment of any and all accrued unpaid interest on the Loans through and including such Quarterly Payment Date;

                     (3) as of such Quarterly Payment Date, after giving effect to such prepayment of principal of the Tranche B Loans (and payment of any prepayment premium in connection with such prepayment) and after giving effect to all other payments to be made on such Quarterly Payment Date, and any Revolving Loans to be made on such date and any Letter of Credit to be issued on such date, the sum of the aggregate principal amount of the Revolving Loans then outstanding, plus the Letter of Credit Outstandings at such time, shall not exceed the Borrowing Base then in effect;

                     (4) after giving effect to such prepayment of principal of the Tranche B Loans (and payment of any prepayment premium in connection with such prepayment), the Borrower shall be in pro forma compliance with each of the financial covenants set forth in Sections 10.9 and 10.10 of this Agreement for the Most Recent Reference Period, determined as if such prepayment of principal (and payment of any prepayment premium in connection with such prepayment) was made during such Most Recent Reference Period; and

                     (5) no Default or Event of Default shall be continuing as of such Quarterly Payment Date, nor shall any Default or Event of Default occur or be continuing after giving effect to the making of such prepayment of principal of the Tranche B Loans (and payment of any prepayment premium in connection with such prepayment); and

                (B) demonstration to the satisfaction of the Administrative Agent of a Fixed Charge Coverage Ratio for the Most Recent Reference Period (assuming that the scheduled principal payments due during such Most Recent Reference Period in respect of the Term Loans were those as in effect under the Existing Credit Agreement immediately prior to the Restatement Effective Date) of not less than 1.0:1.0; and

          (ii) in full, together with all accrued unpaid interest thereon and any applicable prepayment premium, upon the earlier to occur of (x) the Tranche B Maturity Date or (y) 95 days after the Final Continuing Obligations Repayment has occurred.

          (iii) Upon any Mandatory Tranche B Repayment, the Borrower shall pay an amount equal to the product of (x) the then outstanding principal amount of the Tranche B Loans being prepaid or repaid, multiplied by (y) (i) 1.05,
                                                     -------------
     for the period from and after the Restatement Effective Date up to and including the second (2/nd/) anniversary of the Restatement Effective Date;
     (ii) 1.04 thereafter, up to and including the third (3/rd/) anniversary of the Restatement Effective Date; (iii) 1.03 thereafter, up to and including the fourth (4/th/) anniversary of the Restatement Effective Date; (iv) 1.02 thereafter, up to and including the fifth (5/th/) anniversary of the Restatement Effective Date; (v) 1.01 thereafter, up to and including the sixth (6/th/) anniversary of the Restatement Effective Date; (vi) 1.00 thereafter.

          (e) In addition to any other mandatory repayments or Commitment reductions pursuant to this Section 5.02(A), no later than the Business Day immediately following the date of the receipt thereof by the Parent or any of its Subsidiaries, an amount equal to:

          (i) 100% of the cash proceeds (net of underwriting discounts and commissions and all other reasonable costs associated with such transaction), from any sale or issuance after the Restatement Effective Date of equity securities of the Parent, the Borrower or any of the Borrower's Subsidiaries; and

          (ii) 100% of the cash proceeds (net of underwriting discounts and commissions, loan fees and all other reasonable costs associated with such transaction) from any incurrence of any Indebtedness by the Parent, the Borrower or any of the Borrower's Subsidiaries (other than (a) the issuance by the Borrower of the Senior Notes and (b) other Indebtedness permitted by
     Section 10.05),

shall be applied as provided in Section 5.02(B).

          (f) In addition to any other mandatory repayments or Commitment reductions pursuant to this Section 5.02(A), no later than 90 days after the last day of each fiscal year of the Borrower, an amount equal to 50% of Excess Cash Flow of the Borrower and its Subsidiaries for the relevant Excess Cash Flow Payment Period shall be applied as provided in Section 5.02(B). Notwithstanding the foregoing, for the Excess Cash Flow Payment Period commencing January 1, 2000, and each Excess Cash Flow Payment Period thereafter, the applicable mandatory Excess Cash Flow repayments subject to the requirements of this
Section 5.02(A)(f) shall be the greater of (x) 100% of Excess Cash Flow for the relevant Excess Cash Flow Payment Period minus $2,000,000, and (y) $0; provided
                                         -----                         --------
that the provisions of the foregoing clause shall not apply and the provisions of the first sentence of this paragraph (f) shall apply if, as of the date on which any Excess Cash Flow amount is required to be applied in accordance with this Section 5.02(A)(f) (each such date, an "ECF Application Date"), the
                                             --------------------
Borrower shall be in full compliance with each of the following conditions:

          (i) the Borrower shall have repaid in full all principal amounts of the Term Loans deferred through such ECF Application Date pursuant to the Amendment Agreement and the amendment and restatement of this Agreement on the Restatement Effective Date;

          (ii) the Borrower shall have satisfied in accordance with this Agreement all its obligations with respect to the payment of any and all accrued unpaid interest on the Loans through and including such ECF Application Date;

          (iii) as of such ECF Application Date, after giving effect to application of the relevant Excess Cash Flow amount and after giving effect to all other payments to be made on such ECF Application Date, and any Revolving Loans to be made on such date and any Letter of Credit to be issued on such date, the sum of the aggregate principal amount of the Revolving Loans then outstanding, plus the Letter of Credit Outstandings at such time, shall not exceed the Borrowing Base then in effect;

          (iv) after giving effect to the application of such Excess Cash Flow amount, the Borrower shall be in pro forma compliance with each of the financial covenants set forth in Sections 10.9 and 10.10 of this Agreement for the Most Recent Reference Period, determined as if such application of Excess Cash Flow was made during such Most Recent Reference Period; and

          (v) no Default or Event of Default shall be continuing as of such ECF Application Date, nor shall any Default or Event of Default occur or be continuing after giving effect to the application of such Excess Cash Flow amount.

          (g) In addition to any other mandatory repayments or Commitment reductions pursuant to this Section 5.02(A), no later than the Business Day immediately following each date after the Effective Date on which the Borrower or any of its Subsidiaries receives cash proceeds from any sale of assets (including capital stock and securities other than capital stock the proceeds from the sale of which is recaptured pursuant to, or would be recaptured but for the exclusions contained in, Section 5.02(A)(d)(i), but excluding (1) up to $500,000 of Net Sale Proceeds from the sale of assets permitted to be sold pursuant to Section 10.02(ii)(A), (2) the sale of inventory (other than attaching machinery) in the ordinary course of business, and (3) the sale of attaching machinery permitted to be sold pursuant to Section 10.02(ii)(B) (so long as the proceeds from the sale of such attaching machinery are used to purchase replacement machinery), an amount equal to 100% of the Net Sale Proceeds thereof shall be applied as provided in Section 5.02(B); provided,
                                                                       --------
however, that to the extent the Net Sale Proceeds from sales of assets permitted
-------
to be reinvested in the business pursuant to Section 10.02(ii) are not so reinvested in accordance with the provisions (including the timing provisions) of such Section 10.02(ii) and this Section 5.02(A)(f), then such Net Sale Proceeds shall immediately be applied as provided in Section 5.02(B)).

          (h) In addition to any other mandatory repayments or Commitment reductions pursuant to this Section 5.02(A), no later than the Business Day immediately following each date after the Restatement Effective Date of the receipt thereof by the Parent or any of its Subsidiaries, an amount equal to 100% of the cash proceeds of any Recovery Event (net of reasonable costs incurred in connection with such Recovery Event (including the estimated marginal increase in income taxes which will be payable as a result of such Recovery Event by the Parent or any of its Subsidiaries)) shall be applied as provided in Section 5.02(B); provided that (x) so long as no Event of Default
                             --------
pursuant to Section 11.01 then exists, on and after the Effective Date and prior to the date on which there are no outstanding Obligations, such proceeds shall not be required to be so applied on such date to the extent that the Parent delivers a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid with substantially the same properties or assets within a period specified in such certificate not to exceed 180 days after the date of receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended), and (y) if all or any portion of such proceeds are not so used within the period specified in the relevant certificate furnished pursuant to the preceding clause (x), such remaining portion shall be applied on the last day of such specified period as provided in Section 5.02(B).

          (i) In addition to any other mandatory payments or Commitment reductions pursuant to this Section 5.02(A), no later than the Business Day immediately following the date of the receipt thereof by the Parent or any of its Subsidiaries, an amount equal to 50% of the proceeds of any Tax Refund shall be applied as provided in Section 5.02(B).

          (j) In addition to any other mandatory repayments or Commitment reductions pursuant to this Section 5.02(A), no later than the Business Day immediately following the date of the receipt thereof by the Parent or any of its Subsidiaries, an amount equal to 100% of any surplus assets of any Pension Plan returned to the Parent or such Subsidiary, net of any applicable taxes, shall be applied as provided in Section 5.02(B).

          (k) Anything contained in this Section 5.02 to the contrary notwithstanding, and in addition to any other mandatory payments or Commitment reductions pursuant to this Section 5.02(A), (A) if, following the occurrence of any "Asset Sale" (as such term is defined in the Senior Notes Indenture) by any Credit Party or any of its Subsidiaries, the Borrower is required to commit by a particular date (a "Commitment Date") to apply or cause its Subsidiaries to
                    ---------------
apply an amount equal to any of the "Net Available Proceeds" (as such term is defined in the Senior Notes Indenture)
thereof in a particular manner, or to apply by a particular date (an "Application Date") an amount equal to any such "Net Available Proceeds" in a
 ----------------
particular manner, in either case in order to excuse the Borrower from being required to make a "Net Proceeds Offer" (as such term is defined in the Senior Notes Indenture) in connection with such "Asset Sale", and the Borrower shall have failed to so commit or to so apply an amount equal to such "Net Available Proceeds" at least 15 days before the Commitment Date or the Application Date, as the case may be, or (B) if the Borrower at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such "Net Available Proceeds", and, within 60 days thereafter assuming no further application or commitment of an amount equal to such "Net Available Proceeds" the Borrower would otherwise be required to make a "Net Proceeds Offer" in respect thereof, then in either such case the Borrower shall immediately apply or cause to be applied an amount equal to such "Net Available Proceeds" to the payment of the Loans in the manner set forth in Section 5.02(A)(f) in such amounts as shall excuse the Borrower from making any such "Net Proceeds Offer".

          (B)   Application:
                -----------

          (a)   Each mandatory repayment or prepayment of Loans pursuant to
Section 5.02(A)(e) through (k) shall be applied:

          (i)   first, to prepay the principal of outstanding Term Loans and
                -----
     Tranche B Loans on a pro rata basis with the Term Loan Banks to receive
                          --------
     their applicable Term Loan Percentage and the Tranche B Banks to receive their applicable Tranche B Percentage, in each case, of the total amount to be applied as a mandatory prepayment of Loans pursuant to this Section 5.02(B) and which prepayment of Term Loans and Tranche B Loans shall be applied, in the case of the (x) Term Loans, to reduce the then remaining Scheduled Term Loan Repayments on a pro rata basis based upon the then
                                         --- ----
     remaining Scheduled Term Loan Repayments after giving effect to all prior reductions thereto, and (y) Tranche B Loans, to prepay the principal of outstanding Tranche Loans B due on the Tranche B Maturity Date.

          (ii)  second, to (x) prepay the outstanding principal of the Revolving
                ------
     Loans on a pro rata basis and (y) permanently reduce the Total Revolving
                ---------
     Commitment on the date of such application by an amount equal to such mandatory prepayment being then applied to the Revolving Loans;

          (iii) third, to (x) pay outstanding Unpaid Drawings under any Letter
                -----
     of Credit basis and (y) permanently reduce the sublimit for the issuance of Letters of Credit available under the Total Revolving Commitment on the date of such application by an amount equal to such mandatory prepayment being then applied to the Letters of Credit;

          (iv)  fourth, to (x) cash collateralize the Stated Amount of any
                ------
     outstanding Letters of Credit by depositing cash into the Cash Collateral Account in an amount equal to the sum of such Stated Amount(s) (y) permanently reduce the sublimit for the issuance of Letters of Credit available under the Total Revolving Commitment on the date of such application by an amount equal to such mandatory prepayment being then used to cash collateralize the Stated Amount of Outstanding Letters of Credit;

          (v)   fifth, to pay in full in cash all other outstanding Continuing
                -----
     Obligations; and

          (vi)  sixth, to pay in full in cash all other outstanding Tranche B
                -----
     Obligations.

The provisions of this Section 5.02(B)(a) shall not apply to any payment or prepayment the application of which is governed by Section 11.12.

          (b) Any Tranche B Bank may elect, by notice to the Administrative Agent in writing (or by telephone or telecopy promptly confirmed in writing) at least one (1) Business Day prior to any prepayment of Tranche B Loans required to be made by the Borrower for the account of such Bank pursuant to Section 5.02(B), to refuse such prepayment of such Tranche B Loans. Any amount so refused by any Tranche B Bank shall be applied to prepay the principal of outstanding Term Loans and, after payment in full of all outstanding Term Loans, as provided in clauses (ii) through (v) of paragraph (a) above.

          (c) With respect to each repayment of Loans required by this Section 5.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made; provided that: (i) repayments of
                                           --------
Eurodollar Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full, in which case the Borrower shall pay to the Administrative Agent for the benefit of the Banks any compensation required to be paid pursuant to Section 2.11; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a single Borrowing shall be applied pro rata among
                                                               --- ----
such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (d) All prepayments of principal made under this subsection (B) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          (C)   Application of Funds Received in Concentration Account:
                ------------------------------------------------------

          (a)   Unless the application provisions of Section 5.02(B) or Section
11.12 govern the application of such funds, from and after the date which is five (5) Business Days after the Restatement Effective Date all funds transferred to the Concentration Account and for which the Borrower or its applicable Subsidiary have received credit shall be applied on a daily basis, as follows:

          (1) first, to pay amounts then due and payable with respect to the Continuing Obligations;

          (2)  second, to prepay Revolving Loans which are Base Rate Loans;

          (3)  third, to prepay Revolving Loans which are Eurodollar Loans; and

          (4) fourth, except as otherwise required by Section 3.05, to the Borrower's Designated Disbursement Account.

          (b) All prepayments of Eurodollar Loans prior to the end of an Interest Period shall obligate the Borrower to pay any breakage costs associated with such Eurodollar Loans in accordance with Section 2.11.

          5.03 Method and Place of Payment.  Except as otherwise specifically
               ---------------------------
provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (except to the extent otherwise required herein with respect to Eurodollar Loans) and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          5.04 Net Payments.  (a)  All payments made by the Guarantors or the
               ------------
Borrower hereunder, or by the Borrower under any Note, will be made without setoff, counterclaim or other defense. Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Bank or the Issuing Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank, is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower and the
 -----
Guarantors jointly and severally agree to pay the full amount of such Taxes to the relevant taxation authority or other governmental authority in accordance with applicable law, and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower and the Guarantors shall jointly and severally be obligated to reimburse each Bank or the Issuing Bank, as the case may be, within 60 days from the date such Bank or the Issuing Bank makes written demand therefor for taxes imposed on or measured by the net income of such Bank or the Issuing Bank, as the case may be, pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank or the Issuing Bank is located as such Bank or the Issuing Bank, as the case may be, shall determine are payable by such Bank or the Issuing Bank in respect of such amounts so paid to or on behalf of such Bank or the Issuing Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank or the Issuing Bank pursuant to this sentence. The Borrower or the Guarantors, as the case may be, shall furnish to the Administrative Agent within 60 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of the receipts evidencing such payment by the Borrower or the Guarantors or other written proof of payment reasonably satisfactory to the Administrative Agent showing payment thereof. The Borrower and the Guarantors jointly and severally agree to indemnify and hold harmless each Bank, the Issuing Bank and each of the Agents, and to reimburse such Bank, the Issuing Bank or such Agent (as the case may be) upon its written request, for the amount of any Taxes and Other Taxes (as defined below) so levied or imposed and paid by such Bank, the Issuing Bank or such Agent (as the case may be). This indemnification shall be made with 60 days after the date such Bank, the Issuing Bank or such Agent (as the case may be) makes written demand therefor.

          (b) The Issuing Bank (if appropriate) and each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the
Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Restatement Effective Date (or in the case of Tranche B Banks, on or prior to the date on which any interest on the Tranche B Loans is paid in cash), or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 15.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's or the Issuing Bank's entitlement to a complete exemption from or a reduced rate of United States withholding tax with respect to payments to be made under this Agreement and under any Note, or
(ii) if the Bank or the Issuing Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 4224 or 1001 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "Section
                                                                 -------
5.04(b)(ii) Certificate") and (y) two accurate and complete original signed
-----------------------
copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's or the Issuing Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank and the Issuing Bank agrees from time to time after the Restatement Effective Date, (i) when a change in circumstances renders the previous certification obsolete or inaccurate in any material respect or (ii) upon the reasonable written request of the Borrower to such Bank, the Issuing Bank and the Administrative Agent, when a lapse in time renders the previous certification obsolete that it will deliver to the Borrower and the Administrative Agent (unless the Bank or the Issuing Bank is not lawfully able to do so solely as a result of a change in law) two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 5.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank or the Issuing Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and under any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. If the form provided by a Bank or the Issuing Bank at the time such Bank or the Issuing Bank first becomes a party to this Agreement indicates a United States withholding tax in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank or the Issuing Bank provides the appropriate form certifying that a lesser rate applies, whereupon withholding at such lesser rate shall only be considered excluded from Taxes for periods governed by such form. Notwithstanding anything to the contrary contained in
Section 5.04(a), but subject to the immediately preceding and succeeding sentences, the Borrower shall not be obligated pursuant to Section 5.04(a) hereof to gross-up payments to be made to a Bank, the Issuing Bank or the Administrative Agent in respect of income or similar taxes imposed by the United States (or any political subdivision taxing authority thereof or therein) and shall be entitled to deduct or withhold such taxes, to the extent it is required to do so by law from interest, fees and other amounts payable hereunder, if (1) such Bank or the Issuing Bank has not provided to the Borrower the appropriate form described in this subsection (b) (other than if, due to a change in law
                                       ----- ----
occurring after the date on which a form originally was required to be provided, such form is not required under this subsection (b)) required to be provided to the Borrower pursuant to this Section 5.04(b) or (2) in the case of a payment, other than interest, to a Bank or the Issuing Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04, the Borrower agrees to pay additional amounts and to indemnify each Bank and the Issuing Bank in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          (c) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges, levies that arise from any payment made hereunder or under the Notes, if any, or from the execution, delivery or registration of, or otherwise with respect to this Agreement or the Notes, if any (herein referred to as "Other Taxes").
                                      -----------

          (d)   In the event that an additional payment is made under this
Section 5.04 for the account of any Bank and such Bank, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid pursuant to this Section 5.04, such Bank shall promptly remit such refund to the Borrower, net of all out-of-pocket expenses of such Bank related thereto; provided, however, that the Borrower upon the request
                           --------  -------
of such Bank, agrees to promptly return such refund to such Bank in the event such Bank is required to repay such refund to the relevant taxing authority. Nothing contained herein shall interfere with the right of a Bank to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank to apply for any refund or to disclose any information relating to its tax affairs or any computations in respect thereof.

          Section 6.  Conditions Precedent to Loans on the Original Closing
                      -----------------------------------------------------
Date.  The obligation of each Bank to have made Loans (as defined under the
----
Existing Credit Agreement) on the Original Closing Date and the Issuing Bank to issue any Letter of Credit (as defined under the Existing Credit Agreement) on the Original Closing Date was subject at the time of such Credit Events to the satisfaction of the following conditions. (As used in this Section any reference to any "Agent" any "Bank", the "Required Banks", the "Issuing Bank" or any "Credit Party" shall have the meaning given to such terms in the Existing Credit Agreement):

          6.01  Execution of Agreement Notes.  On or prior to the Original
                ----------------------------
Closing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks, the appropriate Term Note or Revolving Note (each as defined under the Existing Credit Agreement) executed by the Borrower, in each case in the amount, maturity and as otherwise provided in the Existing Credit Agreement.

          6.02  Officer's Certificate.  On the Original Closing Date, the
                ---------------------
Administrative Agent shall have received a certificate dated the Original Closing Date, signed on behalf of each of the Credit Parties by the president, any executive vice president or any vice president of such Credit Party stating that all of the conditions in Sections 6.06, 6.07, 6.09, 6.10, 6.14, 6.16, 6.18,
7.01, 7.02 and 7.03 of the Existing Credit Agreement have been satisfied on such date; provided that such certificate shall not be required to certify as to the
      --------
acceptability of any items to the Agents, the Issuing Bank and/or the Banks or as to whether the Agents, the Issuing Bank and/or the Banks are aware of or are satisfied with any of the matters described in such Sections.

          6.03  Opinions of Counsel.  On the Original Closing Date, the
                -------------------
Administrative Agent shall have received from (i) Cahill Gordon & Reindel, special counsel to the Credit Parties, an opinion addressed to each of the Agents, the Issuing Bank and each of the Banks and dated the Original Closing Date in the form of Exhibit D to the Existing Credit Agreement, (ii) local counsel to the Banks, the Issuing Bank and the Agents, opinions addressed to each of the Agents, the Issuing Bank and each of the Banks and dated the Original Closing Date, each of which shall be in form and substance reasonably satisfactory to the Agents and shall cover the perfection and priority of the security interests granted pursuant to the Security Documents (as defined under the Existing Credit Agreement) and such other matters incident to the transactions contemplated by the Existing Credit Agreement and by the other Existing Credit Documents as requested by the Agents and (iii) counsel rendering such opinions, reliance letters with respect to all legal opinions delivered in connection with the Transaction which shall be (x) addressed to each of the Agents, the Issuing Bank and each of the Banks and dated the Original Closing Date and (y) in form and substance reasonably satisfactory to the Agents (it being understood that reliance language in an opinion delivered to another Person shall be permitted to be substituted for reliance letters).

          6.04  Corporate Documents; Proceedings.  (a)  On the Original Closing
                --------------------------------
Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Original Closing Date, signed by the president or any vice president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E to the Existing Credit Agreement with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall have been reasonably acceptable to the Agents and the Required Banks.

          (b) All corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by the Existing Credit Agreement and the other Documents (as defined in the Existing Credit Agreement) shall be reasonably satisfactory in form and substance to the Agents and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates, certificates of merger and bring-down telegrams, if any, which the Agents or the Required Banks may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          6.05  Employee Benefit Plans; Shareholders Agreements; Management
                -----------------------------------------------------------
Agreements; Employment Agreements; and Debt Agreements.  On or prior to the
------------------------------------------------------
Original Closing Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of the Parent or the Borrower, as the case may be, of:

          (i)   all Employee Benefit Plans;

          (ii) all agreements entered into by the Parent or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by its shareholders relating to any such entity with respect to their capital stock (collectively, the "Shareholders
                                                                    ------------
     Agreements");
     ----------

          (iii) all agreements with members of, or with respect to, the management of the Parent or any of its Subsidiaries other than Employment Agreements (collectively, the "Management Agreements");
                                    ---------------------

          (iv) any employment agreements entered into by the Parent or any of its Subsidiaries (collectively, the "Employment Agreements"); and
                                          ---------------------

          (v) all agreements evidencing or relating to Indebtedness of the Parent or any of its Subsidiaries which was to remain outstanding after giving effect to the incurrence of the loans on the Original Closing Date (collectively, the "Debt Agreements");
                         ---------------

all of which Employee Benefit Plans, Shareholders Agreements, Management Agreements, Employment Agreements, and Debt Agreements shall have been in form and substance reasonably satisfactory to the Agents and the Required Banks and shall be in full force and effect on the Original Closing Date.

          6.06  Equity Transactions; Capital Contributions.  (a)  On or prior to
                ------------------------------------------
the Original Closing Date, the Parent shall have received (i) not less than $40,000,000, in the aggregate, in respect of Capital Stock of the Parent, consisting of approximately $36,600,000 in cash and approximately $3,400,000 in the rollover of Capital Stock and stock options of the Parent pursuant to the Saratoga Investment and the Management Investment and (ii) not less than $10,000,000 in cash pursuant to the Units Offering.

          (b) On or prior to the Original Closing Date, the Parent shall have made the Equity Contribution to the Borrower, to be used by the Borrower to finance in part the Acquisition, the Refinancings and the Mergers.

          (c) On or prior to the Original Closing Date, the Borrower shall have received at least $100,000,000 in gross cash proceeds from the issuance of the Senior Notes.

          (d) On or prior to the Original Closing Date, the Administrative Agent shall have received true and correct copies of all documents effecting and evidencing the Equity Transactions and the Equity Contribution, each such document of which shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect and in form and substance (including all terms and conditions thereof) reasonably satisfactory to the Agents and the Required Banks.

          6.07  Consummation of the Acquisition.  On or prior to the Original
                -------------------------------
Closing Date, there shall have been delivered to the Banks and the Issuing Bank true and correct copies of all Acquisition Documents, all terms and provisions of such Acquisition Documents (other than the Stock Purchase Agreement) shall be in form and substance reasonably satisfactory to the Agents and the Required Banks and none of the Acquisition Documents shall have been amended without the consent of the Agents and the Required Banks (which consent shall not be unreasonably withheld). The Acquisition, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders of the parties thereto, and all Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall have been in full force and effect. The representations and warranties set forth in the Acquisition Documents were true and correct in all material respects as if made on and as of the Original Closing Date, except to the extent that such representations and warranties were stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date. Each of the conditions precedent to the Parent's and KSCO's obligations to consummate the Acquisition as set forth in the Acquisition Documents shall have been satisfied to the reasonable satisfaction of the Agents and the Required Banks or waived with the consent of the Agents and the Required Banks. Merger Sub shall have used the proceeds from the Equity Contribution, the Term Loan and the issuance of the Senior Notes to consummate the Acquisition, the Refinancings and the Mergers and to pay all fees and expenses in connection therewith. The Acquisition, the Refinancings and the Mergers shall have been consummated in accordance with all applicable law, and the Acquisition Documents (without giving effect to any amendment or modification thereof or waiver with respect thereto unless consented to by the Agents or the Required Banks, which consent shall not be unreasonably withheld).

          6.08  Security Agreement.  On the Original Closing Date, each of the
                ------------------
Credit Parties shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit F to the Existing Credit Agreement covering all of the present and future Security Agreement Collateral of the Credit Parties, in each case together with:

          (i) proper financing statements (Form UCC-1 or UCC-3 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by such Security Agreement;

          (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all judgment liens, tax liens and effective financing statements that name any of the Credit Parties, or a division or other operating unit or trade name of any such Credit Party, as debtor and that are filed in the jurisdictions referred to in clause (i) of this Section 6.08, together with copies of such other financing statements (none of which shall cover any Collateral except to the extent evidencing Permitted Liens or for which the Collateral Agent shall receive termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

          (iii) to the extent required by the Collateral Agent, evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement (as defined under the Existing Credit Agreement) as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by such Security Agreement, except with respect to the Mortgages (as defined under the Existing Credit Agreement), which are covered by Section 6.18;

          (iv) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by such Security Agreement have been taken; and

          (v) all of the Pledged Securities referred to therein then owned by each such Credit Party (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated irrevocable stock powers, in the case of capital stock constituting Pledged Securities;

and such Security Agreement and such other documents shall be in full force and effect.

          6.09  Material Adverse Change, Etc.  Since December 31, 1996, (i)
                ----------------------------
there shall have occurred no material adverse change in the operations or financial condition of the Parent, Merger Sub, KSCO and the Company, together with their respective Subsidiaries, taken as a whole and (ii) nothing shall have occurred (and the Banks and the Issuing Bank shall have become aware of no facts, conditions or other information not previously known) which the Agents or the Required Banks shall determine (a) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks, the Issuing Bank or the Agents or on the ability of the Parent or any of its Subsidiaries to perform their obligations to the Agents, the Issuing Bank and the Banks under the Existing Credit Agreement or under any other Existing Credit Document, (b) could reasonably be expected to have a material adverse effect on the Transaction or (c) indicates the inaccuracy in any material respect of the information previously provided to the Agents, the Issuing Bank or the Banks (taken as a whole) in connection with their analysis of the transactions contemplated hereby or indicates that the information previously provided omitted to disclose any material information.

          6.10  Litigation.  Since October 10, 1997, there shall have been no
                ----------
litigation or administrative proceedings or other legal or regulatory developments, by any entity (private or governmental), actual or, other than in the case of clause (a) below, threatened, and there shall have occurred no adverse change in the status of any such proceedings or developments disclosed to the Agents, the Issuing Bank and the Banks prior to October 10, 1997, in either case that, in the reasonable judgment of the Agents, (a) would have a material adverse effect on the operations or financial condition of the Parent, Merger Sub, KSCO and the Borrower together with their respective Subsidiaries, taken as a whole, or (b) involves a reasonable possibility of (i) a material adverse effect on (x) the ability of any of the Credit Parties to perform their respective obligations hereunder or under any of the other Existing Credit Documents or (y) the rights, remedies and benefits available to the Agents, the Issuing Bank and the Banks hereunder or under any of the other Existing Credit Documents, or (ii) adversely affecting the ability of any Person to consummate any aspect of the Transaction or the validity or enforceability of any of the Documents, or which would be materially inconsistent with the assumptions underlying the forecasts previously provided to the Agents, the Issuing Bank and the Banks.

          6.11  Fees, Etc.  On the Original Closing Date, the Borrower shall
                ---------
have paid in full to the Agents, the Issuing Bank and the Banks all costs, fees and expenses (including, without limitation, all legal fees and expenses) payable to the Agents, the Issuing Bank and the Banks to the extent then due pursuant to the Existing Credit Agreement or as otherwise agreed to between the Parent or any of its Affiliates and any of the Agents.

          6.12  Solvency Opinion; Environmental Assessments.  On the Original
                -------------------------------------------
Closing Date, the Borrower shall cause to be delivered to the Agents, the Issuing Bank and the Banks:

          (i) a solvency opinion from Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc., addressed to each of the Agents, the Issuing Bank and each of the Banks and dated the Original Closing Date and in form and substance satisfactory to the Agents and the Required Banks, and together with asset appraisals and other evidence, in each case, satisfactory to the Administrative Agent and the Required Banks, setting forth the conclusion that, before and after giving effect to the consummation of the Transaction and the other transactions contemplated hereby and by the Documents, the Parent and its Subsidiaries (on a consolidated basis), are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses, will not have incurred debts beyond their ability to pay such debts as they mature and become due, the fair value of the property of such Credit Party is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Credit Party and the present fair salable value of the assets of such Credit Party is not less than the amount that will be required to pay the probable liability of such Credit Party on its debts as they become absolute and matured; and

          (ii) environmental liability assessments of certain manufacturing facilities of the Parent and each of its Subsidiaries prepared by ENVIRON Corporation, which shall be in scope, and in form and substance, acceptable to the Agents and the Required Banks (such acceptance not to be unreasonably withheld), together with reliance letters with respect thereto.

          6.13  Insurance Policies.  On the Original Closing Date, the
                ------------------
Administrative Agent shall have received evidence (including, without limitation, certificates with respect to each insurance policy listed in
Schedule V to the Existing Credit Agreement and, with respect to all casualty insurance, naming the Collateral Agent on behalf of the Secured Creditors, as mortgagee/secured party and loss payee, and with respect to all liability policies, naming each of the Administrative Agent, the Issuing Bank and each of the Banks as an additional insured, and in all cases stating that such insurance shall not be cancelled or revised without 30 days' prior written notice by the insurer to the Administrative Agent) of insurance complying with the requirements of Section
9.03 of the Existing Credit Agreement for the business and properties of Borrower and each of its Subsidiaries, in form and substance reasonably satisfactory to the Agents and the Required Banks.

          6.14  Approvals.  All requisite governmental and other third party
                ---------
approvals necessary to consummate the Transaction and the other transactions contemplated by the Documents and otherwise referred to herein or therein (including, but not limited to, those approvals required in respect of existing permits, landlord consents and transfers of contract rights) shall have been obtained and remain in effect, and all applicable appeal periods and all applicable waiting periods, including, without limitation, the HSR Act, shall have expired without any action being taken by any competent authority which restrains, prevents or imposes adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents (as defined under the Existing Credit Agreement) and otherwise referred to herein or therein. Additionally, there shall not exist any actual or threatened judgment, order, injunction or other restraint issued or filed or a hearing seeking injunction relief or other restraint pending or notified that has a reasonable likelihood of restraining, preventing or imposing burdensome conditions upon the consummation of the Transaction, the other transactions contemplated by the Documents, the making of the loans or the issuance of letters of credit on the Original Closing Date.

          6.15  Financial Statements; Projections; Management Letters.  (a)  On
                -----------------------------------------------------
or prior to the Original Closing Date, the Issuing Bank and the Banks shall have received (i) the consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1996 and December 31, 1995, and the related statements of earnings and stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal periods ended as of such dates, which have been examined by Arthur Andersen LLP, independent certified public accountants, who delivered unqualified opinions in respect thereto, (ii) the consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1994, and the related statements of earnings and stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal period ended as of December 31, 1994, which have been examined by Deloitte & Touche LLP, independent certified public accountants, who delivered an unqualified opinion in respect thereto,
(iii) the consolidated balance sheet of the Company and its Subsidiaries as at September 30, 1997, and the related statements of earnings and stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal period ended as of such date, and (iv) the pro forma (both before and after giving effect to the Transaction and the other transactions contemplated by the Documents and the related financing thereof) consolidated balance sheet of the Parent and its Subsidiaries as at the Original Closing Date, all of which financial statements shall be prepared in accordance with U.S. GAAP consistent with past practices and shall be in form and substance satisfactory to the Agents and the Required Banks, and the Agents and the Required Banks shall be reasonably satisfied that such pro forma balance sheet does not materially and adversely differ from the balance sheet dated August 31, 1997, previously provided to the Agents, the Issuing Bank and the Banks.

          (b) On the Original Closing Date, the Issuing Bank and the Banks shall have received detailed consolidated financial projections, after giving effect to the Transaction and the other transactions contemplated by the Documents, for at least five years ended after the Original Closing Date (the "Projections"), which
                                                  -----------
Projections shall be as set forth on Schedule II to the Existing Credit
Agreement.

          (c) On or prior to the Original Closing Date, the Administrative Agent shall have received a copy of any "management letter" received by KSCO, the Company or any of their respective Subsidiaries from their certified public accountants on or after December 31, 1990.

          6.16  Refinancing.  On the Original Closing Date, after giving effect
                -----------
to the loans incurred under the Existing Credit Agreement on the Original Closing Date, neither the Parent nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for the Senior Preferred Stock, the Series B Preferred Stock, the Senior Notes, the loans incurred on the Original Closing Date and the indemnity obligations under the Acquisition Documents, which indemnity obligations (other than any indemnity obligations set forth in the Stock Purchase Agreement) shall be reasonably satisfactory to the Agents and the Required Banks, and the Original Indebtedness, the amount and terms of which shall be reasonably satisfactory to the Agents and the Required Banks. On the Original Closing Date, the Refinancings shall have occurred. On or prior to the Original Closing Date, (i) each of the facilities, agreements and instruments under which Indebtedness or the synthetic lease included in the Refinancings or otherwise to be refinanced as part of the Transaction was issued (collectively, the "Refinanced Indebtedness") shall have been terminated, (ii)
                    -----------------------
all commitments under the Refinanced Indebtedness shall have been permanently cancelled, (iii) the amount of all accrued interest, premiums, fees and commissions shall have been paid in full, (iv) all Liens in connection with the repayment of such Refinanced Indebtedness shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) and (v) all material waivers and consents necessary for the consummation of the Transaction and the other transactions contemplated by the Documents in respect of any Indebtedness of the Borrower or the Company (including any Refinanced Indebtedness) shall have been obtained. The Administrative Agent shall have received copies, certified as true and complete by an appropriate officer of the Parent, of all documents executed in connection with the Refinancings and the repayment of the Refinanced Indebtedness and the release of the Liens thereunder (collectively, the "Termination Documents").
----------------------

          6.17  Consent Letter.  The Administrative Agent shall have received a
                --------------
letter from National Corporate Research Ltd., presently located at 225 West 34th Street, New York, New York 10122, substantially in the form of Exhibit G to the Existing Credit Agreement, indicating its consent to its appointment by the Parent and each other Credit Party as their agent to receive service of process as specified in Section 15.15 of the Existing Credit Agreement.

          6.18  Mortgage; Title Insurance; Surveys; Etc.  On the Original
                ---------------------------------------
Closing Date, the Collateral Agent shall have received:

          (a) fully executed counterparts of a mortgage or deed to secure debt or similar documents in form and substance satisfactory to the Agents (as may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, each, a "Mortgage" and collectively, the
                                                 --------
     "Mortgages"), which Mortgages shall cover such of the Real Property owned
      ---------
     by the Borrower or
     any of its Subsidiaries (after giving effect to the Transaction) as designated on Schedule III to the Existing Credit Agreement (each, a "Mortgaged Property" and collectively, the "Mortgaged Properties"),
      ------------------                         --------- ----------
     together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary and as contemplated by the Existing Credit Agreement or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desirable under local law) for the benefit of the Secured Creditors (as defined under the Existing Credit Agreement);

          (b) mortgagee title insurance policies in connection with the Mortgaged Properties issued by First American Title Insurance Company or an affiliate thereof or such other title insurers satisfactory to the Agents and the Required Banks (the "Mortgage Policies") in amounts satisfactory to
                                  -----------------
     the Agents and the Required Banks assuring the Collateral Agent that the respective Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances, and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Agents and the Required Banks and shall include, as appropriate, an endorsement for future advances under the Existing Credit Agreement, the Notes and the Mortgages (each as defined under the Existing Credit Agreement) and for any other matter that the Agents or the Required Banks in their discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Agents or the Required Banks in their discretion may reasonably request; and

          (c) surveys in form and substance reasonably satisfactory to the Agents of each Mortgaged Property dated a recent date acceptable to the Agents, certified in a manner satisfactory to the Agents by a licensed professional surveyor satisfactory to the Agents.

          6.19  Initial Borrowing Base Certificate.  On the Original Closing
                ----------------------------------
Date, the Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate meeting the requirements of Section 9.01(k) of the Existing Credit Agreement.

          6.20  Direction Letters.  The Borrower shall, and shall have caused
                -----------------
each of its Domestic Subsidiaries to, have duly authorized and executed a letter to each of the banking institutions listed on Schedule IX to the Existing Credit Agreement (each a "Deposit Bank"), a copy of which letter shall be delivered to the Administrative Agent on the Original Closing Date and the original of which letter shall be delivered to each of the applicable Deposit Banks no later than 15 days after the Original Closing Date (i) advising such Deposit Bank that each checking, savings or other deposit account listed on Schedule IX to the Existing Credit Agreement as a bank deposit account (each a "Bank Deposit Account") has been pledged to the Collateral Agent pursuant to the Security Agreement (as defined under the Existing Credit Agreement) and (ii) directing such Deposit Bank to transfer, in same day funds, not later than 1:00 P.M. (New York City time) on each Business Day, an amount equal to the available and collected credit balance of all Bank Deposit Accounts as of the end of such Business Day to the Concentration Account.

          Section 7.  Conditions Precedent to All Credit Events.  The obligation
                      -----------------------------------------
of each Bank to make any Loan (including any Loan made on the Initial Borrowing
Date) and the obligation of the Issuing Bank to issue any Letter of Credit (including any Letter of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          7.01  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event, except for representations and warranties expressly stated to relate to a specific earlier date, which shall be true and correct as of such date.

          7.02  Material Adverse Change, Etc.  Nothing shall have occurred since
                ----------------------------
September 30, 1999 which (i) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks, the Issuing Bank or the Agents, or on the ability of the Parent, the Borrower or any other Credit Party to perform their respective obligations to the Agents, the Issuing Bank and the Banks under this Agreement or under any other Credit Document or (ii) could reasonably be expected to have a material adverse effect on the operations or financial condition of the Borrower together with its Subsidiaries, taken as a whole.

          7.03  Litigation.  Other than with respect to the matters set forth on
                ----------
Schedule VIII, at the time of each such Credit Event and also after giving effect thereto, there shall be no litigation or administrative proceedings or other legal or regulatory developments, by any entity (private or governmental), actual or, other than in the case of clause (a) below in the case of the initial Credit Event occurring on the Original Closing Date, threatened, and there shall have occurred no adverse change in the status of any such proceedings or developments since the Original Closing Date, in either case that, in the reasonable judgment of the Administrative Agent, (a) would have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or (b) involves a reasonable possibility of (i) a material adverse effect on (x) the ability of any of the Credit Parties to perform their respective obligations hereunder or under any of the other Credit Documents or (y) the rights, remedies and benefits available to the Agents, the Issuing Bank and the Banks hereunder or under any of the other Credit Documents, or (ii) adversely affecting the validity or enforceability of any Document, or which would be materially inconsistent with the assumptions underlying the forecasts previously provided to the Agents, the Issuing Bank and the Banks.

          7.04  Notice of Borrowing; Letter of Credit Request; Other Documents.
                --------------------------------------------------------------
(a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03.

          (b) Prior to the issuance of each Letter of Credit, the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of
Section 3.03.

          (c) Prior to the making of each Loan and the issuance of each Letter of Credit, the Administrative Agent shall have received such other approvals, opinions or documents as the Required Banks or the Issuing Bank through the Administrative Agent shall have reasonably requested in connection therewith.

          The acceptance of the benefits of each Credit Event from and after the Restatement Effective Date shall constitute a representation and warranty by the Borrower to the Issuing Bank and each of the Banks that on the date of each Credit Event, all the conditions specified in this Section 7 exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of the Issuing Bank and each of the Banks and, except for the Notes, in sufficient counterparts for the Issuing Bank and each of the Banks and, unless otherwise specified, shall be in form and substance reasonably satisfactory to the Issuing Bank and the Banks.

          Section 7A.  Special Conditions Applicable to Additional Tranche B
                       -----------------------------------------------------
Borrowings.  Without limiting the requirements of Section 7, the Borrower shall
----------
be entitled to make Borrowings of Additional Tranche B Loans only in the following circumstances:

          7A.01  Satisfaction of Consultant Contract Conditions.  The Tranche B
                 ----------------------------------------------
Banks shall make Additional Tranche B Loans to the Borrower, as one or more Borrowings of Additional Tranche B Loans, in an aggregate principal amount of up to the Total Additional Tranche B Commitment of the Tranche B Banks, upon the occurrence of each of the following events and satisfaction of each of the following conditions:

          (a) The Borrower shall have established to the satisfaction of the Administrative Agent that the Consultants have fully performed and discharged each of the terms and conditions of the Consultant Contract applicable to the exercise of a "Holder Put" (as defined in such Consultant Contract, a "Holder
                                                                       ------
Put");
---

          (b) The Consultants shall have duly exercised such Holder Put in the manner specified by the Consultant Contract;

          (c) The Parent and the Borrower shall not have any defense, counterclaim or set-off with respect to their respective obligations upon the exercise of such Holder Put; and

          (d) The Administrative Agent shall have received payout or similar documentation executed and delivered by the Parent, the Borrower and each of the Consultants, in form and substance satisfactory to the Administrative Agent, evidencing the unconditional release and discharge, to be effected upon payment to the Consultants of all proceeds of the Additional Tranche B Loans to be made pursuant to this Section 7A.01, of such Holder Puts.

          7A.02  Other Circumstances and Conditions.  The Tranche B Banks may
                 ----------------------------------
make Additional Tranche B Loans to the Borrower, as one or more Borrowings of Additional Tranche B Loans, in an aggregate principal amount (when taken together with all other Additional Tranche B Loans previously made to the Borrower by the Tranche B Banks), not to exceed the Total Additional Tranche B Commitment, as the Agents, the

Required Banks, the Required Tranche B Banks and the Borrower may, in their discretion and without obligation, from time to time agree.

          Section 8.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Issuing Bank and the Banks to enter into this Agreement and to make or continue the Loans on the terms set forth herein, and issue (or participate in) or continue the Letters of Credit as provided herein, each of the Credit Parties makes the following representations, warranties and agreements as to itself and as to each of its Subsidiaries, as of the Restatement Effective Date (after giving effect to the Credit Events occurring on such date, the Transactions and the other transactions contemplated by the Documents), and as of the date of each subsequent Credit Event, which representations, warranties and agreements shall survive the execution and delivery of this Agreement and the Notes and any subsequent Credit Event, with the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct on and as of the Restatement Effective Date and on the date of each such Credit Event except to the extent that such representation and warranty relates to a specific earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

          8.01  Corporate Status.  Each of the Parent and its Subsidiaries (i)
                ----------------
is a duly organized and validly existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications, except for failures to be so qualified which, in the aggregate, would not be reasonably likely to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.02  Corporate Power and Authority.  Each of the Parent and its
                -----------------------------
Subsidiaries has the power to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of each of such Documents. Each of the Parent and its Subsidiaries has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          8.03  No Violation.  Neither the execution, delivery or performance by
                ------------
the Parent or any of its Subsidiaries of the Documents to which it is a party, nor compliance by it with the terms and provisions hereof or thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, judgment, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default or event of default under, or result in the creation or imposition of (or the obligation to create or impose), any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Parent or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument to which the Parent or any of its Subsidiaries is a party or by which it or any of its property or assets is bound, or to which it may be subject (other than, in the case of any Document other than any Credit Document, such conflicts, breaches, defaults, events of default or Liens as could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole), (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents) of the Parent or any of its Subsidiaries, or (iv) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default or event of default under, the Senior Notes Indenture.

          8.04  Governmental Approvals.  No order, consent, approval, license,
                ----------------------
authorization or validation of, or filing, recording or registration with (except as has been obtained or made on or prior to the Original Closing Date and as is in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof (other than, in the case of any Document other than any Credit Document, such orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations or exemptions which if not obtained or made, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, or which, as of the date this representation is made or deemed to be made, are not yet required to have been received or filed), is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document, (ii) the legality, validity, binding effect or enforceability of any such Document or (iii) the Transaction.

          8.05  Financial Statements; Financial Conditions; Undisclosed
                -------------------------------------------------------
Liabilities; Projections; Etc.  (a) (i) The consolidated balance sheets of KSCO
-----------------------------
and its Subsidiaries as at December 31, 1996 and December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended as of such dates, which have been examined by Arthur Andersen LLP, independent certified public accountants, who delivered unqualified opinions in respect thereto, (ii) the consolidated statements of operations, changes in stockholders' equity and cash flows of the Borrower and its Subsidiaries for the year ended December 31, 1994, which have been examined by Deloitte & Touche LLP, independent certified public accountants, who delivered an unqualified opinion in respect thereto and (iii) the pro forma (both before and after giving effect to the Transaction and the other transactions contemplated by the Documents and the related financing thereof) consolidated balance sheet of the Parent and its Subsidiaries as at the Initial Borrowing Date prepared on a basis consistent with the Projections, copies of all of which financial statements referred to in the preceding clauses (i), (ii) and (iii) of this Section 8.05(a) have heretofore been furnished to each of the Agents, the Issuing Bank and each of the Banks, present fairly in all material respects the financial position of the respective entities at the dates of such statements and the results of operations for the period covered thereby (or, in the case of the pro forma balance sheet, present a good faith estimate of the pro forma financial condition of the Parent and its Subsidiaries (both before and after giving effect to the Transaction) on a consolidated basis at the date thereof). All such financial statements have been prepared in accordance with U.S. GAAP consistently applied, except to the extent provided in the notes to such financial statements and with respect to interim financial statements, subject to the absence of footnotes and to normal year end adjustments.

          (b) The consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended as of such dates, which have been examined by Arthur Andersen LLP, independent certified public accountants, who delivered unqualified opinions in respect thereto, copies of all of which financial statements have heretofore been furnished to each of the Agents, the Issuing Bank and each of the Banks, present fairly in all material respects the financial position of the respective entities at the dates of such statements and the results of operations for the period covered thereby on a consolidated basis at the date thereof). All such financial statements have been prepared in accordance with U.S. GAAP consistently applied, except to the extent provided in the notes to such financial statements and with respect to interim financial statements, subject to the absence of footnotes and to normal year end adjustments. Since September 30, 1999, there has been no material adverse change in the operations or financial condition of the Parent and the Borrower together with their respective Subsidiaries, taken as a whole.

          (c) On and as of (x) the Original Closing Date, on a pro forma basis after giving effect to the transactions contemplated by the Documents (as defined under the Existing Credit Agreement), the Loans (as defined under the Existing Credit Agreement) being incurred on the Original Closing Date, and to all Indebtedness (including such Loans) being incurred in connection with the Transaction, and Liens created, and to be created, by each Credit Party in connection therewith and (y) the Restatement Effective Date on a pro forma basis after giving effect to the transactions contemplated by the Documents, the Loans being incurred on the Restatement Effective Date, and to all Indebtedness (including the Loans) being incurred in connection with the Transaction, and Liens created, and to be created, by each Credit Party in connection therewith:
(i) the fair value of the property of each Credit Party is greater than the total amount of debt of such Credit Party; (ii) the present fair salable value of the assets of each Credit Party is not less than the amount that will be required to pay the probable liability of such Credit Party on its debts as they become absolute and mature; (iii) no Credit Party has incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (iv) each Credit Party will have sufficient capital with which to conduct its business. For purposes of this Section 8.05(c), "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (d) Except as fully reflected in the financial statements and the notes related thereto described in Section 8.05(b), there were as of the Restatement Effective Date (and after giving effect to the Loans contemplated by this Agreement) no liabilities or obligations with respect to the Parent or any of its Subsidiaries of any nature whatsoever

(whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Parent and its Subsidiaries taken as a whole. As of the Restatement Effective Date, neither the Parent nor any of its Subsidiaries knows of any basis for the assertion against the Parent or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements and the notes related thereto described in Section 8.05(b) which, either individually or in the aggregate, could reasonably be expected to be material to the Parent and its Subsidiaries taken as a whole.

          (e) On and as of the Original Closing Date, the Projections have been prepared in good faith by Saratoga with the participation of management of the Borrower, have been prepared on a basis consistent with the pro forma financial statements referred to in Section 8.05(b) and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Parent or the Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On the Original Closing Date, each of the Parent and the Borrower believed that the Projections were reasonable and attainable; it being recognized by the Issuing Bank and the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections probably will differ from the projected results and that the differences may be material.

          (f) On the Restatement Effective Date, the Issuing Bank and the Banks shall have received detailed consolidated financial projections, after giving effect to the Loans contemplated by the Documents, for at least three years ended after the Restatement Effective Date (the "Updated Projections"). On and
                                                 -------------------
as of the Restatement Effective Date, the Updated Projections have been prepared in good faith by the management of the Borrower, have been prepared on a basis consistent with the financial statements referred to in Section 8.05(b) and there are no statements or conclusions in any of the Updated Projections which are based upon or include information known to the Parent or the Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On the Restatement Effective Date, each of the Parent and the Borrower believes that the Updated Projections were reasonable and attainable; it being recognized by the Issuing Bank and the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Updated Projections probably will differ from the projected results and that the differences may be material.

          8.06  Litigation.  Other than with respect to matters set forth on
                ----------
Schedule VIII, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened that (a) would have a material adverse effect on the operations or financial condition of the Parent and the Borrower together with their respective Subsidiaries, taken as a whole, or (b) involves a reasonable possibility of (i) a material adverse effect on (x) the ability of any of the Credit Parties to perform their respective obligations hereunder or under any of the other Credit Documents or
(y) the rights, remedies and benefits available to the Agents, the Issuing Bank and the Banks hereunder or under any of the other Credit Documents, or (ii) adversely affecting the ability of any Person to consummate any aspect of the Transaction or the validity or enforceability of any Documents, or which would be materially inconsistent with the assumptions underlying the forecasts previously provided to the Agents, the Issuing Bank and the Banks.

          8.07  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) heretofore or contemporaneously furnished by or on behalf of any of the Parent or any of its Subsidiaries in writing to the Issuing Bank or any of the Banks (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the Transaction or any other transaction contemplated hereby or by the other Documents is or was, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any of the Parent or any of its Subsidiaries in writing to the Issuing Bank or any of the Banks will be, when furnished true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact.

          8.08  Use of Proceeds; Margin Regulations.  (a) All proceeds of the
                -----------------------------------
Term Loans have been used by the Borrower (i) to finance, in part, the Acquisition, the Refinancings and the Mergers and (ii) to pay Transaction Fees and Expenses.

          (b) All proceeds of the Initial Tranche B Loans shall be used by the Borrower (i) in an amount not to exceed $5,625,000, to make the interest payments on the Senior Notes required to be paid by the Borrower on November 30, 1999 under the Senior Notes Indenture, and (ii) for general corporate and working capital purposes of the Borrower, including the funding of raw-materials commitments of the Borrower and its Subsidiaries and for making Capital Expenditures permitted by this Agreement and capital contributions or loans to Subsidiaries of the Borrower to the extent such contributions and loans are permitted by Section 10.06.

          (c) All proceeds of the Additional Tranche B Loans made pursuant to
(x) Section 7A.01 shall be used by the Borrower only for the purchase or redemption of the Consultants Equity, pursuant to the exercise of a Holder Put, to the extent permitted by Section 10.03(iv), and (y) Section 7A.02 shall be used by the Borrower only for the purposes consented to by the Agents, the Required Banks and the Required Tranche B Banks at the time or times such Additional Tranche B Loans are made.

          (d) All proceeds of Revolving Loans shall be used by the Borrower for general corporate and working capital purposes of the Borrower, including the funding of raw-materials commitments of the Borrower and its Subsidiaries and for making Capital Expenditures permitted by this Agreement and capital contributions or loans to Subsidiaries of the Borrower to the extent such contributions and loans are permitted by Section 10.06.

          (e) No part of the proceeds of any Loan and no Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          8.09  Tax Returns and Payments.  Each of the Parent and its
                ------------------------
Subsidiaries has timely filed or caused to be timely filed (including pursuant to any valid extensions of time for filing) with the appropriate taxing authority, all returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with
                                  -------
respect to the income, properties or operations of the Parent and/or any of its Subsidiaries. The Returns accurately reflect in all respects all liability for taxes of the Parent and its Subsidiaries for the periods covered thereby. Each of the Parent and its Subsidiaries has paid all material taxes payable by them which have become due together with applicable interest and penalties. As of the Restatement Effective Date, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of any of the Parent or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Parent or any of its Subsidiaries. As of the Restatement Effective Date, there are no tax Liens on any of the property or assets of the Parent or any of its Subsidiaries and no enforcement, collection, levy or foreclosure proceedings have been commenced and remain unstayed in respect thereof. As of the Restatement Effective Date, neither the Parent nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Parent or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of any of the Parent or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Parent nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Parent nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or the other transactions contemplated by the Documents.

          8.10  Compliance with ERISA.  Except as could not reasonably be
                ---------------------
expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole (it being agreed that the receipt of the PBGC Letter by the Borrower, without more, is not expected to have such a material adverse effect) each Employee Benefit Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Pension Plan; no Pension Plan is insolvent or in reorganization; no Pension Plan has an Unfunded Current Liability; no Pension Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made by the Parent and its Subsidiaries and their ERISA Affiliates with respect to a Plan have been timely made; neither the Parent nor any of its Subsidiaries nor any ERISA Affiliate (but only as to the following Sections of ERISA and the Code pursuant to which the Parent could be liable with respect to such ERISA Affiliate) has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971, 4975 or 4980 of the Code or expects to incur any material liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Pension Plan and no event or condition has occurred as described in Section 4042 of ERISA; no condition exists which presents a material risk to any of the Parent or any of its Subsidiaries or any ERISA Affiliate (but only as to the foregoing provisions of ERISA and the Code pursuant to which the Parent could be liable with respect to such ERISA Affiliate) of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; there has been no adoption of any amendment of any Pension Plan requiring the provision of security to such

Pension Plan, pursuant to Section 307 of ERISA; using actuarial assumptions and computation methods consistent with Part I of subtitle E of Title IV of ERISA, the Parent and its Subsidiaries and their ERISA Affiliates would not have any liability to any Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA, a "Multiemployer Plan") in the event of a complete
                        ------------------
withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of any Credit Event; neither the Parent, any of its Subsidiaries, nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA; no lien imposed under the Code or ERISA on the assets of any of the Parent or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Parent and its Subsidiaries have not amended, since the Effective Date, any employee welfare benefit plan (as defined in Section 3(l) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) increasing benefits under any such Plan, and have not adopted, since the Effective Date, any new Plan providing such benefits.

          8.11  The Security Documents.  (a)  The provisions of the Security
                ----------------------
Agreement are effective, subject to their terms, to create in favor of the Collateral Agent for the benefit of (x) the Secured Creditors holding Continuing Obligations, a legal, valid and enforceable first priority security interest in, and (y) for the benefit of the Secured Creditors holding Tranche B Obligations, a legal, valid and enforceable second priority security interest in, all right, title and interest of, the respective Credit Parties in the Collateral described therein;

          (b) Upon the making of the necessary filings in the appropriate filing office, the Collateral Agent for the benefit of (x) Secured Creditors holding Continuing Obligations will have a perfected first priority Lien on, and security interest in, and (y) the Secured Creditors holding Tranche B Obligations, will have a perfected second priority Lien on, and security interest in, all right, title and interest of the respective Credit Parties, in all of the Collateral described therein, subject to no other Liens other than Permitted Liens.

          (c) The recordation of the Security Agreement in the United States Patent and Trademark Office, together with filings on Form UCC-1 in all applicable jurisdictions made pursuant to the Security Agreement, is effective, under federal and state law, to perfect the (x) first priority Lien and security interest granted to the Collateral Agent for its benefit and the ratable benefit of the Secured Creditors holding Continuing Obligations, and (y) second priority Lien and security interest granted to the Collateral Agent for its benefit and the ratable benefit of the Secured Creditors holding Tranche B Obligations, in the Trademarks and Patents covered by the Security Agreement and the filing of the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement is effective under federal and state law to perfect the (A) first priority Lien and security interest granted to the Collateral Agent for its benefit and the ratable benefit of the Secured Creditors holding Continuing Obligations, and (B) second priority Lien and security interest granted to the Collateral Agent for its benefit and the ratable benefit of the Secured Creditors holding Tranche B Obligations, in the Copyrights covered by the Security Agreement. Each of the Credit Parties party to the Security Agreement has good and merchantable title to all Collateral described therein, free and clear of all Liens except those described above in subsection (a) above and this subsection (b).

          (d) The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable and perfected security interest in and Lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desirable under local law) for the benefit of the Secured Creditors holding Continuing Obligations, superior to and prior to the rights of all third persons (except that the security interest created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens).
Schedule III contains a true and complete list of each parcel of Real Property owned or leased by the Borrower and each of its Domestic Subsidiaries on the Restatement Effective Date, and the type of interest therein held by the Borrower and each of its Subsidiaries. Each of the Borrower and its Subsidiaries has good and marketable title at the time of the grant thereof and at all times thereafter to all Mortgaged Properties, free and clear of all Liens except those described in the first sentence of this subsection (c).

          8.12  Representations and Warranties in Documents.  All
                -------------------------------------------
representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects on the Restatement Effective Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          8.13  Properties.  Each of the Borrower and its Subsidiaries has good
                ----------
title to all properties owned by them, including all property reflected in the pro forma consolidated balance sheet (after giving effect to the Transaction) referred to in Section 8.05(a) and 8.05(b) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by Section 10.02), free and clear of all Liens, other than (i) as referred to in the financial statements referred to in Section 8.05 or (ii) as otherwise permitted by Section 10.01.

          8.14  Capitalization.  On the Restatement Effective Date, the
                --------------
authorized capital stock of the Parent consists of (a) 15,000,000 shares of Parent Common Stock, of which 4,655,500 shares are issued and outstanding and
(b) 1,000,000 shares of Parent Preferred Stock, of which zero (0) shares are issued and outstanding. Set forth on Schedule X hereto, is a complete and accurate list of all Persons who own any shares of Parent Common Stock as of the Restatement Effective Date, showing opposite such Person's name the class of stock owned by such Person, the number of shares owned by such Person and the percentage of the outstanding shares of that class of stock owned by such Person. As of the Restatement Effective Date, all of the shares of stock described on Schedule XI hereto are owned by the Persons listed on such Schedule free and clear of all Liens. On the Restatement Effective Date, the authorized capital stock of the Borrower consists of 1,000 shares of common stock, $.01 par value per share (the "Borrower Common Stock"), of which 100 shares are issued
                      ---------------------
and outstanding and all of which shares of Borrower Common Stock are owned by the Parent, free and clear of all Liens, except those created under the Credit Documents. All of such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. On the Restatement Effective Date, neither the Parent nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock other than pursuant to the New Incentive Stock Option Plan and the Stockholders Agreement, each as in effect on the Original Closing Date.

          8.15  Subsidiaries.  (a)  On the Restatement Effective Date, the
                ------------
Persons listed on Schedule IV are the only Subsidiaries of the Borrower.
Schedule IV correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

          (b) On the Restatement Effective Date, none of the Borrower's Foreign Subsidiaries (other than Scovill Canada Inc. and Unifast-Scovill, S.A.) has any material assets and none of such Persons conducts any business of a material nature.

          8.16  Compliance with Statutes, Etc.  Each of the Borrower and its
                -----------------------------
Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except with respect to each of the foregoing, such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.17  Investment Company Act.  None of the Parent or any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.18  Public Utility Holding Company Act.  None of the Parent or any
                ----------------------------------
of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.19  Environmental Matters.  Except as set forth on Schedule VII, (a)
                ---------------------
the Borrower and each of its Subsidiaries have complied with, and on the date of each Credit Event will be in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, except such non-compliances which could not individually, or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. Except as set forth on Schedule VII, there are no past, pending or, to the best knowledge of the borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property currently owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. Except as set forth on Schedule VII, there are no facts, circumstances, conditions or occurrences on any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, on any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law except such Environmental Claims and restrictions which individually, or, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          (b) Except as set forth on Schedule VII, other than in material compliance with applicable Environmental Law or as described in the environmental liability assessments referred to in Section 6.12(ii), neither the Borrower nor any of its Subsidiaries has at any time generated, used, treated, stored, transported or released Hazardous Materials on, to or from any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries except as could not reasonably be expected to result in material liability under Environmental Laws.

          (c) Except as set forth on Schedule VII, there are not now and, to the best knowledge of the Borrower, never have been any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

          (d) Except as set forth in Schedule VII, no Real Property owned or at any time operated by the Borrower or any of its Subsidiaries is located on any site listed on, or proposed in the Federal Register for listing on, the National Priorities List, or listed on the Comprehensive Environmental Response Compensation and Liability Information System ("CERCLIS"), each promulgated
                                                -------
pursuant to CERCLA or its state equivalents. With respect to the Newark, New Jersey site, the CERCLIS has designated the site as requiring "no further action".

          8.20  Labor Relations.  None of the Borrower nor any of its
                ---------------
Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against any of the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against any of the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of any of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) those matters which could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.21  Patents, Licenses, Franchises and Formulas.  (a)  The Borrower,
                ------------------------------------------
together with its Subsidiaries, owns, has a license to use or otherwise has the right to use, free and clear of pending or, to the knowledge of the Borrower and its Subsidiaries, threatened Liens (other than Permitted Liens), all the material patents, patent applications, trademarks, service marks, trade names, trade secrets, copyrights, proprietary information, computer programs, databases, licenses, franchises and formulas, or rights with respect to the foregoing (collectively, "Intellectual Property"), and has obtained all licenses
                          ---------------------
and other rights of whatever nature necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          (b) As of the Restatement Effective Date, the Borrower, together with its Subsidiaries, has the right to practice under and use all Intellectual Property which the Borrower and its Subsidiaries had a right to practice under and use immediately prior to the Transaction.

          (c) Neither the Borrower nor any of its Subsidiaries has knowledge of any claim by any third party contesting the validity, enforceability, use or ownership of the Intellectual Property, or of any existing state of facts that would support a claim that use by any of the Borrower or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any Intellectual Property right of any other Person and that to the best knowledge of the Borrower and its Subsidiaries no claim is threatened, except for such claims that could not individually or in the aggregate reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.22  Indebtedness.  As of the Restatement Effective Date, neither the
                ------------
Parent nor any of its Subsidiaries had any Indebtedness or preferred stock outstanding other than (i) the Loans, (ii) the indemnity obligations under the Acquisition Agreements, (iii) the Senior Preferred Stock, (iv) the Series B Preferred Stock, (v) the Senior Notes and (vi) the other Indebtedness described on Schedule X (such other Indebtedness being the "Existing Indebtedness").
                                                  ---------------------

          8.23  Restrictions on or Relating to Subsidiaries.  There does not
                -------------------------------------------
exist any Payment Restriction with respect to any Subsidiary of the Borrower, except for any such Payment Restriction existing under or by reason of (a) applicable law, (b) customary non-assignment or net worth provisions in leases or other contracts entered into in the ordinary course of business and consistent with past practices, (c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, (d) customary restrictions imposed on the transfer of copyrighted or patented materials, (e) the entering into of a contract for the sale or other disposition of assets, directly or indirectly, so long as such restrictions do not extend to assets that are not subject to such sale or other disposition, (f) the terms of any agreement evidencing any Indebtedness of Subsidiaries that was permitted hereby to be incurred that only restricts the transfer of the assets purchased with the proceeds of such Indebtedness, (g) the terms of the Senior Notes Indenture, (h) the terms of any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to this Agreement, provided that such Payment Restriction only applies to assets that were subject to such restriction and encumbrances prior to the acquisition of such assets by the Borrower or any of its Subsidiaries, (i) contracts of any Subsidiaries of the Borrower in effect prior to such Person becoming a Subsidiary of the Borrower and not entered into in contemplation thereof, so long as such restriction applies only to such Subsidiary or its assets, (j) restrictions on transfer of property or assets pursuant to any Lien permitted under this Agreement, (k) the terms of any agreement in effect on the Original Closing Date as such Payment Restriction was in effect on the Original Closing Date or as thereafter amended; provided that such Payment Restriction became no
                               --------
more restrictive, (l) the Credit Documents, and (m) "Refinancing Indebtedness" (as such term is defined in the Senior Notes Indenture); provided that any such
                                                         --------
Payment Restrictions that arise under such "Refinancing Indebtedness" are not, taken as a whole, more restrictive than those under the agreement creating or evidencing the Indebtedness being refinanced.

          8.24  The Transaction.  All aspects of the Transaction have been
                ---------------
effected in all material respects in accordance with this Agreement and the other Documents and all applicable law. At the time of consummation of the Transaction, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities and third parties required in order to consummate the Transaction will have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods, including, without limitation, all waiting periods under the HSR Act, with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Transaction. Additionally, at the time of consummation of the Transaction, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transaction, and there does not exist any judgment, order or injunction prohibiting or imposing any material adverse condition upon the occurrence of any Credit Event or the performance by the Parent or any of its Subsidiaries of their obligations under the Documents. All actions taken by the Parent or any of its Subsidiaries pursuant to or in furtherance of the Transaction have been taken in compliance in all material respects with the respective Documents and all applicable law.

          8.25  Leases.  With respect to any material lease or material rental
                ------
agreement for Real Property to which the Borrower or any of its Subsidiaries (either as lessor or lessee, as the case may be) is a party, (i) such lease or rental agreement is in full force and effect, (ii) the Borrower or any of its Subsidiaries has complied in all material respects with all of the terms of such lease or rental agreement, (iii) there exists no default or an event, act or condition which with notice or lapse of time, or both, would constitute a material event of default thereunder by any of the Borrower or such Subsidiary, or, to the extent any such party is a lessee or lessor thereunder, to the knowledge of the Borrower or such Subsidiary, by the landlord thereunder and
(iv) the Borrower or one of
its Subsidiaries is in possession of the premises demised under all such leases and rental agreements to the extent any such party is a lessee thereunder and is conducting business on such premise.

          8.26  Collective Bargaining Agreements; Tax Allocation Agreements.
                -----------------------------------------------------------
Neither the Parent nor any of its Subsidiaries has (i) any collective bargaining agreement applying or relating to any employee of the Parent or any of its Subsidiaries with respect to current employees of the Parent or any of its Subsidiaries or (ii) any tax sharing, tax allocation or other similar agreement.

          8.27  Bank Accounts. Schedule IX sets forth (a) a list of each bank or
                -------------
other financial institution where any Credit Party maintains any bank or deposit account, and (b) sets forth the account holder, account number, sort code (if applicable), location and a description of each such account, including all Operating Accounts and Agency Accounts. The Credit Parties shall be permitted to establish new bank or deposit accounts so long as such accounts satisfy the terms and provisions of this Agreement and the Security Agreement. Each bank or deposit account of the Credit Parties is maintained with an Agent or a Bank.

          Section 9.  Affirmative Covenants.  Each of the Parent and the
                      ---------------------
Borrower covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, the Notes and the Unpaid Drawings, together with interest, Fees and all other Obligations are paid in full:

          9.01  Information Covenants.  The Borrower shall furnish to each of
                ---------------------
the Agents, the Issuing Bank and to each of the Banks:

          (a) Monthly Reports.  Within 30 days after the end of each fiscal
              ---------------
month of the Borrower other than the last such month of any fiscal quarter of the Borrower, (i) the balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related statements of earnings and stockholders' equity and statement of cash flows for such month and for the elapsed portion of the fiscal year of the Borrower ended with the last day of such month, in each case setting forth comparative figures for the corresponding month and elapsed portion of such fiscal year of the Borrower for the prior fiscal year of the Borrower and comparable budgeted figures for such period and, in any event, in the form presented to the Board of Directors of the Borrower, all of which shall be certified by the chief financial officer of the Borrower, as being fairly stated in all material respects, subject to the absence of footnotes and normal year-end audit adjustments and (ii) to the extent such is provided to the Board of Directors of the Borrower, management's discussion and analysis of the important operational and financial developments during the month and year-to-date periods.

          (b) Quarterly Financial Statements.  Within 45 days after the close of
              ------------------------------
each of the first three quarterly accounting periods in each fiscal year of each of the Parent and the Borrower, commencing with the fiscal years of the Parent and the Borrower ended December 31, 1997, (i) the consolidated and consolidating balance sheets of the Parent and its Subsidiaries and the Borrower and its Subsidiaries, in each case, as at the end of such quarterly period and the related consolidated and consolidating statements of earnings and stockholders' equity and statement of cash flows, in each case for such quarterly period and for the elapsed portion of the fiscal year of each of the Parent and the

Borrower ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal years of the Parent and the Borrower and comparable budgeted figures for such period, all of which shall be certified by the chief financial officer or controller of the Parent or the Borrower, as the case may be, as being fairly stated in all material respects subject to the absence of footnotes and normal year-end audit adjustments and (ii) management's discussion and analysis of the important operational and financial developments during the quarter and year-to-date periods.

          (c) Annual Financial Statements.  Within 90 days after the close of
              ---------------------------
each fiscal year of each of the Parent and the Borrower, commencing with the fiscal years of the Parent and the Borrower ended December 31, 1997, (i) the consolidated and consolidating balance sheets of the Parent and its Subsidiaries and the Borrower and its Subsidiaries, in each case, as at the end of such fiscal year of the Parent and the Borrower and the related consolidated and consolidating statements of earnings and stockholders' equity and statement of cash flows for such fiscal years of the Parent and the Borrower and setting forth comparative figures for the preceding fiscal year of each of the Parent and the Borrower and comparable budgeted figures for such period and certified as being fairly stated in all material respects, (x) in the case of the consolidating statements, by the chief financial officer or controller of the Parent or the Borrower, as the case may be, and (y) in the case of the consolidated financial statements of the Parent and its Subsidiaries and the Borrower and its Subsidiaries, by any of the "big seven" or other independent certified public accountants of recognized national standing acceptable to the Required Banks, together with a signed opinion of such accounting firm (which opinion shall not be qualified in any respect) stating that such financial statements present fairly in all material respects the financial position of the Parent and its Subsidiaries and the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with U.S. GAAP and that the examination by such accounting firm in connection with such financial statements has been made in accordance with generally accepted auditing standards and that, in the course of its regular audit of the financial statements of the Parent and the Borrower, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year of the Parent and the Borrower.

          (d) Management Letters.  Promptly after the receipt thereof by the
              ------------------
Parent or any of its Subsidiaries, a copy of any "management letter" received by the Parent or such Subsidiary from its certified public accountants and the management's responses thereto.

          (e) Budgets.  As soon as available, but in no event later than 30 days
              -------
after the first day of each fiscal year of the Borrower, a budget for the Borrower and its Subsidiaries (including budgeted statements of earnings and sources and uses of cash and balance sheets) prepared by the Borrower for each calendar month of such fiscal year of the Borrower and the immediately succeeding fiscal year of the Borrower prepared in reasonable detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of the chief financial officer or controller of the Borrower to the effect that, to the best of his or her knowledge, the budget is a reasonable estimate for the period covered thereby.

          (f) Officer's Certificate.  At the time of the delivery of the
              ---------------------
financial statements provided for in Sections 9.01(a), (b) and (c), a certificate of the Borrower signed on behalf of the Borrower by its chief financial officer to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate, (x) in the case of certificates delivered pursuant to Section 9.01(b) or (c), shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 4.03, 5.02, 10.03, 10.04 and 10.08 through 10.11 at the end of such fiscal quarter of the Borrower or fiscal year of the Borrower, as the case may be, and (y) in the case of certificates delivered pursuant to Section 9.01(b), shall set forth the amount of Excess Cash Flow of the Borrower for the relevant Excess Cash Flow Payment Period.

          (g)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
within four Business Days after an executive officer of the Parent or the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole or (y) with respect to any Document and (iii) any other event which could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, together with a statement as to what action the Credit Parties have taken and propose to take with respect thereto.

          (h) Other Reports and Filings.  Promptly following transmission
              -------------------------
thereof, copies of any financial information, proxy materials and other information and reports, if any, which any Credit Party (x) has filed with the Securities and Exchange Commission or any successor thereto or (y) has delivered to holders of, or any agent or trustee with respect to, Indebtedness of any Credit Party in its capacity as such a holder, agent, or trustee.

          (i) Environmental Matters.  Promptly following, and in any event
              ---------------------
within four Business Days after an officer of the Parent or the Borrower obtains knowledge thereof, notice of any of the following post-closing environmental matters: (i) any pending or threatened material Environmental Claims against the Parent or any of its Subsidiaries or any Real Property owned or operated at any time by the Parent or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated at any time by the Parent or any of its Subsidiaries that (a) could reasonably be anticipated to result in a material noncompliance by the Parent or any of its Subsidiaries with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of a material Environmental Claim against the Parent or any of its Subsidiaries or any Real Property owned or operated by the Parent or any of its Subsidiaries; (iii) any condition or occurrence on any Real Property owned or operated by the Parent or any of its Subsidiaries or any property adjoining such Real Property that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to a material Release or material threatened Release or the actual or alleged presence of any Hazardous Material on or from any Real Property owned or operated at any time by the Parent or any of its Subsidiaries in each case as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Parent's or such Subsidiary's response thereto. In addition, the Parent and the Borrower shall provide the Banks and the Issuing Bank with copies of all material written communications with any government or governmental agency relating to Environmental Claims, all non-privileged material written communications with any person relating to Environmental Claims, and such non-privileged detailed reports of any Environmental Claim as may reasonably be requested by the Required Banks.

          (j) Annual Meetings with Banks.  Within 120 days after the close of
              --------------------------
each fiscal year of the Borrower, the Borrower shall, at the request of the Administrative Agent or the Required Banks, hold a meeting at its offices with the Issuing Bank and all Banks who choose to attend such meeting, at which meeting shall be reviewed the financial results of the previous fiscal year of the Borrower and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

          (k) Borrowing Base Certificate.  (i)  On the Initial Borrowing Date
              --------------------------
and (ii) thereafter, not later than 12:00 noon (New York time) on the 20th day after the end of each fiscal month of the Borrower, a borrowing base certificate substantially in the form of Exhibit H (each, a "Borrowing Base Certificate"),
                                                 --------------------------
with respect to the Eligible Receivables and the Eligible Inventory of the Borrower and its Subsidiaries as of (x) in the case of clause (i), November 26, 1997 and (y) in the case of clause (ii), the last day of the immediately preceding fiscal month of the Parent, and in each case, certified by the chief financial officer of the Borrower. Without limiting any requirement contained within subsections (i) and (ii), commencing on October 1, 1999, the Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate, within three (3) Business Days after the Friday of each week, until the Administrative Agent shall notify the Borrower that such weekly Borrowing Base Certificate is no longer required. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Administrative Agent may reasonably request. If the Borrower fails to deliver
(a) any such monthly Borrowing Base Certificate within 25 days after the end of any such month, or (b) any such weekly Borrowing Base Certificate within 5 Business Days after the end of any such week, then the Borrowing Base shall be deemed to be $0 until such time as the Borrower shall deliver such required Borrowing Base Certificate.

          (l) Working Capital Review.  At any time after the date hereof, the
              ----------------------
Administrative Agent shall have the right to request a working capital review, which shall be delivered to the Administrative Agent within a reasonable period of time after such request and which shall be in form and substance reasonably satisfactory to the Administrative Agent, of the Eligible Receivables and Eligible Inventory of the Borrower and each of the Borrower's Subsidiaries.

          (m) Employee Benefit Plan Due Diligence Visitation Report. At any time
              -----------------------------------------------------
after the date hereof, the Administrative Agent shall have the right to request an employee benefit plan due diligence visitation report, which shall be delivered to the Administrative Agent within a reasonable period of time after such request and which shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (n) Receipts and Disbursements Analysis.  Commencing on October 1,
              -----------------------------------
1999, the Borrower shall deliver to the Administrative Agent, within three (3) Business Days after the Friday of each week, a weekly receipts and disbursements analysis with weekly comparisons of actual performance to projected performance until the Administrative Agent shall notify the Borrower that such analysis is no longer required.

          (o) Accounts Payable - Accounts Receivable Aging Schedule.  Commencing
              -----------------------------------------------------
on October 1, 1999, the Borrower shall deliver to the Administrative Agent, within three (3) Business Days after the Friday of each week, a weekly accounts payable and accounts receivable aging schedule until the Administrative Agent shall notify the Borrower that such analysis is no longer required.

          (p) Other Information.  From time to time, such other information or
              -----------------
documents (financial or otherwise) with respect to any of the Credit Parties as the Administrative Agent or the Required Banks may reasonably request.

          9.02  Books, Records and Inspections.  The Parent shall, and shall
                ------------------------------
cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity with U.S. GAAP and all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. The Parent shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of any of the Agents, Issuing Bank or any of the Banks to visit and inspect, under guidance of officers of the Parent or of such Subsidiary, any of the properties of the Parent or such Subsidiary, and to examine the books of record and account of the Parent or such Subsidiary and to discuss the affairs, finances and accounts of the Parent or of such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as such Agent, the Issuing Bank or such Bank may request. The Credit Parties shall permit up to four (4) field audits or other inspections and visits per calendar year by the Administrative Agent and the Banks with respect to the Credit Parties' respective books and records. The Borrower shall be responsible for the costs and expenses associated with all such field audits and inspections.

          9.03  Maintenance of Property and Insurance.  (a)  Schedule V sets
                -------------------------------------
forth a true and complete listing of all insurance maintained by the Borrower and each of its Subsidiaries as of the Restatement Effective Date. The Borrower shall, and shall cause each of its Subsidiaries to, (i) keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies insurance on all its property and assets in at least such amounts and against at least such risks as are described on
Schedule V, and (iii) furnish to the Issuing Bank and to each Bank, upon written request, full information as to the insurance carried. The provisions of this
Section 9.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

          (b) The Borrower shall at all times keep, and shall cause each of its Subsidiaries at all times to keep, its property insured in favor of the Collateral Agent, and all policies (including mortgage policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or its Subsidiaries (other than employee benefit insurance)) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and naming each of the Agents, the Issuing Bank and each of the Banks as an additional insured) with respect to Collateral, (ii) shall state that such insurance policies shall not be cancelled or revised without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide, to the extent available under applicable law, that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent, (iv) shall contain the standard noncontributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent. If the Borrower or any of its Subsidiaries shall fail to insure its property in accordance with this Section 9.03, or if the Borrower or any of its Subsidiaries shall fail to endorse and deposit all policies or certificates with respect thereto, then the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees, to reimburse the Collateral Agent for all costs and expenses of procuring such insurance.

          9.04  Corporate Franchises.  The Borrower shall do, and shall cause
                --------------------
each of its Subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises, licenses and patents, except (i) if (A) in the reasonable business judgment of the Borrower or such Subsidiary it is not in the best interests of the Borrower and its Subsidiaries to maintain such rights, franchises, licenses or patents and (B) the failure to preserve and maintain such rights, franchises, licenses or patents could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole and (ii) transactions permitted pursuant to Section 10.02.

          9.05  Compliance with Statutes, Etc.  The Borrower shall, and shall
                -----------------------------
cause each of its Subsidiaries to, comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by all governmental bodies, domestic or foreign, in respect of, and material to, the conduct of its business and the ownership of its property.

          9.06  Compliance with Environmental Laws.  (a)  The Borrower shall
                ----------------------------------
comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to ownership or use of the Real Property owned or leased by the Borrower or any of its Subsidiaries, shall promptly pay or cause the Borrower to pay all costs and expenses incurred in connection with such compliance, and shall keep or cause to be kept all such Real Properties free and clear of any material Liens imposed pursuant to such Environmental Laws. None of the Borrower nor any of its Subsidiaries shall generate, use, treat, store, or Release, or permit the generation, use, treatment, storage, or Release of, Hazardous Materials on any Real Property owned or leased by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any Real Property owned or leased by the Borrower or any of its Subsidiaries, other than in material compliance with applicable Environmental Laws.

          (b) At the request of the Administrative Agent or the Required Banks, at any time and from time to time during the existence of this Agreement: (i) if an Event of Default has occurred and is continuing under this Agreement with respect to environmental matters, (ii) upon the reasonable belief by the Administrative Agent that the Borrower or any of its Subsidiaries has breached any representation or covenant herein with respect to any environmental matters, or (iii) in the event notice is provided under Section 9.01(i), the Borrower shall provide, at its sole cost and expense, an environmental site assessment report reasonable in scope concerning the Real Property owned or leased by the Borrower or any of its Subsidiaries which is the subject of such Event of Default, breach or notice, prepared by an environmental consulting firm approved by the Administrative Agent and the Required Banks (such approval not to be unreasonably withheld), which report shall evaluate the presence or Release of Hazardous Materials on or from any such Real Property and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same after 30 days' notice, or such longer period as may be approved by the Administrative Agent and the Required Banks (such approval not to be unreasonably withheld), the Administrative Agent may (but shall be under no obligation to) order the same, and the Borrower shall grant and hereby grants to the Agents, the Issuing Bank and the Banks and their respective duly authorized representatives and agents reasonable access to such Real Property for such purpose and specifically grants to the Agents, the Issuing Bank and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment all at the Borrower's expense, which assessment, if obtained, shall be provided to the Borrower.

          9.07  ERISA.  As soon as possible and, in any event, within ten
                -----
Business Days after the Parent or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following which would reasonably be expected to result in a liability in excess of $100,000, the Parent shall deliver to the Issuing Bank and to each of the Banks a certificate of the chief financial officer or controller of the Parent setting forth details as to such occurrence and the action, if any, which the Parent, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Parent, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: (i) that a Reportable Event has occurred;
(ii) that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Pension Plan; (iii) that a contribution required to be made to a Plan has not been timely made; (iv) that a Plan has been or is reasonably likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of

ERISA; (v) that a Pension Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; (vi) that proceedings are likely to be or have been instituted to terminate or appoint a trustee to administer a Pension Plan;
(vii) that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; (viii) that the Parent or any of its Subsidiaries or any ERISA Affiliate (but only as to the following Sections of ERISA and the Code pursuant to which the Parent could be liable with respect to such ERISA Affiliate) will or is reasonably likely to incur any material liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(i) of ERISA; or (ix) that the Parent or any of its Subsidiaries is reasonably likely to incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) in addition to the liability pursuant to any such plan or plans existing on the Initial Borrowing Date. At the request of the Administrative Agent, the Parent shall deliver to the Issuing Bank and to each of the Banks a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Issuing Bank and to the Banks pursuant to the first sentence hereof, any notices received by the Parent or any of its Subsidiaries or any ERISA Affiliate (but only notices received by an ERISA Affiliate regarding matters as to which the Parent or any of its Subsidiaries could have liability under ERISA and/or the Code) from any governmental agency with respect to any Plan shall be delivered to the Issuing Bank and to the Banks no later than ten Business Days after the date such notice has been received by the Parent or such Subsidiary or the ERISA Affiliate, as applicable.

          9.08  End of Fiscal Years; Fiscal Quarters.  The Parent shall cause
                ------------------------------------
its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and each of its, and each of its Subsidiaries', first three fiscal quarters to end on March 31, June 30 and September 30 of each year.

          9.09  Performance of Obligations.  The Parent shall, and shall cause
                --------------------------
each of its Subsidiaries to, perform and observe all of the terms and provisions of each Document to be performed or observed by it, maintain each such Document in full force and effect, enforce such Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent, make to each other party to each such Document such demands and requests for information and reports or for action as the Parent or such Subsidiary is entitled to make under such Document, except where the failure to comply with any of the foregoing, either individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          9.10  Payment of Taxes.  The Parent shall pay and discharge, and shall
                ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Parent or any of its Subsidiaries; provided that neither the Parent nor any of its Subsidiaries shall be required
--------
to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if (i) it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP, unless and until any Lien resulting therefrom attaches to its property and enforcement, collection, levy or foreclosure proceeding shall have been commenced and remain unstayed in respect thereof or (ii) it has provided to the Administrative Agent's satisfaction for the payment of such amounts.

          9.11  Interest Rate Protection.  The Borrower will at all times
                ------------------------
maintain interest rate protection arrangements in form and substance and with parties reasonably acceptable to the Administrative Agent.

          9.12  Use of Proceeds.  All proceeds of the Loans shall be used as
                ---------------
provided in Section 8.08.

          9.13  [Intentionally Omitted].
                 ---------------------

          9.14  Intellectual Property Rights.  The Borrower shall have, and
                ----------------------------
shall have caused each of its Subsidiaries to, make all filings in connection with the transfer of the Intellectual Property rights pursuant to the Transaction. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all Intellectual Property rights necessary or appropriate to the business of the Borrower or any Subsidiary of the Borrower, except where the failure to maintain such rights could not be reasonably expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, and shall take no action (including, without limitation, the licensing of Intellectual Property), or fail to take an action, as the case may be, in connection with such Intellectual Property rights which could reasonably be expected to result in a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. The Borrower shall, and shall cause each of its Subsidiaries to, diligently prosecute all pending applications filed in connection with seeking, or seeking to perfect, the Intellectual Property rights and take all other reasonable actions necessary for the protection and maintenance of the Intellectual Property rights necessary or appropriate to the business of the Borrower or any Subsidiary of the Borrower at all times from and after the Initial Borrowing Date other than any such actions the failure of which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          9.15  Registry.  The Borrower hereby designates the Administrative
                --------
Agent to serve as the Borrower's agent, solely for purposes of this Section 9.15, to maintain a register (the "Register") on which it shall record the
                                   --------
Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered assignment and assumption agreement pursuant to Section 15.04(b). Coincident with the delivery of such an assignment and assumption agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 9.15.

          9.16  Ownership of Subsidiaries. The Parent shall at all times own
                -------------------------
directly 100% of the Borrower Common Stock (other than directors' qualifying shares). Except as provided in Section 10.02, each Subsidiary of the Borrower shall be a Wholly-Owned Subsidiary.

          9.17  Further Actions.  (a) The Borrower shall, and shall cause each
                ---------------
of its Subsidiaries to, at the request of the Administrative Agent, the Required Banks, or the Required Tranche B Banks, at any time, grant to the Collateral Agent, (i) for the benefit of the Secured Creditors holding Continuing Obligations a first priority security interest in, and (ii) for the benefit of the Secured Creditors holding Tranche B Obligations a second priority security interest in, any Real Property, vehicles or other property owned by any such Credit Party and not already subject to a Mortgage or other security interest and shall take all actions requested by the Administrative Agent, the Required Banks or the Required Tranche B Banks (including, without limitation, the obtaining of mortgage policies, title surveys and real estate appraisals satisfying the requirements of all applicable laws) in connection with the granting of such security interests.

          (b) The security interests required to be granted pursuant to Section 9.17(a) shall be granted pursuant to mortgages, deeds of trust and security agreements, in each case satisfactory in form and substance to the Administrative Agent, the Required Banks and the Required Tranche B Banks, which mortgages, deeds of trust and security agreements shall create in favor of the Collateral Agent, for the benefit of the (i) Secured Creditors holding Continuing Obligations, a valid and enforceable perfected first priority Lien and security interest, and (ii) Secured Creditors holding Tranche B Obligations, a valid and enforceable perfected second priority Lien and security interest, prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 10.01. The mortgages, deeds of trust and other instruments related thereto and the security agreements shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the (x) first priority Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors holding Continuing Obligations, and (y) second priority Liens, in favor of the

Collateral Agent for the benefit of the Secured Creditors holding Tranche B Obligations, each required to be granted pursuant to such documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the additional documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, mortgage policies, title surveys, real estate appraisals, certificates of title and other related documents as may be reasonably requested by the Administrative Agent or the Required Banks to assure themselves that this Section 9.17 has been complied with.

          (c) The Borrower shall, and shall cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to perfecting the
(x) first priority security interest, in favor of the Collateral Agent for the benefit of the Secured Creditors holding Continuing Obligations, and (y) second priority security interest, in favor of the Collateral Agent for the benefit of the Secured Creditors holding Tranche B Obligations, as the Collateral Agent may reasonably require. Furthermore, at the time of any request by the Administrative Agent or the Required Banks pursuant to Section 9.17(b) or this subsection (c), the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel and other documents as may be reasonably requested by the Administrative Agent or the Required Banks to assure themselves that Section 9.17(b) and this subsection (c) have been complied with.

          (d) The Borrower shall cause each of its Subsidiaries formed or acquired after the date hereof to execute and deliver a guaranty, in substantially the same form as the Subsidiary Guaranty delivered on the date hereof, to the Administrative Agent, guaranteeing the Obligations of the other Credit Parties under the Credit Documents.

          (e) Each Credit Party agrees that each action required by Section 9.17(a), (b), (c) or (d) shall be completed within 30 days of the date such action is requested to be taken; provided, however, that, notwithstanding
                                 --------  -------
anything to the contrary in subsection (a), (b) or (d) above, no security interest shall be required to be granted and no guaranty shall be required to be given pursuant to this Section 9.17 in the event that the granting of such security interest or the giving of such guaranty, as the case may be, will conflict in any material respect with applicable law in the jurisdiction of incorporation of such Subsidiary or the provisions of the Senior Notes Indenture or is reasonably likely to cause a material increase in the aggregate net consolidated tax liabilities of the Borrower and its Subsidiaries.

          (f) At any time and from time to time to the extent that the Required Banks, the Required Tranche B Banks or any of the Agents request in order to fulfill the requirements of any applicable statute, regulation or order of any governmental body, to preserve, protect, enforce or realize upon the (x) first priority security interest, in favor of the Collateral Agent for the benefit of the Secured Creditors holding Continuing Obligations, and (y) second priority security interest, in favor of the Collateral Agent for the benefit of the Secured Creditors holding Tranche B Obligations, granted to such Secured Creditors pursuant to the Security Documents, each Credit Party shall, and shall cause each of its Subsidiaries to, cooperate with and promptly take all actions necessary to assist the Banks, the Issuing Bank and the Agents, including, without limitation, to make, execute, acknowledge, file and/or deliver to the Banks, the Issuing Bank or the Agents, as the case may be, such information, documents, certificates, reports and other assurances or instruments, which the Banks, the Issuing Bank or the Agents, as the case may be, deems appropriate or advisable to comply with such statutes, regulations or orders so as to preserve, protect, enforce or realize upon such security interests granted to such Secured Creditors.

          9.18  Raw Material Purchases by the Borrower.  The Borrower shall
                --------------------------------------
purchase brass materials, other metals and any other raw materials only to satisfy its own manufacturing and hedging needs and shall not engage in speculative trading. The Borrower shall make all purchases of brass materials, other metals and any other raw materials in a manner consistent with past practice and with a view to minimizing the risks of commodity price fluctuations. To the extent that the Borrower enters into futures contracts, such contracts shall be consistent with past practice and industry standards at such time.

          9.19  Cash Management System.  (a)  The Parent, the Borrower and each
                ----------------------
of its Credit Parties shall:

               (i) at all times maintain the Concentration Account with a Concentration Account Bank;

               (ii) at all times maintain Agency Account Agreements with each Agency Account Institution where the Parent, the Borrower or any Credit Party maintains depository accounts, other than the Operating Accounts;

               (iii) at all times from and after the Restatement Effective Date direct each Agency Account Institution pursuant to the Agency Account Agreements, to cause all funds held by such Agency Account Institution in the Agency Accounts to be transferred daily (or such other period as the Agent requests) to, and only to, the Concentration Account Bank (acting for the benefit of the Collateral Agent) for deposit in the Concentration Account; and

               (iv) direct its account debtors and obligors on instruments or other obligors of any Credit Party to make all payments due or to become due to such Credit Party directly to the Concentration Account or to one of such Credit Party's Agency Accounts.

If, notwithstanding the requirements of the foregoing sentence, any Credit Party receives any cash proceeds of any of the Collateral or any other payment from any account debtor or any other obligor, whether in the form of money, checks or otherwise, such Credit Party will hold such cash proceeds in trust for the benefit of the Collateral Agent and the Secured Creditors and deposit such cash proceeds promptly into an Agency Account of such Credit Party or the Concentration Account.

          (b) The Credit Parties may also maintain one or more Operating Accounts into which, prior to the occurrence of an Event of Default, cash shall be transferred (x) before December 7, 1999 from the Concentration Account, and
(y) from and after December 7, 1999 from the Borrower's Designated Disbursement Account, at the request of the Borrower to be used for the purposes permitted by
Section 8.08.  Following the
occurrence and during the continuance of an Event of Default, the Administrative Agent shall have sole dominion and control over the Designated Disbursement Account. The Concentration Account Bank, acting on behalf of the Collateral Agent, shall at all times have sole dominion and control over the Concentration Account.

          (c) If, on any Business Day, the aggregate balance of all funds maintained in the Operating Accounts and the Designated Disbursement Account and all other accounts (other than the Concentration Account) of the Credit Parties exceeds $1,500,000, the Borrower shall transfer to the Collateral Agent for deposit into the Concentration Account, in immediately available funds, an amount which, after giving effect to such transfer, results in such aggregate balance being equal to $1,500,000.

          (e) The Borrower hereby agrees that all amounts received by the Concentration Account Bank in the Concentration Account will be under the sole and exclusive dominion and control of the Collateral Agent, for the account of the Secured Creditors, to be applied in accordance with the requirements of this Agreement.


          (f) The Credit Parties will each comply in all respects with all provisions of the Security Documents relating to cash management and the bank accounts of such Credit Parties.

          (g) Upon any termination of any Agency Account Agreement by any Agency Account Institution, the applicable Credit Party shall immediately notify all account debtors and obligors of such Credit Party that were making payments to such Agency Account to make all future payments to (i) another Agency Account with respect to which an Agency Account Agreement is then in effect or (ii) the Concentration Account. Each of the Credit Parties agrees to terminate any or all Agency Accounts and Agency Account Agreements upon request by the Administrative Agent.

          (h) Upon any termination of any Concentration Account Agreement by the Borrower or by the Concentration Account Bank party thereto, the Borrower shall immediately notify each Agency Account Institution to transfer funds in each Agency Account maintained with such Agency Account Institution to a new Concentration Account maintained with a Concentration Account Bank that has executed a Concentration Account Agreement.

          9.20 Conditions Subsequent to Initial Credit Event.   The Borrower
               -------------------------------------------
shall, and shall have caused each of its Subsidiaries, to deliver to the Collateral Agent, in form and substance satisfactory to the Collateral Agent and in sufficient copies for each Bank, as soon as possible and in any event within 60 days after the Original Closing Date (or such later date as may have been agreed by the Borrower and the Collateral Agent):

          (i) acknowledgment copies of proper financing statements, duly filed under the Uniform Commercial Code of all jurisdictions that the Collateral Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

          (ii) completed requests for information, listing the financing statements referred to in clause (i) above and all other effective financing statements filed in the jurisdictions referred to in clause (i) above that name any Credit Party as debtor, together with copies of such financing statements,

          (iii) evidence that counterparts of the Mortgages have been duly recorded in all filing or recording offices that the Collateral Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Secured Creditors holding Continuing Obligations subject only to Permitted Encumbrances (as defined in the applicable Mortgage) and that all filing and recording taxes and fees have been paid,

          (iv) evidence of the completion of all recordings and filings of or with respect to the Intellectual Property described in the Security Agreement that the Collateral Agent may deem necessary or desirable in order to perfect and protect the Liens created thereunder,

          (v) evidence that such action as the Collateral Agent may deem necessary or desirable in order to perfect and protect the Liens on the capital stock held by any Credit Party in any of its Foreign Subsidiaries has been taken, provided that in any event such Liens shall cover not more
                     --------
     than 66% of the outstanding capital stock of Foreign Subsidiaries directly owned by such Credit Party and shall not cover any capital stock of any Foreign Subsidiary directly or indirectly owned by a Foreign Subsidiary, and

          (vii) evidence that all other action as the Collateral Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Collateral Documents has been taken.

          9.21  Post-Closing Covenants.   (a)  Mortgages.    The Borrower
                ----------------------         ---------
shall, and shall cause each of its Subsidiaries, to, within ten (10) days after the Restatement Effective Date, or in the event that ten (10) days is impractical with respect to Mortgages on Real Property located outside of the United States, thirty (30) days after the Restatement Effective Date (x) amendments and/or amendments and restatements of each of the Mortgages (each which shall be in form and substance satisfactory to the Administrative Agent and the Required Tranche B Banks) whereby the applicable Credit Parties grant to the Collateral Agent, (A) for the benefit of the Secured Creditors holding Continuing Obligations a first priority security interest in, and (B) for the benefit of the Secured Creditors holding Tranche B Obligations a second priority security interest in, any Real Property subject to such Mortgage and (ii) take all actions requested by the Administrative Agent or the Required Tranche B Banks (including, without limitation, the obtaining of mortgage title policies, title surveys and real estate appraisals satisfying the requirements of all applicable laws) and otherwise satisfy the requirements of Section 9.17(a), (b) and (c) in connection with the granting of such security interests.

          (b)   September 30, 1999 10-Q.  The Borrower shall deliver to the
                -----------------------
Administrative Agent within three (3) Business Days after the Restatement Effective Date, a copy of its Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission, for the fiscal quarter ending September 30, 1999, which 10-Q shall not be different in any material respect with the draft of such 10-Q delivered to the Administrative Agent on or before the Restatement Effective Date pursuant to the Amendment Agreement.

          (c)    Concentration Account Agreement.  The Borrower shall deliver
                 ------------------------------
to the Administrative Agent within five (5) Business Days after the Restatement Effective Date, (x) a duly executed Concentration Account Agreement, dated as of, or within five (5) Business days after, the Restatement Effective Date, by and among IBJ Whitehall Bank & Trust Company (as the Concentration Account
Bank), the Borrower and the Collateral Agent with respect to a new Concentration Account Agreement, and (y) any other agreement or document, including any Agency Account Agreements necessary to be executed in connection therewith. Such Concentration Account, the related Concentration Account Agreement, and any other document or agreement executed in connection therewith shall each be in form and substance satisfactory to the Administrative Agent.

          Section 10.  Negative Covenants.  Each of the Parent and the Borrower
                       ------------------
hereby covenants that, on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated, and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations are paid in full:

          10.01  Liens.  The Parent shall not create, incur, assume or suffer to
                 -----
exist any Lien upon or with respect to the Borrower Common Stock, whether now owned or hereafter acquired, or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute with respect to the Borrower Common Stock. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
                                         --------
Section 10.01 shall not prevent the Borrower or any of its Subsidiaries from creating, incurring, assuming or permitting the existence of the following (liens described below are herein referred to as "Permitted Liens"):
                                                  ---------------

          (i) inchoate Liens with respect to the Borrower or any of its Subsidiaries for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP;

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, mechanics' and landlords' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or any of its Subsidiaries' property or assets or materially impair the use thereof in the operation of the business of the Borrower or any such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii)  Permitted Encumbrances;

          (iv)   Liens created pursuant to the Security Documents;

          (v) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances on the property of the Borrower or any of its Subsidiaries arising in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (vi) Liens on property of the Borrower subject to, and securing only, Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 10.05(iii); provided that such Liens
                                                      --------
     only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

          (vii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection (but not incurred in connection with Indebtedness for borrowed money) with (x) workers' compensation, unemployment insurance and other types of social security or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations; provided that the aggregate amount of cash and the fair market
                  --------
     value of the property encumbered by Liens described in this subclause (y) shall not exceed $100,000;

          (viii) purchase money Liens placed upon equipment or machinery (which equipment or machinery is not owned by the Borrower or any of its Subsidiaries as of the Original Closing Date) used in the ordinary course of the business of the Borrower at the time of purchase thereof by the Borrower to secure Indebtedness incurred to pay all or a portion of the purchase price thereof; provided that (v) the aggregate principal amount of
                             --------
     all Indebtedness secured by Liens permitted by this subclause (v) does not exceed at any one time outstanding $2,000,000 with respect to all machinery and equipment, (w) in all events, the Lien encumbering the equipment or machinery so acquired thereto does not encumber any other asset of the Borrower or any of its Subsidiaries, (x) the Indebtedness secured by any such Lien does not exceed 75% of the fair market value of the property being purchased at the time of the incurrence of such Indebtedness, (y) no portion of the purchase price of the equipment or machinery to be purchased is paid from the proceeds of sales of equipment or attaching machinery sold as permitted by Section 10.02(ii)(B) and (z) the Borrower shall use commercially reasonable efforts to ensure that any Indebtedness incurred as permitted by this Section 10.01(viii) is on a non-recourse basis to the Borrower and its Subsidiaries;

          (ix) Liens arising from precautionary UCC-1 financing statement filings regarding operating leases entered into in the ordinary course of business;

          (x) inchoate Liens (where there has been no execution or levy and no pledge or delivery of collateral) arising from and out of judgments or decrees in existence at such time not constituting an Event of Default;

          (xi) Liens created by leases or subleases granted to third PersonS by the Borrower or any of its Subsidiaries not interfering in any material respect with the business of the Borrower or any such Subsidiary;

          (xii) statutory and common law landlords' liens under leases to which the Borrower is a party; and

          (xiii) Liens on the stock and assets of Unifast-Scovill S.A. and any Subsidiary thereof securing Indebtedness permitted by Section 10.05(ix).

          10.02  Consolidation, Merger, Purchase or Sale of Assets, Etc.  The
                 ------------------------------------------------------
Parent shall not convey, sell or otherwise dispose of (or agree to do any of the foregoing at any future time) the Borrower Common Stock, whether now owned or hereafter acquired. The Parent shall not purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the Capital Stock or the property or assets of any Person, except that the Parent may do so with the cash proceeds received from the sale or issuance of equity securities of the Parent or any of its Subsidiaries otherwise permitted by Section 10.13 net of any amounts required to make mandatory prepayments of Loans pursuant to
Section 5.02(A)(e)(i) and with the cash proceeds from the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries otherwise permitted hereunder; provided that (i)(A) such Person is, at the time of such purchase or
           --------
other acquisition, engaged in a line of business substantially similar to the Permitted Business or (B) the property or assets being purchased or otherwise acquired are used in a line of business substantially similar to the Permitted Business, (ii) the Parent shall use commercially reasonable efforts (including, if such purchase or other acquisition would otherwise be in violation of Section 10.08, seeking the consent of the Required Banks to the waiver of any such violation under such Section) to cause such purchase or other acquisition to be made by the Borrower or any of the Borrower's Subsidiaries and (iii) the Parent shall use commercially reasonable efforts to cause any Indebtedness incurred in connection with such purchase or other acquisition to be on a non-recourse basis with respect to the Parent. The Borrower shall not, and shall not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions by the Borrower of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

          (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 10.08; provided,
                                                                   --------
     however, that no Default or Event of Default (both before and after giving
     -------
     effect to such transaction) shall have occurred and be continuing and the Borrower is in pro forma compliance with Sections 10.09 and 10.10 after giving effect to such transaction; provided, further, however, that
                                        --------  -------  -------
     Maintenance Capital Expenditures by
     the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 10.08;

          (ii) so long as there shall not exist a Default or an Event of Default (both before and after giving effect to such sale), (A) the Borrower and its Subsidiaries may sell for fair value and for cash equipment in the ordinary course of business to any third party, so long as the proceeds therefrom do not exceed $500,000 in any fiscal year of the Borrower and (B) the Borrower and its Subsidiaries may sell for fair value and for cash attaching machinery to third party customers of the Borrower and its Subsidiaries, in the ordinary course of business, so long as the proceeds therefrom do not exceed $2,500,000 in any fiscal year of the Borrower and so long as such proceeds are used within 270 days after the receipt thereof to purchase or manufacture replacement machinery or to prepay Loans pursuant to Section 5.02(A)(f);

          (iii) each of the Borrower and each of its Subsidiaries may lease (as lessee) real or personal property to the extent permitted by Section 10.04 (so long as such lease does not create Capitalized Lease Obligations);

          (iv)   investments and other transactions to the extent permitted by
     Section 10.06 shall be permitted;

          (v) sales of inventory (other than attaching machinery) in the ordinary course of business shall be permitted;

          (vi) the Borrower may sell inventory and other assets used in the ordinary course of business to (A) Subsidiaries of the Borrower that are party to the Security Agreement and (B) Subsidiaries of the Borrower that are not organized and that are not doing business in the United States; provided, however, that sales described in subclause (B) above are for cash
     --------  -------
     at fair market value and do not exceed $5,000,000 per year for all such Subsidiaries;

          (vii) the Borrower and the Board of Directors of PCI may cause PCI to be dissolved or PCI may be merged with and into the Borrower, with the Borrower being the surviving corporation;

          (viii) the Borrower may cause Rau to be dissolved or merged with and into the Borrower with the Borrower being the surviving corporation;

          (ix) Rau, PCI and any Subsidiary incorporated in Canada may transfer assets to the Borrower; and

          (x) the Borrower may cause any Subsidiary incorporated in Canada to be dissolved or merged with or into the Borrower with the Borrower being the surviving corporation.

To the extent the Required Banks waive the provisions of this Section 10.02 with respect to the sale of any Collateral (to the extent the Required Banks are permitted to waive such provisions in accordance with Section 15.10), or any Collateral is sold as permitted by this Section 10.02, such Collateral shall be sold free and clear of the Liens created by the

Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          10.03  Dividends.  The Borrower shall not and shall not permit any of
                 ---------
its Subsidiaries to, declare or pay any Dividends on, or make redemptions or repurchases of its capital stock, in each case with respect to the Borrower or any of its Subsidiaries, except that:

          (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

          (ii) except to the extent that the Borrower has already lent money to the Parent for such purpose, the Borrower may pay cash Dividends to the Parent for the purpose of paying, so long as all proceeds are promptly used by the Parent to pay, and so long as there shall exist no Default or Event of Default (both before and after giving effect to such payment) and the Borrower shall be in pro forma compliance with Sections 10.09 and 10.10 after giving effect to such payment, (x) at any time after the date which is fifth anniversary of Original Closing Date, dividends required to be paid by the Parent on the Senior Preferred Stock and Series B Preferred Stock and (y) reasonable out-of-pocket expenses incurred by the Parent specifically related to the Borrower or the Parent's ownership of the Borrower (including, without limitation, accounting fees, directors' fees and legal expenses); provided that the expenses referred to in this
                          --------
     subclause (y) shall not exceed $100,000 in any fiscal year of the Borrower;

          (iii) except to the extent that the Borrower has already lent money to the Parent for such purpose, the Borrower may pay cash Dividends to the Parent for the purpose of paying, so long as all proceeds are promptly used by the Parent to pay (x) its franchise taxes and other fees required to maintain its corporate existence, (y) Federal, state and local income taxes payable by the Parent and attributable to its ownership of the Borrower and the Borrower's Subsidiaries; provided that any refund of taxes paid to the
                                  --------
     Parent shall be promptly returned by the Parent to the Borrower; and provided further that amounts paid to the Parent pursuant to subclause (y)
     -------- -------
     above shall not exceed the cash taxes then due and payable by the Borrower and its Subsidiaries;

          (iv) the Borrower may redeem or repurchase the Consultant Equity upon the exercise of a Holder Put by the Consultant in accordance with the terms and conditions of the Consultant Contract; provided that (x) no
                                                      --------
     Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) all amounts applied to redeem or repurchase the Consultant Equity shall be proceeds of Additional Tranche B Loans made pursuant to Section 7A.01 concurrently with such payment;

          (v) except to the extent that the Borrower has already lent money to the Parent for such purpose, the Borrower may pay Dividends to the Parent for the purpose of providing funds for the Parent to redeem or repurchase Parent Common Stock and Series B Preferred Stock (or options to purchase such Parent Common Stock and Series B Preferred Stock), (so long as such Dividends are immediately used for such purpose), from officers, employees and directors (or their estates);

     provided that in the case of each of clauses (a) and (b) below, no Default
     --------
     or Event of Default shall have occurred and be continuing or would result therefrom, and after giving effect to any such redemption or repurchase, the Borrower shall be in pro forma compliance with Sections 10.09 and 10.10 upon the death, permanent disability, retirement or termination of employment of any such Person in accordance with (x) the New Incentive Stock Option Plan and (y) any stock option plan or any employee stock ownership plan; provided that the aggregate amount of all cash paid in
                     --------
     respect of all such shares so redeemed or repurchased (1) in any fiscal year of the Parent does not exceed $100,000 and (2) since the Original Closing Date does not exceed $500,000 and (b) pursuant to, and in accordance with the terms of, the Stockholders Agreement; provided that the
                                                               --------
     aggregate amount of cash paid in respect of all such shares so redeemed or repurchased pursuant to this subclause (b) does not exceed $1,500,000 in any fiscal year of the Parent and $3,400,000 in the aggregate; and

          (vi) except to the extent that the Borrower has already lent money to the Parent for such purpose, the Borrower may pay cash Dividends to the Parent for the purpose of paying, so long as all proceeds are promptly used by the Parent to pay, management fees to Saratoga to the extent the Borrower would be permitted to pay such management fees to Saratoga in compliance with Section 10.07 pursuant to the Management Agreement as in effect on the date hereof.

          10.04  Leases.  The Borrower shall not incur, and shall not permit any
                 ------
of its Subsidiaries to incur, any expense (including, without limitation, any property taxes paid as additional rent or lease payments) under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) and the Borrower shall not permit the aggregate expense (including, without limitation, any property taxes paid as additional rent or lease payments) incurred by the Borrower and its Subsidiaries under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) to exceed at any time for any period of four consecutive fiscal quarters of the Borrower commencing on or after the Original Closing Date (or, if shorter, the period beginning on the Original Closing Date and ending on the last day of a fiscal quarter of the Borrower), in each case taken as one accounting period, an amount equal to $1,000,000.

          10.05  Indebtedness.  The Borrower shall not, and shall not permit any
                 ------------
of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness in respect of Obligations incurred in compliance with this Agreement;

          (ii) Indebtedness of the Borrower under any Interest Rate Protection or Other Hedging Agreement and under any similar type of agreement entered into pursuant to Section 9.11;

          (iii) indemnity obligations and other payment obligations under the Acquisition Documents;

          (iv)    Indebtedness in amounts, and subject to Liens, permitted under
     Section 10.01(viii);

          (v) Indebtedness under any commodity hedging agreements or similar agreements or arrangements designed to protect against the fluctuation in commodity prices entered into in connection with the Borrower's operations as long as management of the Borrower has determined that the entering into of such hedging agreement or arrangement is a bona fide hedging activity (and is not for speculative purposes), is in the ordinary course of business and is consistent with past practices;

          (vi) Indebtedness of Subsidiaries of the Borrower permitted to be incurred pursuant to Section 10.06(viii);

          (vii) Indebtedness of the Credit Parties under the Senior Notes Indenture;

          (viii)  the Existing Indebtedness set forth on Schedule X; and

          (ix) Indebtedness of Unifast-Scovill S.A. in an amount not exceeding $5,000,000; provided that the terms and conditions of such
                           --------
     Indebtedness are substantially similar to those in effect on the Initial Borrowing Date, that neither the Parent nor any of its Subsidiaries provides a guaranty to the holder of such Indebtedness, that such Indebtedness is on a non-recourse basis to the Parent and its Subsidiaries.

          10.06   Advances, Investments and Loans.  The Borrower shall not, and
                  -------------------------------
shall not permit any of its Subsidiaries to, directly or indirectly lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

          (i) the Borrower and any of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

          (ii) the Borrower and any of its Subsidiaries may acquire and hold cash and Cash Equivalents; provided that (x) all such cash held by the
                                --------
     Borrower or any Domestic Subsidiary shall be held in the Concentration Account (in accordance with the terms of the Concentration Account Agreement), an Agency Account, an Operating Account or the Designated Disbursement Account and (y) all such Cash Equivalents held by the Borrower or any Domestic Subsidiary shall be held in an Operating Account, other than an amount not exceeding $1,500,000 which the Borrower and its Subsidiaries may hold in payroll, cafeteria, petty cash, insurance, payroll tax, hedging and freight payment accounts and any other similar accounts (including the Designated Disbursement Account) in the ordinary course of business;

          (iii) the Borrower may enter into Interest Rate Protection or Other Hedging Agreements permitted pursuant to Section 10.05(ii) or (vi);

          (iv) the Borrower may make Capital Expenditures to the extent permitted by Section 10.08;

          (v) the Equity Contributions shall be permitted in accordance with the provisions of Section 6.06;

          (vi) the Borrower and any of its Subsidiaries may endorse negotiable instruments for collection in the ordinary course of business;

          (vii) the Borrower may make loans and advances in the ordinary course of business consistent with past practices to their respective employees for moving, travel, entertainment and emergency expenses and other similar expenses, so long as the aggregate principal amount thereof at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $250,000;

          (viii) the Borrower may lend money to any of its Subsidiaries that are not organized or doing business in the United States, or acquire capital stock of any such Subsidiary, or make capital contributions to any such Subsidiary so long as the aggregate amount of money lent and used to acquire such capital stock or make such capital contributions with respect to all such Subsidiaries shall not exceed $1,000,000 after the Effective Date and the loans shall be evidenced by intercompany notes pledged to the Collateral Agent pursuant to the Security Agreement; and

          (ix) except to the extent that the Borrower has already paid cash Dividends to the Parent for such purpose, the Borrower may lend money to the Parent so long as such loans are evidenced by intercompany notes pledged to the Collateral Agent pursuant to the Security Agreement and the proceeds of such loans are promptly used by the Parent (i) to redeem or repurchase Parent Common Stock or Series B Preferred Stock in accordance with Section 10.03(iv) or (ii) for any purpose permitted by Section 10.03(ii), Section 10.03(iii) or Section 10.03(v); provided that the
                                                        --------
     Borrower is not otherwise prohibited by the terms of this Agreement from paying Dividends to the Parent pursuant to such Sections.

          10.07   Transactions with Affiliates.  The Borrower shall not, and
                  ----------------------------
shall not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any Affiliate of any of the Borrower's Subsidiaries, other than transactions by the Borrower or any of its Subsidiaries in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary, as the case may be, as would be obtainable by the Borrower or such Subsidiary, as the case may be, at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that (i) the Borrower and its Subsidiaries may effect the Transaction and pay fees and expenses in connection therewith not to exceed $12,000,000 in the aggregate, (ii) loans and advances made in accordance with Sections 10.06(vii), 10.06(viii), 10.06(ix) and 10.06(x) shall be permitted,
(iii) customary fees to non-officer directors of the

Borrower and its Subsidiaries shall be permitted, (iv) Dividends paid in accordance with Section 10.03 shall be permitted, (v) the payment of fees to UBS and its Affiliates, and including Saratoga, for financial services in an amount not exceeding its usual and customary fees for similar services shall be permitted, (vi) the Borrower may, to the extent required under the Management Agreement as in effect on the Restatement Effective Date, reimburse Saratoga for all reasonable out-of-pocket expenses incurred in connection with the performance of services under the Management Agreement; and (vii) so long as there shall exist no Event of Default (both before and after giving effect to such payment), the Borrower may pay, to the extent required under the Management Agreement as in effect on the Restatement Effective Date, management fees to Saratoga in an aggregate amount consistent with the amounts as reflected in the Projections, but in no case to exceed $600,000 in any one fiscal year of the Borrower; provided, that as of the date of any such payment described in this
          --------
clause (vii), the Borrower shall have (x) delivered to the Administrative Agent and the Banks annual audited consolidated financial statements for the Borrower and its Subsidiaries in compliance with Section 9.01(c) demonstrating for the immediately preceding fiscal year a Consolidated EBITDA of the Borrower and its Subsidiaries of at least $23,500,000 and (y) satisfied each of the following conditions:

               (A) the Borrower shall have repaid in full all principal amounts of the Term Loans deferred through such payment date pursuant to the Amendment Agreement and the amendment and restatement of this Agreement on the Restatement Effective Date;

               (B) the Borrower shall have satisfied in accordance with this Agreement all its obligations with respect to the payment of any and all accrued unpaid interest on the Loans through and including such date;

               (C) as of such date, after giving effect to payment of such accrued unpaid management fees and after giving effect to all other payments to be made on such date, and any Revolving Loans to be made on such date and any Letter of Credit to be issued on such date, the sum of the aggregate principal amount of the Revolving Loans then outstanding, plus the Letter of Credit Outstandings at such time, shall not exceed the Borrowing Base then in effect;

               (D) after giving effect to the payment of such accrued unpaid management fees, the Borrower shall be in pro forma compliance with each of the financial covenants set forth in Sections 10.9 and 10.10 of this Agreement for the Most Recent Reference Period, determined as if such payment of management fees was made during such Most Recent Reference Period; and

               (E) no Default or Event of Default shall be continuing as of such Quarterly Payment Date, nor shall any Default or Event of Default occur or be continuing as a result of giving effect to the making of such payment of accrued unpaid management fees.

          Any management fees that are not permitted to be paid by operation of the foregoing provision as and when such payments would otherwise be made shall accrue and be payable only upon the Borrower's satisfaction of the conditions set forth in this Section 10.07(iv). In no event shall any management or similar fees be paid or payable by the Borrower or any of its Subsidiaries to any Person except as permitted by the previous clauses (v) and (vi).

          10.08  Capital Expenditures.  (a)  The Borrower shall not, and shall
                 --------------------
not permit any of its Subsidiaries to, make any Capital Expenditures, except that the Borrower may make Capital Expenditures so long as the aggregate amount thereof for any fiscal year of the Borrower does not exceed the sum of (i) $6,500,000 and (ii) an amount equal to 50% of the excess of $6,500,000 over the amount of Capital Expenditures made during the preceding fiscal year of the Borrower; provided that amounts carried forward from the immediately preceding
          --------
fiscal year of the Borrower, if any, shall be utilized during the then current fiscal year of the Borrower to make Capital Expenditures prior to the utilization of the $6,500,000 allocation for Capital Expenditures for such current fiscal year of the Borrower; provided, further, that Capital
                                     --------  -------
Expenditures shall be permitted only if no Default or Event of Default (both before and after giving effect to such transaction) shall have occurred and be continuing and the Borrower is in pro forma compliance with Sections 10.09 and
10.10 after giving effect to such transaction; provided, however, that
                                               --------  -------
notwithstanding the immediately preceding proviso, the Borrower and its Subsidiaries shall be permitted to make Maintenance Capital Expenditures.

          (b) The amounts set forth above in any fiscal year of the Borrower shall be increased by the amount of cash proceeds received by the Borrower during the immediately preceding fiscal year of the Borrower (as certified to the Banks by the Borrower) from the sale of equipment and from the sale of attaching machinery to the extent such assets are permitted to be sold pursuant to Section 10.02(ii) and the proceeds from such sale are permitted to be reinvested in the business pursuant to Sections 10.02(ii) and 5.02(A)(g).

          10.09  Fixed Charge Coverage Ratio.  The Borrower shall not permit the
                 ---------------------------
Fixed Charge Coverage Ratio for any Reference Period, in each case taken as one accounting period, ended on a date set forth below to be less than the ratio set forth opposite such date:

                 Fiscal Quarter
                     Ended                           Ratio
                 --------------                    --------

                 September 30, 1999                0.90:1.0
                 December 31, 1999                 0.85:1.0
                 March 31, 2000                    0.85:1.0
                 June 30, 2000                     0.85:1.0
                 September 30, 2000                0.85:1.0
                 December 31, 2000                 0.85:1.0
                 March 31, 2001                    0.95:1.0
                 June 30, 2001                     0.95:1.0
                 September 30, 2001                0.95:1.0
                 December 31, 2001                 0.95:1.0
                 March 31, 2002                    1.00:1.0
                 June 30, 2002                     1.00:1.0
                 September 30, 2002                1.00:1.0
                 December 31, 2002 and
                 each fiscal quarter thereafter    1.00:1.0

          10.10  Funded Indebtedness to Consolidated EBITDA.  The Borrower shall
                 ------------------------------------------
not permit the ratio of Funded Indebtedness (measured as of the applicable date listed below in this Section 10.10) of the Borrower and its Subsidiaries on a consolidated basis to Consolidated EBITDA of the Borrower for any Reference Period, in each case taken as one accounting period, ending on a date set forth below to be greater than the ratio set forth opposite such date below:

                 Fiscal Quarter
                     Ended                        Ratio
                 --------------                 --------

                 September 30, 1999             9.25:1.0
                 December 31, 1999              9.25:1.0
                 March 31, 2000                 9.00:1.0
                 June 30, 2000                  8.50:1.0
                 September 30, 2000             8.25:1.0
                 December 31, 2000              8.00:1.0
                 March 31, 2001                 7.50:1.0
                 June 30, 2001                  7.50:1.0
                 September 30, 2001             7.50:1.0
                 December 31, 2001              7.50:1.0
                 March 31, 2002                 6.50:1.0
                 June 30, 2002                  6.50:1.0
                 September 30, 2002             6.50:1.0
                 December 31, 2002              6.50:1.0
                 March 31, 2003                 4.50:1.0
                 June 30, 2003                  4.50:1.0
                 September 30, 2003 and each
                 fiscal quarter thereafter      4.50:1.0

          10.11  Limitation on Modifications of Certificate of Incorporation,
                 ------------------------------------------------------------
By-Laws and Certain Other Agreements; Etc.  The Borrower shall not, and shall
-----------------------------------------
not permit any of its Subsidiaries to:

          (i) make (or give any notice in respect of) any voluntary, optional or unscheduled mandatory payment or prepayment on or redemption (including, without limitation, pursuant to any change of control provision) or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Indebtedness other than prepayments with respect to the Continuing Obligations.

          (ii) amend or modify, or permit the amendment or modification of, any material provision of any Indebtedness or the Acquisition Documents or of any agreement relating to any of the foregoing in any material respect, other than any such amendment or modification which could not reasonably be expected to be adverse to the Issuing Bank, any Agent or any Bank in its capacity as such;

          (iii) amend, modify, or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, except for such amendments to the Certificate of Incorporation of the Borrower or any of its Subsidiaries which do not impose any monetary liabilities on the Borrower or any of its Subsidiaries and could not reasonably be expected to be adverse to the Issuing Bank, any Agent or any Bank in its capacity as such;

          (iv) amend, modify, change or terminate any existing Shareholders Agreement or any Shareholders Agreement entered into in connection with the Transaction, or enter into any new Shareholders Agreement, except for such amendments, modifications, changes, terminations or new agreements which, individually or in the aggregate, could not reasonably be expected to be adverse to the Issuing Bank, any Agent or any Bank in its capacity as such, do not violate or breach, and are not inconsistent with the terms of this Agreement and which do not, and will not, involve the payment by the Borrower or any of its Subsidiaries of any amounts and do not result in the Borrower or any of its Subsidiaries incurring then or at any time in the future any material liability or monetary obligation, in each case, except as otherwise permitted hereunder;

          (v)     enter into any tax sharing agreement;

          (vi) make or permit any payment or distribution to or for the benefit of the Consultants other than as and when expressly required by the express terms of the Consultant Contract;

          (vii) amend, modify, change or terminate any existing Management Agreement, Employee Benefit Plan, Employment Agreement or the New Incentive Stock Option Plan, or enter into any new Management Agreement, Employee Benefit Plan or Employment Agreement, except if the aggregate cost to the Borrower and its Subsidiaries as a result of such amendments, modifications or changes to or termination of such plans and agreements and new plans and agreements is not reasonably likely to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

          (viii) amend, modify, change or terminate the Consultant Contract except if such amendments, modifications or changes to or termination of the Consultant Contract will create no additional monetary obligations for the Borrower and is not reasonably likely to have an adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and could not reasonably be expected to be adverse to the Issuing Bank, any Agent or any Bank in its capacity as such.

          10.12   Limitation on Certain Restrictions on Subsidiaries.  The
                  --------------------------------------------------
Borrower shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual Payment Restriction with respect to any of its Subsidiaries, except for any such Payment Restriction existing under or by reason of (a) applicable law, (b) customary non-assignment or net worth provisions in leases or other contracts entered into in the ordinary course of business and consistent with past practices, (c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, (d) customary restrictions imposed on the transfer of copyrighted or patented materials, (e) the entering into of a contract for the sale or other disposition of assets, directly or indirectly, so long as such restrictions do not extend to assets that are not subject to such sale or other disposition, (f) the terms of any agreement evidencing any Indebtedness of Subsidiaries that was permitted hereby to be incurred that only restricts the transfer of the assets purchased with the proceeds of such Indebtedness, (g) the terms of the Senior Notes Indenture in effect on the Original Closing Date, (h) the terms of any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to this Agreement, provided that such Payment Restriction only applies to assets
                   --------
that were subject to such restriction and encumbrances prior to the acquisition of such assets by the Borrower or any of its Subsidiaries, (i) contracts of any Subsidiaries of the Borrower in effect prior to such Person becoming a Subsidiary of the Borrower and not entered into in contemplation thereof, so long as such restriction applies only to such Subsidiary or its assets, (j) restrictions on transfer of property or assets pursuant to any Lien permitted under this Agreement, (k) the terms of any agreement in effect on the Original Closing Date as such Payment Restriction is in effect on the Initial Borrowing Date or as thereafter amended; provided that such Payment Restriction is no more
                               --------
restrictive, (l) this Agreement, the Notes, the Parent Guaranty, the Subsidiary Guaranty or the other Credit Documents, and (m) "Refinancing Indebtedness" (as such term is defined in the Senior Notes Indenture); provided that any such
                                                     --------
Payment Restrictions that arise under such "Refinancing Indebtedness" are not, taken as a whole, more restrictive than those under the agreement creating or evidencing the Indebtedness being refinanced.

          10.13   Limitation on Issuance of Capital Stock.  (a)  The Borrower
                  ---------------------------------------
shall not, and shall not permit any of its Subsidiaries to, issue any Capital Stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of any person in any class of the capital stock of the Borrower or such Subsidiary, (iii) additional stock issued to the Borrower in connection with investments in Subsidiaries permitted pursuant to Section 10.06(viii), (iv) director's qualifying shares and (v) the issuance of shares of Capital Stock of a Foreign Subsidiary which are necessary to allow a Foreign Subsidiary to be partially owned by the government of the jurisdiction in which such Foreign Subsidiary is organized or by individual or corporate citizens of such jurisdiction in order for such Foreign Subsidiary to transact business in such jurisdiction in compliance with applicable laws and regulations of such jurisdiction. Any stock issued by the Borrower or any of its Subsidiaries as expressly permitted by this Section 10.13, if owned by the Parent or any of its Subsidiaries (so long as the issuer of such stock is incorporated in the United States), shall be immediately pledged as Collateral and delivered pursuant to the Security Agreement.

          (b)     The Parent shall not issue any Capital Stock, except for the
(i) Equity Transactions, (ii) the Equity Exchange, (iii) the Consultant Equity and (iv) issuances of Parent Common Stock with respect to which, after giving effect to such issuance, no Default or Event of Default will exist under Section 11.11.

          10.14   Business.  (a)  Except as otherwise contemplated by this
                  --------
Agreement in connection with the consummation of the Transaction, the Parent shall only be permitted to own Capital Stock and engage in activities incidental thereto.

          (b) The Borrower and its Subsidiaries shall not engage (directly or indirectly) in any business other than a Permitted Business.

          10.15   Limitation on Creation of Subsidiaries.  The Borrower shall
                  --------------------------------------
not, and shall not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary (other than in connection with the Transaction on or prior to the Original Closing Date) except that new Subsidiaries may be created so long as such Subsidiary is either (a) incorporated under the laws of the United States or any political subdivision thereof and such Subsidiary executes and delivers to the Administrative Agent (i) a "Security Agreement Supplement" (as such term is defined in the Security Agreement) assigning, pledging and granting to the Collateral Agent for its benefit and the ratable benefit of the
(1) Secured Creditors holding Continuing Obligations, a first priority Lien and security interest in, and (2) Secured Creditors holding Tranche B Obligations, a second priority Lien on and security interest in, all of such Subsidiary's right, title and interest in and to all of the Collateral of such Subsidiary and such other mortgages, deeds of trust and pledge agreements as shall be required by Section 9.17, in each case in accordance with the terms of Section 9.17, (ii) a guaranty, in substantially the same form as the Subsidiary Guaranty delivered on Original Closing Date, guaranteeing the Obligations of the other Credit Parties under the Credit Documents, in accordance with the terms of Section 9.17, and (iii) an Agency Account Agreement delivered to the Collateral Agent and each bank in which such new Subsidiary maintains any checking, savings or other deposit account or (b) incorporated outside of the United States and is doing business outside of the United States; provided that, in the event the
                                             --------
aggregate amount of revenues of any one Subsidiary incorporated or doing business outside of the United States exceeds $2,000,000 in any one fiscal year of the Borrower or exceeds $3,000,000 in any one fiscal year of the Borrower for all Subsidiaries of the Borrower incorporated or doing business outside of the United States (or exceeds an amount during any one month period which on an annual basis would exceed $2,000,000 or $3,000,000, as the case may be, in revenues in any fiscal year of the Borrower), without any request or notification by any of the Agents, the Issuing Bank or any of the Banks, (A) the Borrower shall take all actions necessary to provide to the Collateral Agent a fully perfected security interest in 66% of the outstanding Voting Stock and 100% of all other outstanding Capital Stock of (1) such Subsidiary whose revenues exceed (or would exceed) $2,000,000 or (2) all such Subsidiaries (in the event the $3,000,000 threshold is exceeded (or would be exceeded)) in accordance with the provisions of Section 9.17 and (B) to the extent that taking the actions described in this subclause (B) will not conflict in any material respect with any applicable law in the jurisdiction of incorporation of such Subsidiary or Subsidiaries, as the case may be, and is not reasonably likely to cause a material increase in the aggregate net consolidated tax liabilities of the Borrower and its Subsidiaries, such Subsidiary or Subsidiaries, as the case may be, executes and delivers to the Administrative Agent (i) a "Security Agreement Supplement" (as such term is defined in the Security Agreement) assigning, pledging and granting to the Collateral Agent for its benefit and the ratable benefit of the (1) Secured Creditors holding Continuing Obligations, a first priority Lien and security interest in, and (2) Secured Creditors holding Tranche B Obligations, a second priority Lien on and security interest in, all of such Subsidiary's or Subsidiaries', as the case may be, right, title and interest, in and to all of the Collateral of such Subsidiary or Subsidiaries, as the case may be, and such other mortgages, deeds of trust and pledge agreements as shall be required by Section 9.17, in each case in accordance with the terms of
Section 9.17, and (ii) executes and delivers a guaranty, in substantially the same form as the Subsidiary Guaranty delivered on the date hereof, guaranteeing the Obligations of the other Credit Parties under the Credit Documents in accordance with the terms of Section 9.17.

          10.16   Concentration Account; Agency Accounts.  The Borrower shall
                  --------------------------------------
not, and shall not permit any other Credit Party to, directly or indirectly, open, maintain or otherwise have any checking, savings or other deposit accounts at any other financial institution where cash or Cash Equivalents is or may be deposited or maintained with any Person other than (i) the Agency Accounts, (ii) the Concentration Account, (iii) the Designated Disbursement Account, or (iv) as permitted by Section 10.06(ii).

          10.17   Limitation on Creation of Plans.  The Parent shall not, and
                  -------------------------------
shall not permit any of its Subsidiaries or ERISA Affiliates to, establish, create, become a party to, maintain, contribute to or have any legal obligation with respect to any multiemployer or single employer plan as defined in Section 4001 of ERISA other than the Employee Benefit Plans.

          10.18   Negative Pledge.  The Borrower shall not enter into or suffer
                  ---------------
to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Creditors, (ii) pursuant to the Senior Notes Indenture or (iii) in connection with (A) any Indebtedness outstanding on the date such Subsidiary first becomes a Subsidiary or (B) any Indebtedness permitted by Section 10.05(iv) or Section 10.05(ix).

          10.19   Partnerships, Etc.  The Borrower shall not, and shall not
                  -----------------
permit any of its Subsidiaries to, become a general partner in any general or limited partnership or joint venture.

          10.20.  Other Indebtedness Basket Under Senior Notes Indenture.
                  ------------------------------------------------------
Unless the Administrative Agent shall have previously consented thereto in writing, the Borrower shall not, and shall not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness in reliance upon or otherwise chargeable against the $2,000,000 basket amount provided for in clause (xiii) of the definition of the term "Permitted Indebtedness" under the Senior Notes Indenture.

          Section 11.  Events of Default.  Upon the occurrence of any of the
                       -----------------
following specified events (each an "Event of Default"):
                                     ----------------

          11.01   Payments.  The Borrower shall (i) default in the payment when
                  --------
due of any principal of any Loan or any Note or any Unpaid Drawing or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or Note or Unpaid Drawing, or any Fees or any other amounts owing by it under any Credit Document; or

          11.02   Representations, Etc.  Any representation, warranty or
                  --------------------
statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          11.03  Covenants.  Any Credit Party shall (i) default in the due
                 ---------
performance or observance by it of any term, covenant or agreement contained in
Section 9.01(g)(i), 9.08, 9.11, 9.12, 9.16, 9.17, 9.20 or 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 10 days after the date of such default; or

          11.04  Default Under Other Agreements.  The Parent, the Borrower or
                 ------------------------------
any of the Borrower's Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Indebtedness referred to in Section 11.01) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Indebtedness referred to in Section 11.01) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Indebtedness referred to in Section 11.01) of the Parent, the Borrower or any of the Borrower's Subsidiaries shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption) purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

provided that it shall not constitute an Event of Default pursuant to this
--------
Section 11.04 unless the aggregate amount of all Indebtedness referred to in the preceding clauses (i) through (iii) above exceeds $500,000 at any one time; or

          11.05  Bankruptcy, Etc.  The Parent, the Borrower or any of the
                 ---------------
Borrower's Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced
                        ---------------
against the Parent, the Borrower or any of the Borrower's Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed or discharged, within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Parent, the Borrower or any of the Borrower's Material Subsidiaries, or the Parent, the Borrower or any of the Borrower's Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Parent, the Borrower or any of the Borrower's Material Subsidiaries, or there is commenced against the Parent, the Borrower or any of the Borrower's Material Subsidiaries any such proceeding which remains undismissed or undischarged for a period of 60 days, or the Parent, the Borrower or any of the Borrower's Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Parent, the Borrower or any of the Borrower's Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Parent, the Borrower or any of the Borrower's Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Parent, the Borrower or any of the Borrower's Material Subsidiaries for the purpose of effecting any of the foregoing; or

          11.06  ERISA.  (a)  Any Pension Plan shall fail to satisfy the minimum
                 -----
funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code; any Pension Plan shall have had or is likely to have a trustee appointed pursuant to Section 4042 of ERISA to administer such Plan; a contribution required to be made to a Pension Plan is not timely made; any Pension Plan is, shall have been or is reasonably likely to be terminated or the subject of termination proceedings under ERISA; any Pension Plan shall have an Unfunded Current Liability; the Parent, any Subsidiary of the Parent or any ERISA Affiliate (but only as to the following Sections of ERISA and the Code pursuant to which the Parent or any of its Subsidiaries could be liable with respect to such ERISA Affiliate) has incurred or is reasonably likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code; or the Parent or any Subsidiary of the Parent has incurred or is likely to incur materially increased liabilities pursuant to an amendment to or the adoption of, after the Effective Date, one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, individually or in the aggregate, is reasonably likely to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, provided,
                                                                 --------
however, that the receipt by the Borrower of the PBGC Letter does not, without
-------
more, constitute an Event of Default under this Section 11.06; or

          11.07  Security Documents.  At any time after the execution and
                 ------------------
delivery thereof, any of the Security Documents shall cease to be in full force and effect or shall cease to give the Collateral Agent for the benefit of the
(1) Secured Creditors holding Continuing Obligations, a first priority Lien and security interest in, and (2) Secured Creditors holding Tranche B Obligations, a second priority Lien on and security interest in, all of the Collateral) in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except in connection with Permitted Liens), and subject to no other Liens (other than Permitted Liens), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          11.08  Parent Guaranty and Subsidiary Guaranty.  At any time after the
                 ---------------------------------------
execution and delivery thereof, the Parent Guaranty or the Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect as to any of the Guarantors, or any of the Guarantors or any Person acting by or on behalf of any of the Guarantors shall deny or disaffirm any of the Guarantors' obligations under the Parent Guaranty or the Subsidiary Guaranty, or any of the Guarantors shall default in the due performance or observance of any term, covenant or agreement on its respective part to be performed or observed pursuant to the Parent Guaranty or the Subsidiary Guaranty and such default shall continue beyond any grace period specifically applicable thereto; or

          11.09  Judgments.  One or more judgments or decrees shall be entered
                 ---------
against the Parent, the Borrower or any of the Borrower's Subsidiaries involving in the aggregate for the Parent, the Borrower and the Borrower's Subsidiaries a liability (not paid or fully covered by a reputable insurance company which has accepted full liability in writing) of $500,000 or more and all such judgments or decrees shall not be satisfied, vacated, discharged or stayed or bonded pending appeal for any period of 10 consecutive days; or any non-monetary judgment or order shall be rendered against the Parent, the Borrower or any of the Borrower's Subsidiaries that could be reasonably likely to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Parent, the Borrower or any of the Borrower's Subsidiaries taken as a whole, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          11.10  Credit Documents.  Any material provision of any Credit
                 ----------------
Document (excluding mortgages covering Collateral which, in the aggregate, is immaterial) after delivery thereof pursuant to Section 6 or 9.17 shall for any reason cease to be valid and binding on or enforceable against any Credit Party party to it and, in the case of any Security Document, there shall not exist legally adequate remedies for a realization of the principal benefits afforded thereby, or any such Credit Party shall so state in writing; or

          11.11  Change of Control.  There shall be a Change in Control;
                 -----------------

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any of the Agents, the Issuing Bank, any of the Banks or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in
                          --------
Section 11.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission and other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing under the Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05, it shall pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent for the benefit of the Banks in a Cash Collateral

Account, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding; (v) exercise any rights or remedies under the Parent Guaranty or the Subsidiary Guaranty; (vi) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

          11.12  Distributions of Collateral Proceeds; Payments by Guarantors.
                 ------------------------------------------------------------
In the event that any Default or Event of Default is continuing and the Collateral Agent has notified the Borrower that the following provisions of this
Section 11.12 shall thereafter be applicable (provided that the following provisions of this Section 11.12 shall automatically apply if a Default or Event of Default described in Section 11.05 shall occur with respect to the Borrower), if any Agent, the Issuing Bank or any Bank, as the case may be, receives (a) any Collateral Proceeds, or (b) any monies as a result of a payment by any Guarantor (other than by a Guarantor which is a "Subsidiary Guarantor" (as defined in the Senior Notes Indenture)) pursuant to the provisions of Section 13 and/or Section 14 hereof, such Agent, Issuing Bank or Bank shall segregate such payment or distribution from other funds and property of such Agent, Issuing Bank or Bank and shall forthwith pay such payment or distribution over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be distributed for application as follows:

          (a)    First, to the payment of, or (as the case may be) the
                 -----
     reimbursement of any Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by such Agent in connection with the collection of such monies by such Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Credit Documents or in respect of the Collateral or in support of any provision of adequate indemnity to such Agent against any taxes or liens which by law shall have, or may have, priority over the rights of such Agent to such monies;

          (b)    Second, to any Secured Creditor which has theretofore advanced
                 ------
     or paid any fees or expenses (including, without limitation, fees and expenses incurred in connection with preserving, protecting and realizing upon the Collateral) of the Collateral Agent, an amount equal to the amount thereof so advanced or paid by such Secured Creditor and for which such Secured Creditor has not been reimbursed prior to such distribution date;

          (c)    Third, to all Continuing Obligations in such order or
                 -----
     preference as the Required Banks may determine; provided, however, that
                                                     --------  -------
     distributions in respect of Continuing Obligations owing to the Banks, the Agents and the Issuing Bank with respect to each type of Continuing Obligation such as interest, principal, fees and expenses, shall be made among the Lenders, the Agents and the Issuing Bank pro rata; and provided,
                                                        --- ----      --------
     further, that the Collateral Agent may in its discretion make proper
     -------
     allowance to take into account any Continuing Obligations not then due and payable, including ensuring that all outstanding Letters of Credit are fully cash collateralized in a Cash Collateral Account;

          (d)    Fourth, to the Cash Collateral Account to be held by the
                 ------
     Collateral Agent until ninety five days (95) after the Final Continuing Obligations Repayment, after which time such monies shall be applied to any Continuing Obligations then due and payable, then to all Tranche B Obligations in such order or preference as the Required Tranche B Banks may determine; provided, however, that
                                                 --------  -------
     distributions in respect of Tranche B Obligations owing to the Banks and the Agents with respect to each type of Tranche B Obligation such as interest, principal, fees and expenses, shall be made among the Banks and the Agents pro rata; and provided, further, that the Collateral Agent may
                --- ----      --------  -------
     in its discretion make proper allowance to take into account any Tranche B Obligations not then due and payable;

          (e)    Fifth, upon payment and satisfaction in full or other
                 -----
     provisions for payment in full satisfactory to the Banks, the Issuing Bank and the Agents of all of the Obligations, to the payment of any obligations required to be paid pursuant to (S)9-504(1)(c) of the Uniform Commercial Code of the State of New York; and


          (f)    Sixth, the excess, if any (including any surplus remaining in
                 -----
     respect of amounts held as cash collateral for any outstanding Letters of Credit after such Letters of Credit have expired or been returned undrawn and provided all Obligations shall have been paid in full in cash), shall be returned to the Borrower or to such other Persons as are entitled thereto.

          Section 12.  The Administrative Agent and the D&S Agent.
                       ------------------------------------------

          12.01  Appointment.  Each Bank and the Issuing Bank hereby expressly
                 -----------
designates and appoints Indosuez, as Administrative Agent (such term as used in this Section 12 to include the Administrative Agent acting as Collateral Agent or in any other representative capacity under any other Credit Document) of such Bank and the Issuing Bank and designates and appoints UBS as D&S Agent of such Bank and the Issuing Bank, in each case, to act as specified herein and in the other Credit Documents, and each such Bank and the Issuing Bank hereby irrevocably authorizes the Administrative Agent and the D&S Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the D&S Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent and the D&S Agent each agree to act as such upon the express conditions contained in this Section 12. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent and the D&S Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Credit Documents or otherwise exist against the Administrative Agent or the D&S Agent. The provisions of this Section 12 are solely for the benefit of the Administrative Agent, the D&S Agent, the Issuing Bank and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof, other than with respect to Section 12.10(b) and 12.10(c) as set forth therein. In performing its functions and duties under this Agreement or under any other Credit Document, each of the Administrative Agent and the D&S Agent shall act solely as agent of the Banks and the Issuing Bank and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

          12.02  Delegation of Duties.  The Administrative Agent and the D&S
                 --------------------
Agent may execute any of their respective duties under this Agreement or under any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the D&S Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 12.03.

          12.03  Exculpatory Provisions.  Neither the Administrative Agent, the
                 ----------------------
D&S Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks or the Issuing Bank for any recitals, statements, representations or warranties by the Parent, any Subsidiary of the Parent or any of their respective officers contained in this Agreement, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the D&S Agent under or in connection with, this Agreement or any other Document or for any failure of the Parent or any Subsidiary of the Parent or any of their respective officers to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the D&S Agent shall be under any obligation to any Bank or the Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Parent or any Subsidiary of the Parent. Neither the Administrative Agent nor the D&S Agent shall be responsible to any Bank or the Issuing Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent or the D&S Agent to the Banks or the Issuing Bank or by or on behalf of the Parent to the Administrative Agent, the D&S Agent, the Issuing Bank or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence of any Default or Event of Default.

          12.04  Reliance by the Administrative Agent and the D&S Agent.  The
                 ------------------------------------------------------
Administrative Agent and the D&S Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent or the D&S Agent, as the case may be. The Administrative Agent and the D&S Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks or the Issuing

Bank against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the D&S Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks (or, to the extent specifically provided in Section 15.10, all of the Banks), and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          12.05  Notice of Default.  Neither the Administrative Agent nor the
                 -----------------
D&S Agent shall be deemed to have knowledge of the occurrence of any Default or Event of Default, other than a default in the payment of principal or interest on the Loans hereunder, unless it has received notice from a Bank, the Issuing Bank or the Borrower or any other Credit Party referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent or the D&S Agent receives such a notice, the Administrative Agent or the D&S Agent, as the case may be, shall give prompt notice thereof to the Banks and the Issuing Bank. The Administrative Agent and the D&S Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that, unless and until the Administrative Agent or the
                --------
D&S Agent shall have received such directions, the Administrative Agent and the D&S Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks and the Issuing Bank.

          12.06  Non-Reliance on Administrative Agent, D&S Agent and Other
                 ---------------------------------------------------------
Banks.  Each Bank and the Issuing Bank expressly acknowledges that neither the
-----
Administrative Agent, the D&S Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the D&S Agent hereinafter taken, including any review of the affairs of the Parent or any Subsidiary of the Parent, shall be deemed to constitute any representation or warranty by the Administrative Agent or the D&S Agent to any Bank or the Issuing Bank. Each Bank and the Issuing Bank represents to the Administrative Agent and the D&S Agent that it has, independently and without reliance upon the Administrative Agent, the D&S Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Parent and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement and the other agreements contemplated hereby. Each Bank and the Issuing Bank also represents that it shall, independently and without reliance upon the Administrative Agent, the D&S Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Parent and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks and the Issuing Bank by the Administrative Agent or the D&S Agent hereunder or under any other Credit Document, neither the Administrative Agent nor the D&S Agent shall have any duty or responsibility to provide any Bank or the Issuing Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Parent or any of its Subsidiaries which may come into the possession of the Administrative Agent, the D&S Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

          12.07  Indemnification.  The Banks agree to indemnify the
                 ---------------
Administrative Agent and the D&S Agent, in their respective capacities as such or in any other representative capacities under any other Credit Document, ratably according to their aggregate Commitments or, if the Commitments under a Facility have been terminated, the aggregate Loans under such Facility owing to them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or the D&S Agent in their respective capacities as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or the D&S Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Parent or any of its Subsidiaries; provided that no
                                                                --------
Bank shall be liable to the Administrative Agent or the D&S Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent or the D&S Agent, as the case may be. If any indemnity furnished to the Administrative Agent or the D&S Agent for any purpose shall, in the opinion of the Administrative Agent or the D&S Agent be insufficient or become impaired, the Administrative Agent or the D&S Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 12.07 shall survive the payment of all Obligations.

          12.08  The Administrative Agent and the D&S Agent in Their Individual
                 --------------------------------------------------------------
Capacities.  The Administrative Agent, the D&S Agent and their respective
----------
Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Parent, any Subsidiary of the Parent and any other Affiliates of the Parent as though the Administrative Agent were not the Administrative Agent hereunder and the D&S Agent were not the D&S Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent and the D&S Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent or the D&S Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent and the D&S Agent in their individual capacities.

          12.09  Successor Administrative Agent.  Upon the acceptance of any
                 ------------------------------
appointment as Administrative Agent hereunder by a successor Administrative Agent, the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any other Credit Document. After the retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement or any other Credit Document.

          12.10  Resignation by Administrative Agent.  (a)  The Administrative
                 -----------------------------------
Agent may resign from the performance of all its functions and duties hereunder or under any other Credit Document at any time by giving 15 Business Days' prior written notice to the Borrower, the Issuing Bank and the Banks. Such resignation shall take effect upon (x) the acceptance by a successor Administrative Agent of appointment pursuant to subsection (b) or (c) below or as otherwise provided below, and (y) the delivery to the successor Administrative Agent of any documents in the possession of the Administrative Agent that it is holding in such capacity.

          (b) Upon any such notice of resignation of the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent which, so long as no Event of Default shall have occurred and be continuing, shall be reasonably acceptable to the Borrower.

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the resigning Administrative Agent, with, so long as no Event of Default shall have occurred and be continuing, the consent (which shall not be unreasonably withheld or delayed) of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Required Banks may appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to subsection (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the resigning Administrative Agent, such Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          (e)    Notwithstanding anything to the contrary contained in this
Section 12, Indosuez, as Administrative Agent, may transfer its rights and obligations to perform all of its functions and duties hereunder to any Affiliate of it, which Affiliate is at least 50% owned, directly or indirectly, by Indosuez.

          (f) The Administrative Agent who has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation.

          Section 13.  The Parent Guaranty.
                       -------------------

          13.01  The Guaranty.  (a)  In order to induce the Banks and the
                 ------------
Issuing Bank to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Parent from the proceeds of the Loans and issuance of the Letters of Credit, the Parent hereby agrees with the Secured Creditors as follows: the Parent hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of each other Credit Party to the Banks, the Issuing Bank and the Agents under this Agreement and the other Credit

Documents and under each Interest Rate Protection or Other Hedging Agreement entered into by a Bank with the Borrower. If any or all of the indebtedness of any other Credit Party to the Banks, the Issuing Bank or the Agents becomes due and payable hereunder or under such other Credit Documents or Interest Rate Protection or Other Hedging Agreements, the Parent unconditionally promises to pay such indebtedness to the Secured Creditors, or to their order, on demand, together with any and all expenses which may be incurred by the Agents, the Issuing Bank or the Banks in collecting any of the indebtedness. The word "indebtedness" is used in this Section 13 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Credit Parties arising in connection with this Agreement or any other Credit Documents or under any Interest Rate Protection or Other Hedging Agreement with a Bank, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether any Credit Party may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

          (b) The Parent hereby unconditionally and irrevocably agrees that, in the event any payment shall be required to be made to the Secured Creditors under this Parent Guaranty, the Subsidiary Guaranty or any other guarantee, the Parent shall contribute, to the fullest extent permitted by applicable law, such amounts to each of the Subsidiaries of the Parent party to the Subsidiary Guaranty and each other guarantor as would maximize the aggregate amount paid to the Secured Creditors under or in respect of the Credit Documents.

          13.02  Bankruptcy.  Additionally, the Parent unconditionally and
                 ----------
irrevocably guarantees the payment of any and all indebtedness of each other Credit Party to the Banks, the Issuing Bank and the Agents whether or not due or payable by such Credit Party upon the occurrence of any of the events specified in Section 11.05, and unconditionally and irrevocably promises to pay such indebtedness to the Banks, the Issuing Bank, the Agents, or to their order, on demand, in lawful money of the United States.

          13.03  Nature of Liability.  The liability of the Parent hereunder is
                 -------------------
exclusive and independent of any security for or other guaranty of the indebtedness of the other Credit Party whether executed by the Guarantors, any other guarantor or by any other party, and the liability of the Parent hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of any Credit Party, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Credit Party, or
(e) any payment made to the Agents, the Issuing Bank or the Banks on the indebtedness that such Agents, the Issuing Bank or such Banks repay any Credit Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          13.04  Guaranty Absolute.  No invalidity, irregularity or
                 -----------------
unenforceability of all or any part of the indebtedness guaranteed hereby or of any security thereof shall affect, impair or be a defense to this Parent Guaranty, and this Parent Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances that might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the indebtedness guaranteed herein.

          13.05  Independent Obligation.  The Obligations of the Parent
                 ----------------------
hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Parent whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. The Parent waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any other Credit Party or other circumstance that operates to toll any statute of limitations as to such Credit Party shall operate to toll the statute of limitations as to the Parent.

          13.06  Authorization.  The Parent authorizes the Agents, the Issuing
                 -------------
Bank and the Banks without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Parent Guaranty shall apply to the indebtedness as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the indebtedness and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the indebtedness or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against any Credit Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, any Credit Party or other obligors;

          (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Credit Party to its creditors other than the Banks;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Credit Party to the Banks or the Issuing Bank regardless of what liability or liabilities of the Parent or any other Credit Party remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Parent from its liabilities under this Section 13.

          13.07  Reliance.  It is not necessary for the Agents, the Issuing Bank
                 --------
or the Banks to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          13.08  Subordination.  (a)  Any indebtedness of the Borrower now or
                 -------------
hereafter held by the Parent is hereby subordinated to the indebtedness of the Borrower to the Agents, the Issuing Bank and the Banks; and such indebtedness of the Borrower to the Parent, if the Administrative Agent (at the direction of the Required Banks), after an Event of Default has occurred, so requests, shall be collected, enforced and received by the Parent as trustee for the Banks, the Issuing Bank and the Agents and be paid over to the Banks, the Issuing Bank or the Agents on account of the indebtedness of the Borrower to the Banks, the Issuing Bank and the Agents, but without affecting or impairing in any manner the liability of the Parent under the other provisions of this Parent Guaranty. Prior to the transfer by the Parent of any note or negotiable instrument evidencing any indebtedness of the Borrower to the Parent, the Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

     (b) Any indebtedness of the Borrower now or hereafter held by the Parent is hereby subordinated to the indebtedness of the Borrower under the Senior Notes Indenture.

          13.09  Waiver.  (a)  The Parent waives any right to require the
                 ------
Agents, the Issuing Bank or the Banks to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Agents', the Issuing Bank's or the Banks' power whatsoever. The Parent waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Credit Party other than payment in full of the indebtedness. The Agents, the Issuing Bank and the Banks may, in accordance with the Credit Documents, at their election, foreclose on any security held by the Agents, the Issuing Bank or the Banks by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agents, the Issuing Bank and the Banks may have against any Credit Party or any other party, or any security, without affecting or impairing in any way the liability of the Parent hereunder except to the extent the indebtedness has been paid. The Parent waives any defense arising out of any such election by the Agents, the Issuing Bank and the Banks, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent against any Credit Party or any other party or any security.

          (b) The Parent waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurrence of new or additional indebtedness. The Parent assumes all responsibility for being and keeping itself informed of the each other Credit Party's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the indebtedness and the nature, scope and extent of the risks that the Parent assumes and incurs hereunder, and agrees that the Agents, the Issuing Bank and the Banks shall have no duty to advise the Parent of information known to them regarding such circumstances or risks.

          13.10  Guaranty Continuing.  This Parent Guaranty is a continuing one
                 -------------------
and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Issuing Bank, any of the Banks, any of the Agents, of any holder of any Note, or issuer of, or participant in, any Letter of Credit in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies that the Issuing Bank, any of the Banks, any of the Agents or any subsequent holder of a Note, or issuer of, or participant in, a Letter of Credit would otherwise have. No notice to or demand on the Parent in any case shall entitle the Parent to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Issuing Bank, any of the Banks, any of the Agents or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

          13.11  Binding Nature of Guaranties.  This Parent Guaranty shall be
                 ----------------------------
binding upon the Parent and its successors and assigns and shall inure to the benefit of the Issuing Bank, the Banks and their successors and assigns.

          13.12  Judgments Binding.  If claim is ever made upon the Issuing
                 -----------------
Bank, any of the Banks, any of the Agents, any subsequent holder of a Note or issuer of, or participant in, any Letter of Credit for repayment or recovery of any amount or amounts received in payment or on account of any of the indebtedness and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower) then and in such event the Parent agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Parent, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of any other Credit Party and the Parent shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          Section 14.  Subsidiary Guaranty.
                       -------------------

          14.01  The Subsidiary Guaranty.  (a)  In order to induce the Banks and
                 -----------------------
the Issuing Bank to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Subsidiary Guarantors from the proceeds of the Loans and the issuance of the Letters of Credit, the Subsidiary Guarantors hereby jointly and severally agree with the Secured Creditors as follows: each of the Subsidiary Guarantors hereby unconditionally and irrevocably guarantees as primary obligors and not merely as sureties the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of each other Credit Party to the Banks, the Issuing Bank and the Agents under this Agreement and the other Credit Documents and under each Interest Rate Protection or Other Hedging Agreement entered into by a Bank with the Borrower. If any or all of the indebtedness of any other Credit Party to the Banks, the Issuing Bank or the Agents becomes due and payable hereunder or under such other Credit Documents or Interest Rate Protection or Other Hedging Agreements, each of the Subsidiary Guarantors unconditionally promises to pay such indebtedness to the Secured Creditors, or to their order, on demand, together with any and all expenses which may be incurred by the Agents, the Issuing Bank or the Banks in collecting any of the indebtedness. The word "indebtedness" is used in this Section 14 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of Credit Parties arising in connection with this Agreement or any other Credit Documents or under any Interest Rate Protection or Other Hedging Agreement with a Bank, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether any Credit Party may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

          (b) Each of the Subsidiary Guarantors, and by its acceptance of this Subsidiary Guaranty, each of the Agents and each of the Secured Creditors, hereby confirms that it is the intention of all such Persons that this Subsidiary Guaranty and the Obligations of each of the Subsidiary Guarantors hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law covering the protection of creditors' rights or the relief of debtors to the extent applicable to this Subsidiary Guaranty and the Obligations of each of the Subsidiary Guarantors hereunder. To effectuate the foregoing intention, each of the Subsidiary Guarantors, each of the Agents and each of the Secured Creditors hereby irrevocably agrees that, solely with respect to the indebtedness of each of the Subsidiary Guarantors under this Subsidiary Guaranty that results from or arise out of its guarantee under subsection (a) of this Section 14.01 of the indebtedness of each other Credit Party under or in respect of the Credit Documents, such indebtedness shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, any rights to receive contributions from, or payments made by or on behalf of, the Parent in respect of the indebtedness of the Parent under the Parent Guaranty and the other Subsidiary Guarantors in respect of the indebtedness of such other Subsidiary Guarantors under the Subsidiary Guaranty, result in the indebtedness of such Subsidiary Guarantor under this Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

          (c) Each of the Subsidiary Guarantors hereby unconditionally and irrevocably agrees that, in the event any payment shall be required to be made to the Secured Creditors under this Subsidiary Guaranty, the Parent Guaranty or any other guarantee, such Subsidiary Guarantor shall contribute, to the fullest extent permitted by applicable law, such amounts to the Parent under the Parent Guaranty and each Subsidiary Guarantor and each other guarantor as would maximize the aggregate amount paid to the Secured Creditors under or in respect of the Credit Documents.

          14.02  Bankruptcy.  Additionally, the Subsidiary Guarantors
                 ----------
unconditionally and irrevocably guarantee, jointly and severally, the payment of any and all indebtedness of each other Credit Party to the Banks, the Issuing Bank and the Agents whether or not due or payable by such Credit Party upon the occurrence of any of the events specified in Section 11.05, and each of the Subsidiary Guarantors unconditionally and irrevocably promises to pay such indebtedness to the Banks, the Issuing Bank, the Agents, or to their order, on demand, in lawful money of the United States.

          14.03  Nature of Liability.  The liability of each of the Subsidiary
                 -------------------
Guarantors hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the other Credit Parties whether executed by the Guarantors, any other guarantor or by any other party, and the liability of the Subsidiary Guarantors hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or
(b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of any Credit Party, or
(c) any payment on or in reduction of any such other guaranty or undertaking, or
(d) any dissolution, termination or increase, decrease or change in personnel by any Credit Party, or (e) any payment made to the Agents, the Issuing Bank or the Banks on the indebtedness that such Agents, the Issuing Bank or such Banks repay any Credit Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Subsidiary Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04  Subsidiary Guaranty Absolute.  No invalidity, irregularity or
                 ----------------------------
unenforceability of all or any part of the indebtedness guaranteed hereby or of any security therefor shall affect, impair or be a defense to this Subsidiary Guaranty, and this Subsidiary Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances that might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the indebtedness guaranteed herein.

          14.05  Independent Obligation.  The obligations of each of the
                 ----------------------
Subsidiary Guarantors hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Subsidiary Guarantors whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. The Subsidiary Guarantors waive, to the fullest extent permitted by law, the benefit of any statue of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any other Credit Party or other circumstance that operates to toll any statute of limitations as to such Credit Party shall operate to toll the statute of limitations as to the Subsidiary Guarantors.

          14.06  Authorization.  Each of the Subsidiary Guarantors authorizes
                 -------------
the Agents, the Issuing Bank and the Banks without notice or demand, and without affecting or impairing their liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Subsidiary Guaranty shall apply to the indebtedness as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the indebtedness and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the indebtedness or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against any Credit Party or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Credit Party to its creditors other than the Banks;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Credit Party to the Banks and the Issuing Bank regardless of what liability or liabilities of the Subsidiary Guarantors or any other Credit Party remains unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Subsidiary Guarantors from their liabilities under this Section 14.

          14.07  Reliance.  It is not necessary for the Agents, the Issuing Bank
                 --------
or the Banks to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.08  Subordination.  (a)   Any indebtedness of the Borrower now or
                 -------------
hereafter held by the Subsidiary Guarantors is hereby subordinated to the indebtedness of the Borrower to the Agents, the Issuing Bank and the Banks, and such indebtedness of the Borrower to the Subsidiary Guarantors, if the Administrative Agent (at the direction of the Required Banks), after an Event of Default has occurred, so requests, shall be collected, enforced and received by the Subsidiary Guarantors as trustees for the Banks, the Issuing Bank and the Agents and be paid over to the Banks, the Issuing Bank and the Agents on account of the indebtedness of the Borrower to the Banks, the Issuing Bank and the Agents, but without affecting or impairing in any manner the liability of the Subsidiary Guarantors under the other provisions of this Subsidiary Guaranty.

          (b) Any indebtedness of the Borrower now or hereafter held by any Subsidiary Guarantor is hereby subordinated to the indebtedness of the Borrower under the Senior Notes Indenture.

          (c) Prior to the transfer by the Subsidiary Guarantors of any note or negotiable instrument evidencing any indebtedness of the Borrower to the Subsidiary Guarantors, the Subsidiary Guarantors shall mark such note or negotiable instrument with a legend that the same is subject to the subordination contained in the foregoing paragraphs (a) and (b).

          14.09  Waiver.  (a)  Each of the Subsidiary Guarantors waives any
                 ------
right to require the Agents, the Issuing Bank or the Banks to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Agents', the Issuing Bank's or the Banks' power whatsoever. Each of the Subsidiary Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Credit Party other than payment in full of the indebtedness. The Agents, the Issuing Bank and the Banks may, in accordance with the Credit Documents, at their election, foreclose on any security held by the Agents, the Issuing Bank or the Banks by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agents, the Issuing Bank and the Banks may have against any Credit Party or any other party, or any security, without affecting or impairing in any way the liability of the Subsidiary Guarantors hereunder except to the extent the indebtedness has been paid. Each of the Subsidiary Guarantors waives any defense arising out of any such election by the Agents, the Issuing Bank and the Banks, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Subsidiary Guarantors against any Credit Party or any other party or any security.

          (b) Each of the Subsidiary Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Subsidiary Guaranty, and notices of the existence, creation or incurrence of new or additional indebtedness. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of each other Credit Party's financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the indebtedness and the nature, scope and extent of the risks that each such Subsidiary Guarantor assumes and incurs hereunder, and each agrees that the Agents, the Issuing Bank and the Banks shall have no duty to advise the Subsidiary Guarantors of information known to them regarding such circumstances or risks.

          14.10  Subsidiary Guaranty Continuing.  This Subsidiary Guaranty is a
                 ------------------------------
continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any of the Banks, the Issuing Bank, any of the Agents, of any holder of any Note, or issuer of, or participant in, any Letter of Credit in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies that any of the Banks, the Issuing Bank, any of the Agents or any subsequent holder of a Note, or issuer of, or participant in, a Letter of Credit would otherwise have. No notice to or demand on any of the Subsidiary Guarantors in any case shall entitle any of the Subsidiary Guarantors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any of the Banks, the Issuing Bank, any of the Agents or any holder, creator or purchaser to any other or further action in any circumstances without notice or demand.

          14.11  Binding Nature of Guaranties.  This Subsidiary Guaranty shall
                 ----------------------------
be binding upon each of the Subsidiary Guarantors and each of their respective successors and assigns and shall inure to the benefit of the Banks, the Issuing Bank and each of their successors and assigns.

          14.12  Judgments Binding.  If claim is ever made upon any of the
                 -----------------
Banks, the Issuing Bank, any of the Agents, any subsequent holder of a Note or issuer of, or participant in, any Letter of Credit for repayment or recovery of any amount or amounts received in payment or on account of any of the indebtedness and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower) then and in such event each of the Subsidiary Guarantors agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Subsidiary Guarantors, notwithstanding any revocation hereof or the cancellation of any Note, or other instrument evidencing any liability of any other Credit Party, and each of the Subsidiary Guarantors shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          Section 15.  Miscellaneous.
                       -------------

          15.01  Payment of Expenses, Etc.  Each of the Parent and the Borrower
                 ------------------------
jointly and severally agrees to, whether or not the transactions contemplated herein or in the other Documents are consummated: (i) pay on demand all reasonable out-of-pocket costs and expenses of each of the Agents (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, modification, waiver or consent relating hereto or thereto (including, without limitation, all reasonable due diligence, collateral review, primary syndication, transportation, computer duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses), and of each of the Agents, the Issuing Bank and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and disbursements of counsel for each of the Agents and for each of the Banks and the Issuing Bank); (ii) pay and hold each of the Banks and the Issuing Bank harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks and the Issuing Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank or the Issuing Bank) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless each of the Agents, the Issuing Bank, each of the Banks, and each of their Affiliates and each of their respective officers, directors, employees, representatives, attorneys and agents (each an "Indemnitee") from and against any and all liabilities, obligations
          ----------
(including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on, asserted or awarded against any Indemnitee directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnitee or any Indemnitee is otherwise a party thereto) related to, or in connection with, the entering into and/or performance of this Agreement or any other Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents; or (b) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or at any time operated by the Parent or any of its Subsidiaries; or (c) any Environmental Claim relating in any way to the Parent or any of its Subsidiaries or any Real Property owned or at any time operated by the Parent or any of its Subsidiaries; or (d) the exercise of the rights of any of the Agents, the Issuing Bank and any of the Banks under any of the provisions of this Agreement, any Security Document, or any other Document or any Letter of Credit or any Loans hereunder; or (e) the consummation of any transaction contemplated herein (including, without limitation, the Transaction) or in any other Credit Document (collectively, the "Indemnified Matters") regardless of when such Indemnified
                    -------------------
Matter arises, but excluding any such Indemnified Matter which is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee's gross negligence or willful misconduct. Each Credit Party agrees not to assert any claim against any of the Agents, any of the Banks, the Issuing Bank or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Loans or the Letters of Credit, the Credit Documents or any of the transactions contemplated hereby. If any Credit Party fails to pay when due any costs, expenses or other amounts payable by it under any Credit Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Credit Party by any of the Agents or any of the Credit Parties, in its sole discretion.

          15.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank and the Issuing Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank or the Issuing Bank (including, without limitation, by branches and agencies of such Bank or the Issuing Bank wherever located) to or for the credit or the account of each Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank or the Issuing Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
Section 15.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Document, irrespective of whether or not such Bank or the Issuing Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          15.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, the Collateral Agent, the D&S Agent or any other Credit Party, to its address specified opposite its signature below; if to any Bank or to the Issuing Bank, to its address specified opposite its name below; and if to the Administrative Agent, to its Notice Office, or, as to any Credit Party or any of the Agents, to such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank and the Issuing Bank, to such other address as shall be designated by such Bank or the Issuing Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, facsimilied, or cabled or sent by overnight courier, be effective three Business Days after deposited in the mails, certified, return receipt requested, when delivered to the telegraph company, cable company or one day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device, except that notices and communications to any of the Agents shall not be effective until received by such Agent.

          15.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement; provided,
                           --------
however, that no Credit Party may assign or transfer any of its rights,
-------
obligations or interests hereunder or under any other Credit Document without the prior written consent of the Banks; and provided further that although any
                                            -------- -------
Bank may transfer, assign or grant participations in its rights, obligations and interests hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 15.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder; and provided further that no Bank shall transfer or grant any participation under
-------- -------
which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would: (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the Commitments in which such participant is participating over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute a change in the terms of such participation, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or
(iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Parent or the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) (A) pledge its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank or (B) in the case of any Term Loan Bank or any Revolving Loan Bank, assign all or a portion of its Loans or Commitments and related outstanding Obligations hereunder to its parent company and/or any Affiliate of such Bank which is at least 50% owned by such Bank or its parent company or one or more other Banks or (y) assign all or a portion equal to at least $5,000,000 (or such lesser amount as shall be acceptable to the Administrative Agent, in its sole discretion) or, if less, all of such Bank's Loans or Commitments in the aggregate for the assigning Bank or assigning Banks, of such Loans or Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees each of which assignees shall become a party to this Agreement as a Bank by execution of an assignment and assumption agreement substantially in the form of Exhibit G (appropriately completed); provided that:
                                                                  --------
(i) each such assignment with respect to any Facility shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of such Facility; (ii) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks; (iii) new Notes will be issued to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of

Section 2.05 to the extent needed to reflect the revised Commitments; (iv) the written consent of the Administrative Agent (which consent may be withheld by the Administrative Agent in its sole and absolute discretion) and, so long as no Event of Default shall have occurred and be continuing, the Borrower shall be required in connection with any assignment; (v) Saratoga shall at no time hold or be owed less than fifty percent (50%) of the sum of all of the Tranche B Loans and Tranche B Commitments held by it on the Restatement Effective Date and
(vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning Bank, the payment of a non-refundable assignment fee of $3,000. To the extent of any assignment pursuant to this Section 15.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. No transfer or assignment under this Section 15.04(b) will be effective until recorded by the Administrative Agent on the Register pursuant to Section 9.15. At the time of each assignment pursuant to this
Section 15.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii) Certificate) required by Section 5.04(b).


          15.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of any of the Agents, the Issuing Bank or any of the Banks or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Parent or the Borrower or any other Credit Party and any of the Agents, the Issuing Bank or any of the Banks or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any of the Agents, the Issuing Bank or any of the Banks or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any of the Agents, the Issuing Bank or any of the Banks or the holder of any Note to any other or further action in any circumstances without notice or demand.

          15.06  Payment Pro Rata.  (a)  The Administrative Agent agrees that
                 ----------------
promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations
      --- ----
with respect to which such payment was received.

          (b) Each Bank and each Agent agrees that, if it acquires custody, control or possession of any Collateral or Collateral Proceeds, contrary to the payment and application provisions of this Agreement, then such Bank or such Agent shall segregate such Collateral or Collateral Proceeds from other funds and property of such Bank or Agent and shall forthwith pay over to the Collateral Agent in the same form as so received (with any necessary endorsement), to be held as Collateral (in the case of non-cash Collateral) or to be applied (in the case of cash) to the Obligations in accordance with the application provisions of Section 5.02(B), Section 5.02(C) or Section 11.12, as applicable.

          (c) Each Bank and each Agent agrees that, if it receives any amount hereunder (whether by voluntary or mandatory payment or prepayment, by realization upon security, by exercise of the right of set-off or banker's lien, by counterclaim or cross-action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, or Fees, of a sum which, with respect to the related sum or sums received by the other Banks or Agents, is in a greater proportion than (x) the total amount of such Obligation then due and payable to such Bank or Agent under the provisions of this Agreement bears to (y) the total amount of such Obligation then due and payable to all of the Banks or Agents immediately prior to such receipt, then such Bank or Agent receiving such excess payment shall segregate such excess amount from other funds of such Bank or Agent and shall forthwith pay over to the Collateral Agent such excess in the same form as so received (with any necessary endorsement) to be applied to the Obligations in accordance with the application provisions of Section 5.02(B), Section 5.02(C) or Section 11.12, as applicable.

          15.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks and the Issuing Bank pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied throughout the periods involved
                ---------
(except as set forth in the notes thereto or as otherwise disclosed in writing by the Parent or the Borrower to the Banks and the Issuing Bank and except that accounting for inventory shall be made and prepared on a LIFO basis instead of a FIFO basis); provided that, except as otherwise specifically provided herein,
             --------
all computations of Excess Cash Flow and all computations determining compliance with Sections 10.04 and 10.08 through 10.11, including the definitions used therein, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements for the fiscal year of the Parent ended December 31, 1996 delivered to the Banks and the Issuing Bank pursuant to Section 8.05(a).

          (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 365 days or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable; provided, however, that
                                                        --------  -------
all computations of interest on Eurodollar Loans and Commitment Commission shall be made on the actual number of days elapsed over a year of 360 days.

          15.08  Effectiveness.  This Agreement shall be binding upon and inure
                 -------------
to the benefit of each of the Credit Parties, each of the Agents, the Issuing Bank and each of the Banks and their respective permitted successors and assigns.

          15.09  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          15.10  Amendment or Waiver.  (a)  Neither this Agreement nor any other
                 -------------------
Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; provided that no such
                --------
change, waiver, discharge or termination shall, without the consent of each Bank (with Obligations of the respective types being directly affected thereby): (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit or Unpaid Drawing beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof;
(ii) release all or substantially all of the Collateral (except as expressly provided in the respective Credit Documents); (iii) amend, modify or waive any provision of this Section 15.10; (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks; (v) reduce or limit the Obligations of any Guarantor owing to any of the Agents, the Issuing Bank or any of the Banks or release any Guarantor (provided that at such time as any Subsidiary Guarantor is sold in accordance with the terms of this Agreement, such Guarantor shall be automatically released from any and all obligations under the Subsidiary Guaranty); or (vi) consent to the assignment to transfer by the Parent or the Borrower or any other Credit Party of any of their rights and obligations under this Agreement; provided further that no such change, waiver,
                                  -------- -------
discharge or termination shall: (x) increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank) without the consent of such Bank; or
(y) without the consent of the Issuing Bank, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit; or (z) without the consent of the applicable Agent, amend, modify or waive any provision of Section 12 or any other provision relating to the rights or obligations of such Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause
(i) through (vi) of the first proviso to Section 15.10(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all such non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination; provided that the Borrower shall not have the right to replace a
             --------
Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to clauses (x) and
(y) of the second proviso to Section 15.10(a).

          (c)  Notwithstanding anything to the contrary contained above in this
Section 15.10, the Collateral Agent may enter into security documents to satisfy the requirements of Section 9.17 without the consent of the Required Banks.

          15.11  Required Tranche B Banks.  From and after the date which is 95
                 ------------------------
days after the occurrence of the Final Continuing Obligations Repayment, all references to Required Banks in this Agreement shall be deemed to refer to the Required Tranche B Banks; provided that if at any time after the Final
                          --------
Continuing

Obligations Repayment any Continuing Obligation becomes due and payable, then, for as long as any Continuing Obligations remain due and payable, all references to Required Banks in this Agreement shall have their original meaning.

          15.12  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 2.10. 2.11, 3.06, 5.04, 12.07 and 15.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans and Letters of Credit.

          15.13  Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

          15.14  Confidentiality.  (a)  Subject to the provisions of subsection
                 ---------------
(b) of this Section 15.14, each Bank and the Issuing Bank agrees that it shall use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such Person should have access to such information; provided
                                                                        --------
that such Persons shall be subject to the provisions of this Section 15.14 to the same extent as such Bank and the Issuing Bank) any information with respect to the Parent, the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Parent or the Borrower to the Banks or the Issuing Bank in writing as confidential; provided that any Bank or the Issuing Bank may
                                 --------
disclose any such information (i) as has become generally available to the public (other than through the release of such information by such Bank or the Issuing Bank in violation of this Section 15.14), (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or the Issuing Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank or the Issuing Bank, (v) to the Collateral Agent to the extent reasonably required in connection with the exercise of any remedy hereunder and (vi) to any prospective or actual transferee or participant which receives such information having been made aware of the confidential nature thereof in connection with any contemplated transfer of or participation in any of the Loans or Commitments or any interest therein by such Bank.

          (b) The Credit Parties hereby acknowledge and agree that each Bank and the Issuing Bank may share with any of its Affiliates any information related to the Credit Parties or any of their Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Parent, the Borrower or any of their respective Subsidiaries; provided such
                                                                  --------
Persons shall be subject to the provisions of this Section 15.14 to the same extent as such Bank and the Issuing Bank).

          15.15  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                 -----------------------------------------------------------
JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
----------
AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH

RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS NATIONAL CORPORATE RESEARCH, LTD. WITH OFFICES ON THE DATE HEREOF AT 225 W. 34TH STREET, NEW YORK, NEW YORK, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY OF THE AGENTS UNDER THIS AGREEMENT, ANY OF THE BANKS, THE ISSUING BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN SUBSECTION (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF ANY OF THE AGENTS OR ANY OF THE BANKS OR THE ISSUING BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          15.16  Priority of Security Interests.  Any reference in this Credit
                 ------------------------------
Agreement or in any other Credit Document to the creation or grant, pursuant to any Security Document, of a second priority security interest in the Collateral in favor of the Collateral Agent for the benefit of the Secured Creditors holding Tranche B Obligations, shall mean that such security interest is intended to be a perfected security interest junior in priority only to the first priority security interest, granted pursuant to a Security Document, in the Collateral granted to the Collateral Agent for the benefit of the Secured Creditors holding Continuing Obligations.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address of chief place of business and
--------------------------------------
chief executive office and for notices:
--------------------------------------

c/o Saratoga Partners III, L.P.         SCOVILL HOLDINGS INC.
535 Madison Avenue
New York, New York  10022
Telephone: (212) 906-7000
Facsimile: (212) 750-3343                    By ___________________________
                                             Name:
                                             Title:

P.O. Box 44                             SCOVILL FASTENERS INC.
Highway 385 South/
441 Business
Clarkesville, GA  30523
Telephone: (706) 754-4181                    By ___________________________
Facsimile: (706) 754-3158                       Name:
                                             Title:

P.O. Box 44                             PCI GROUP, INC.
Highway 385 South/
441 Business
Clarkesville, GA  30523
Telephone: (706) 754-4181                    By ___________________________
Facsimile: (706) 754-3158                       Name:
                                             Title:

P.O. Box 44                             RAU FASTENER COMPANY, L.L.C.
Highway 385 South/
441 Business
Clarkesville, GA  30523
Telephone: (706) 754-4181                    By ___________________________
Facsimile: (706) 754-3158                      Name:
                                             Title:

P.O. Box 44                             SCOMEX, INC.
Highway 385 South/
441 Business
Clarkesville, GA  30523
Telephone: (706) 754-4181                    By ___________________________
Facsimile: (706) 754-3158                      Name:
                                             Title:

1211 Avenue of the Americas             CREDIT AGRICOLE INDOSUEZ
New York, New York  10036                   Individually and as Administrative
Telephone: (212) 278-2226
Facsimile: (212) 278-2203

                                        By ___________________________________
                                           Name:
                                           Title:



                                        By ___________________________________
                                           Name:
                                           Title:

677 Washington Boulevard                   UBS AG, Individually and as D&S
                                        Agent
Stamford, Connecticut  06912-0305          STAMFORD BRANCH,
Telephone: (212) 719-2300
Facsimile: (212) 719-1000

                                        By ___________________________________
                                           Name:
                                           Title:



                                        By ___________________________________
                                           Name:
                                           Title:


1211 Avenue of the Americas             INDOSUEZ CAPITAL FUNDING IV, L.P.
New York, New York 10036                   By: INDOSUEZ CAPITAL, as Portfolio
Telephone: (212) 278-2226                  Advisor
Facsimile: (212) 278-2203

                                        By ___________________________________
                                           Name:
                                           Title:

Two Renaissance Square                   PILGRIM PRIME RATE TRUST
40 North Central Avenue, Suite 1200      By: PILGRIM INVESTMENTS, INC.,
Phoenix, AZ 85004-4424                   as its Investment Manager
Telephone: (604) 417-8212
Facsimile: (604) 417-8327

                                         By  __________________________________
                                             Name:
                                             Title:

One State Street, 9/th/ Floor            IBJ WHITEHALL BANK & TRUST
New York, New York 10004                     COMPANY (f/k/a IBJ Schroder Bank &
Telephone: (212) 858-2255                    Company)
Facsimile: (212) 858-2768

                                         By  __________________________________
                                             Name:
                                             Title:

4900 Rte 70                              SUMMIT BANK
Pennsauken, NJ 08109
Telephone: (609) 486-4123
Facsimile: (609) 486-4129

                                         By  __________________________________
                                             Name:
                                             Title:

200 Glastonbury Blvd.                    FLEET BUSINESS CREDIT
Glastonbury, CT 06033                    CORPORATION
Telephone: (860) 657-7716
Facsimile: (860) 657-7759

                                         By  __________________________________
                                             Name:
                                             Title:

535 Madison Avenue                           SARATOGA PARTNERS III, L.P.
New York, NY 10021                       By: Saratoga Management Company LLC,
Attn: Kirk R. Ferguson                        its Investment Manager
Telephone: (212) 906-7350
Facsimile: (212) 750-3343

                                         By  __________________________________
                                             Name:
                                             Title:

535 Madison Avenue                           SARATOGA PARTNERS III, C.V.
New York, NY 10021                       By: Selinus Corporation III, N.V.,
Attn: Kirk R. Ferguson                       its General Partner
Telephone: (212) 906-7350
Facsimile: (212) 750-3343

                                         By  __________________________________
                                             Name:
                                             Title:

c/o Moore Capital Management Inc.        REMINGTON INVESTMENT STRATEGIES, L.P.
1251 Avenue of the Americas, 53/rd/ Fl.  By: Moore Capital Advisors, L.L.C.,
New York, NY 10020                              its General Partner
Attn: Alan N. Colner
Telephone: (212) 782-7017
Facsimile: (212) 382-9813

                                         By  __________________________________
                                             Name:
                                             Title:

c/o Moore Capital Management Inc.        WLD Equity Partners 1999, Limited
1251 Avenue of the Americas, 53/rd/ Fl.  Partnership
New York, NY 10020                       By: WLD Equity Partners 1999 GP, Inc.,
Attn: Alan N. Colner                          its General Partner
Telephone: (212) 782-7017
Facsimile: (212) 382-9813

                                         By  __________________________________
                                             Name:
                                             Title:

660 Madison Avenue                           CO-INVESTMENT PARTNERS, L.P.
New York, NY 10021                       By: CIP Partners LLC,
Attn: Christian A. Melhado                    its General Partner
Telephone: (212) 754-0411
Facsimile: (212) 754-1494

                                         By  __________________________________
                                             Name:
                                             Title:

660 Madison Avenue                           MOORE GLOBAL INVESTMENTS, LTD.
New York, NY 10021                       By: Moore Capital Management, Inc.,
Telephone: (212) 754-0411                           its Trading Advisor
Facsimile: (212) 754-1494

                                         By  __________________________________
                                             Name:
                                             Title:

             Schedules and Exhibits are intentionally omitted and
                        will be provided upon request.